LOAN AND SECURITY AGREEMENT
among
OPORTUN PLW TRUST,
as Borrower,
OPORTUN PLW DEPOSITOR, LLC,
as Depositor,
OPORTUN, INC.,
as Seller,
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
as Lenders,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent, Paying Agent, Securities Intermediary and Depositary Bank
dated as of September 8, 2021

Certain information identified with brackets ([****]) has been excluded from this exhibit because such information is both (i) not material and (ii) competitively harmful if publicly disclosed

Exhibits A-H and Schedules I-IV to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

ARTICLE I.    DEFINITIONS    1

SECTION 1.1    Certain Defined Terms    1
SECTION 1.2    Other Definitional Provisions    46

ARTICLE II.    ADVANCES AND FACILITY LOANS; COLLATERAL    47
SECTION 2.1    Advances    47
SECTION 2.2    Extension of Scheduled Amortization Period Commencement Date    49
SECTION 2.3    Reduction of Maximum Principal Amount    49
SECTION 2.4    Repayments and Prepayments    50
SECTION 2.5    Broken Funding    50
SECTION 2.6    Fees    50
SECTION 2.7    Grant of Security Interest    51
SECTION 2.8    Takeouts    52
SECTION 2.9    Removed Receivables    53
SECTION 2.10    Release of Collateral    53

ARTICLE III.    CLOSING; COLLECTIONS, ALLOCATIONS AND PAYMENTS; REPORTING    54
SECTION 3.1    Closing    54
SECTION 3.2    Transactions to be Effected at the Closing    54
SECTION 3.3    Rights of Lenders    54
SECTION 3.4    Collection of Money    55
SECTION 3.5    Establishment of Accounts    55
SECTION 3.6    Collections and Allocations    57
SECTION 3.7    Determination of Monthly Interest; LIBOR Notification    59
SECTION 3.8    Monthly Payments    61
SECTION 3.9    Servicer’s Failure to Make a Deposit or Payment    63
SECTION 3.10    Determination of One-Month LIBOR    64
SECTION 3.11    Distributions    66
SECTION 3.12    Monthly Statement    66
SECTION 3.13    Borrower Payments    69
SECTION 3.14    Appointment of Paying Agent    69
SECTION 3.15    Paying Agent to Hold Money in Trust    70

ARTICLE IV.    CONDITIONS PRECEDENT    71
SECTION 4.1    Conditions Precedent to Effectiveness    71
SECTION 4.2    Conditions Precedent to each Advance    74

ARTICLE V.    REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE DEPOSITOR AND THE BORROWER    74
SECTION 5.1    Representations, Warranties and Covenants of the Seller, the Depositor and the Borrower    74
SECTION 5.2    Reaffirmation of Representations and Warranties by the Borrower    82

ARTICLE VI.    COVENANTS    82
SECTION 6.1    Money for Payments to be Held in Trust    82
SECTION 6.2    Affirmative Covenants of the Borrower    82
SECTION 6.3    Negative Covenants of the Borrower    87
SECTION 6.4    Further Instruments and Acts    91
SECTION 6.5    Appointment of Successor Servicer    91
SECTION 6.6    Perfection Representations    91
SECTION 6.7    Monthly Statement; Notice of Adverse Effect    91
SECTION 6.8    Further Assurances    91
SECTION 6.9    Modifications to Transaction Documents    91
SECTION 6.10    Expenses    92
SECTION 6.11    Reorganizations and Transfers    92
SECTION 6.12    Custodial Acknowledgement Agreement    92

ARTICLE VII.    RAPID AMORTIZATION EVENTS; EVENTS OF DEFULT; REMEDIES    92
SECTION 7.1    Rapid Amortization Events    92
SECTION 7.2    Events of Default    93
SECTION 7.3    Rights of the Collateral Agent Upon Events of Default    96
SECTION 7.4    Collection of Indebtedness and Suits for Enforcement by Collateral Agent    97
SECTION 7.5    Remedies    99
SECTION 7.6    Waiver of Past Events    100
SECTION 7.7    [Reserved]    100
SECTION 7.8    Unconditional Rights of Lenders to Receive Payment; Withholding Taxes    100
SECTION 7.9    Restoration of Rights and Remedies    101
SECTION 7.10    The Collateral Agent May File Proofs of Claim    101
SECTION 7.11    Priorities    102
SECTION 7.12    Undertaking for Costs    102
SECTION 7.13    Rights and Remedies Cumulative    102
SECTION 7.14    Delay or Omission Not Waiver    102
SECTION 7.15    Control by Lenders    v
SECTION 7.16    Waiver of Stay or Extension Laws    103
SECTION 7.17    Action on Facility Loans    103
SECTION 7.18    Performance and Enforcement of Certain Obligations    103
SECTION 7.19    Reassignment of Surplus    104
SECTION 7.20    Class B Lender Purchase Option    104

ARTICLE VIII.    INDEMNIFICATION    106
SECTION 8.1    Indemnification    106
SECTION 8.2    Increased Costs    108
SECTION 8.3    Indemnity for Taxes    110
SECTION 8.4    Other Costs, Expenses and Related Matters    111

ARTICLE IX.    THE COLLATERAL AGENT    112
SECTION 9.1    Duties of the Collateral Agent    112
SECTION 9.2    Rights of the Collateral Agent    115
SECTION 9.3    Collateral Agent Not Liable for Recitals    120
SECTION 9.4    Individual Rights of the Collateral Agent    120
SECTION 9.5    Notice of Defaults    120
SECTION 9.6    Compensation    120
SECTION 9.7    Replacement of the Collateral Agent    121
SECTION 9.8    Successor Collateral Agent by Merger, etc.    122
SECTION 9.9    Eligibility: Disqualification.    122
SECTION 9.10    Appointment of Co-Collateral Agent or Separate Collateral Agent.    123
SECTION 9.11    [Reserved]    124
SECTION 9.12    Taxes    124
SECTION 9.13    [Reserved]    124
SECTION 9.14    Suits for Enforcement    124
SECTION 9.15    Reports by Collateral Agent to Lenders    125
SECTION 9.16    Representations and Warranties of Collateral Agent    125
SECTION 9.17    The Borrower Indemnification of the Collateral Agent    125
SECTION 9.18    Collateral Agent’s Application for Instructions from the Borrower    126
SECTION 9.19    [Reserved]    126
SECTION 9.20    Maintenance of Office or Agency    126
SECTION 9.21    Concerning the Rights of the Collateral Agent    126
SECTION 9.22    Direction to the Collateral Agent    126

ARTICLE X.    MISCELLANEOUS    126
SECTION 10.1    Amendments    126
SECTION 10.2    Notices    127
SECTION 10.3    No Waiver; Remedies    128
SECTION 10.4    Binding Effect; Assignability    129
SECTION 10.5    Confidentiality    130
SECTION 10.6    GOVERNING LAW; JURISDICTION    130
SECTION 10.7    Wavier of Trial by Jury    130
SECTION 10.8    Lending Decision    131
SECTION 10.9    Execution in Counterparts; Electronic Execution    131
SECTION 10.10    No Recourse    131
SECTION 10.11    Survival    132
SECTION 10.12    Recourse    132
SECTION 10.13    Waiver of Special Damages    132
SECTION 10.14    Right of Setoff    132
SECTION 10.15    Severability    132
SECTION 10.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    132
SECTION 10.17    Recognition of the U.S. Special Resolution Regimes    133
SECTION 10.18    Intercreditor Agreement    134

SECTION 10.19    Return of Certain Payments    134
SECTION 10.20    Entire Agreement    135
SECTION 10.21    Owner Trustee Limitation of Liability    135
SECTION 10.22    Multiple Capacities    136

SCHEDULES AND EXHIBITS

Exhibit A    Form Borrowing Notice
Exhibit     B    Form of Monthly Statement
Exhibit     C    Form of Permitted Takeout Release
Exhibit     D    [Reserved]
Exhibit     E    Form of Lien Release
Exhibit F    Form Assignment Agreement
Exhibit     G    Form of Intercreditor Agreement
Exhibit H    Form Custodial Acknowledgement Agreement
Schedule I    Lenders and Commitments
Schedule II    Perfection Representations, Warranties and Covenants
Schedule III    List of Proceedings
Schedule IV    Place of Business and List of Trade Names

        LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 8, 2021, among OPORTUN PLW TRUST, as the Borrower (the “Borrower”), OPORTUN PLW DEPOSITOR, LLC, as the depositor (the “Depositor”), OPORTUN, INC., as the seller (the “Seller”), the Lenders party hereto from time to time and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”), as paying agent (in such capacity, the “Paying Agent”), as securities intermediary (in such capacity, the “Securities Intermediary”), and as depositary bank (in such capacity, the “Depositary Bank”).
RECITALS
WHEREAS, the Borrower is acquiring, and may acquire from time to time, from the Depositor all right, title and interest in certain Loans and Related Rights pursuant to the Transfer Agreement;
WHEREAS, to fund its obligations to purchase such Loans and Related Rights under the Transfer Agreement, the Borrower may from time to time request Advances from the Lenders and the Lenders shall make such Advances to the Borrower, in each case subject to the terms and conditions of this Agreement;
NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS
SECTION I.1Certain Defined Terms. The following terms shall have the following meanings:
“Active Emergency Hardship Deferment Receivable” means any Receivable with respect to which (i) one or more payments has been deferred and added to the end of the loan payment schedule related to such Receivable, (ii) such deferment was as a result of an Emergency and (iii) such deferment was otherwise in accordance with the Credit and Collection Policies; provided that such Receivable shall no longer be considered an Active Emergency Hardship Deferment Receivable upon the earlier to occur of (a) the payment by the related Obligor of the equivalent of one full monthly payment (if on a monthly payment schedule) or two full semi-monthly or bi-weekly payments (if on a semi-monthly or bi-weekly payment schedule) during the period beginning on the date such deferment was granted and ending fifteen (15) days after the expiration of such deferment for a monthly payment schedule loan and thirty (30) days after the expiration of such deferment for a semi-monthly or bi-weekly schedule loan and (b) such Receivable becoming a Rewritten Receivable or a Defaulted Receivable. For the avoidance of doubt, an Active Emergency Hardship Deferment Receivable is not a Re-Aged Receivable.
“Additional Originator” shall have the meaning specified in the Transfer Agreement; provided that the designation of any Additional Originator other than Oportun Bank shall require the prior written consent of all Lenders.
“Administrator” shall mean the Person acting in such capacity from time to time pursuant to and in accordance with the Trust Agreement, which shall initially be PF Servicing, LLC.
“Administrator Order” means a written order or request signed in the name of the Administrator by any one of its Responsible Officers and delivered to the Collateral Agent or the Paying Agent.
“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in accordance with its proprietary scoring method.
“Advance” means a Class A Advance or a Class B Advance.
“Advance Amount” means the amount requested by the Borrower to be funded by the Lenders on an Advance Date.
“Advance Date” means the date on which each Advance occurs.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.
“Agent” means any Registrar or Paying Agent.
“Aggregate Class A Loan Principal” means, on any date of determination, the outstanding principal amount of all Class A Loans, which shall equal the Class A Initial Principal Amount, plus the aggregate amount of any Class A Advances made prior to such date, minus the aggregate amount of principal payments (including, without limitation, any Prepayments) made to Class A Lenders prior to such date.
“Aggregate Class B Loan Principal” means, on any date of determination, the outstanding principal amount of all Class B Loans, which shall equal the Class B Initial Principal Amount, plus the aggregate amount of any Class B Advances made prior to such date, minus the aggregate amount of principal payments (including, without limitation, any Prepayments) made to Class B Lenders prior to such date.
“Aggregate Facility Loan Principal” means, on any date of determination, the sum of the Aggregate Class A Loan Principal and the Aggregate Class B Loan Principal as of such date.
“Alternative Rate” means, for any day, the sum of a per annum rate equal to the sum of (i) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)” and (ii) 0.50%. If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Controlling Class of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Controlling Class.
“Amortization Period” means the period commencing on the date on which the Revolving Period ends and ending on the Facility Termination Date.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the applicable Oportun Entity concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the applicable Oportun Entity concerning or relating to anti-money laundering, including the USA PATRIOT Act of 2001, as amended.
“Applicable Margin” has the meaning specified in the applicable Fee Letter, as notified by the Borrower to the Back-Up Servicer, the Collateral Agent, the Agents and the Servicer in writing.
“Assignment Agreement” means, an assignment agreement delivered pursuant to this Agreement, in substantially the form of Exhibit F hereto or in such other form as shall be agreed to by the parties thereto.
“Available Funds” means, with respect to any Monthly Period, any Collections received by the Servicer during such Monthly Period and deposited into the Collection Account no later than the third Business Day following the end of such Monthly Period.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date.
“Back-Up Servicer” has the meaning specified in the Servicing Agreement.
“Back-Up Servicing Agreement” has the meaning specified in the Servicing Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Sponsored Lender” means each Lender identified as a “Bank Sponsored Lender” related to a Committed Lender on Schedule I or in the Assignment Agreement or other agreement pursuant to which it became a Lender.
“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code, as amended.

“Benchmark” means, initially, One-Month LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to One-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 3.10.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Controlling Class for the applicable Benchmark Replacement Date:
(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3) the sum of: (a) the alternate benchmark rate that has been selected by the Controlling Class and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Controlling Class in their reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
The Controlling Class shall use commercially reasonable efforts to satisfy any applicable IRS guidance, including Proposed Treasury Regulation 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income Tax purposes of any Facility Loan hereunder.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Controlling Class:
(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and
(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Controlling Class and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Controlling Class in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Controlling Class decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Controlling Class decides that adoption of any portion of such market practice is not administratively feasible or if the Controlling Class determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Controlling Class decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or component thereof) continues to be provided on such date; or
(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.10(c); or
(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Borrower has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Controlling Class.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.10.
“Beneficiary” has the meaning specified in the Trust Agreement.
“Bid Standards” has the meaning specified in Section 7.5(e).
“Bidders” has the meaning specified in Section 7.5(e).
“Block Event” means an event or circumstance that, after the giving of notice or lapse of time or both, would give rise to an Event of Default, Rapid Amortization Event or Servicer Default.
“Borrower” is defined in the Preamble.
“Borrower Distributions” has the meaning specified in Section 3.6(b).

“Borrower Order” and “Borrower Request” means a written order or request signed in the name of the Borrower by any one of its Responsible Officers and delivered to the Collateral Agent or the Paying Agent.
“Borrowing Base Shortfall” means the sum of the Class A Borrowing Base Shortfall and the Class B Borrowing Base Shortfall.
“Borrowing Notice” means a written notice of an Advance in the form of Exhibit A hereto.
“Breakage Amounts” has the meaning specified in Section 2.5.
“Business Day” means any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of California, Florida, Illinois, Missouri, New York or Texas are authorized or obligated by Law to be closed.
“Calculation Agent” means the party designated as such by the Borrower from time to time, with the written consent of the Controlling Class; initially, the initial Servicer.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Cash Equivalents” means (a) securities with maturities of one hundred twenty (120) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one hundred twenty (120) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” means any of the following:
(a)    with respect to Oportun Financial Corporation:
(i)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting power of the then outstanding Capital Stock of Oportun Financial Corporation entitled to vote generally in the election of the directors of Oportun Financial Corporation; or
(ii)     Oportun Financial Corporation consolidates with or merges into another corporation (other than a Subsidiary of Oportun Financial Corporation or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Oportun Financial Corporation), or any corporation (other than a Subsidiary of Oportun Financial Corporation) consolidates with or merges into Oportun Financial Corporation, in either event pursuant to a transaction in which the outstanding Capital Stock of Oportun Financial Corporation is reclassified or changed into or exchanged for cash, securities or other property;
(b)    the failure of Oportun Financial Corporation to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien; or
(c)    the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the initial Servicer, Oportun, LLC, the Depositor and the Borrower, in each case free and clear of any Lien.
“Class” means each class of Facility Loans provided for under this Agreement.
“Class A Additional Interest” has the meaning specified in Section 3.7(a).
“Class A Advance” has the meaning specified in Section 2.1(a).
“Class A Advance Rate” means 80.0%.
“Class A Aggregate Unused Commitment” means, at any time, an amount equal to (i) the Class A Maximum Principal Amount at such time, minus (ii) the Aggregate Class A Loan Principal at such time.
“Class A Borrowing Base Amount” means, on any date of determination, the product of (i) the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded) and (ii) the Class A Advance Rate.
“Class A Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the Class A Loan Principal, over (ii) the Class A Borrowing Base Amount.

“Class A Deficiency Amount” has the meaning specified in Section 3.7(a).
“Class A Fee Letter” means the letter agreement, dated as of September 8, 2021, among the Borrower and the Class A Lenders.
“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Loans on the Closing Date, which was $350,224,000.
“Class A Lender” means a Lender with respect to a Class A Loan, as identified on Schedule I hereto.
“Class A Lender Interest Purchase Amount” has the meaning specified in Section 7.20(a).
“Class A Lender Interests” has the meaning specified in Section 7.20(a).
“Class A Loan Principal” means, on any date of determination and with respect to any Class A Loan, the outstanding principal amount of such Class A Loan.
“Class A Loan Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the Benchmark on such day (or if the Alternative Rate applies on such day pursuant to Section 3.10, the Alternative Rate), plus (ii) the Applicable Margin, plus, if applicable, (iii) (x) during the Amortization Period or if a Rapid Amortization Event has occurred (so long as an Event of Default has not occurred), 1.00%, or (y) if an Event of Default has occurred, 3.00%.
“Class A Loans” means the loans funded by the Class A Advances made by the Class A Lenders.
“Class A Maximum Principal Amount” means $533,333,333.
“Class A Monthly Interest” has the meaning specified in Section 3.7(a).
“Class A Unused Commitment” means, at any time, and with respect to any Class A Lender, an amount equal to (i) the Commitment of such Class A Lender at such time, minus (ii) the Class A Loan Principal of such Class A Lender’s Class A Loan at such time; provided that, with respect to any Committed Lender with a related Bank Sponsored Lender, such Committed Lender and its related Bank Sponsored Lender will be considered together for purposes of this determination.
“Class A Unused Fee” has the meaning specified in the Class A Fee Letter, as notified by the Borrower to the Back-Up Servicer and the Servicer in writing.
“Class B Additional Interest” has the meaning specified in Section 3.7(b).
“Class B Advance” has the meaning specified in Section 2.1(a).
“Class B Advance Rate” means 90.0%.

“Class B Aggregate Unused Commitment” means, at any time, an amount equal to (i) the Class B Maximum Principal Amount at such time, minus (ii) the Aggregate Class B Loan Principal at such time.
“Class B Borrowing Base Amount” means, on any date of determination (i) prior to a Class B Paydown Event, (a) the product of (I) the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded) and (II) the Class B Advance Rate, minus (b) the Class A Loan Principal, and (ii) following the occurrence of a Class B Paydown Event, zero.
“Class B Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the Class B Loan Principal, over (ii) the Class B Borrowing Base Amount.
“Class B Deficiency Amount” has the meaning specified in Section 3.7(b).
“Class B Fee Letter” means the letter agreement, dated as of September 8, 2021, among the Borrower and the Class B Lenders.
“Class B Initial Principal Amount” means the aggregate initial principal amount of the Class B Loans on the Closing Date, which was $43,778,000.
“Class B Lender” means a Lender with respect to a Class B Loan, as identified on Schedule I hereto.
“Class B Loan Principal” means, on any date of determination and with respect to any Class B Loan, the outstanding principal amount of such Class B Loan.
“Class B Loan Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the Benchmark on such day (or if the Alternative Rate applies on such day pursuant to Section 3.10, the Alternative Rate), plus (ii) the Applicable Margin, plus, if applicable, (iii) (x) during the Amortization Period or if a Rapid Amortization Event has occurred (so long as an Event of Default has not occurred), 1.00%, or (y) if an Event of Default has occurred, 3.00%.
“Class B Loans” means the loans funded by the Class B Advances made by the Class B Lenders.
“Class B Maximum Principal Amount” means $66,666,667.
“Class B Monthly Interest” has the meaning specified in Section 3.7(b).
“Class B Paydown Event” means the determination by a federal regulator that the Class B Loans, or any interest therein, constitute “ownership interests” in a “covered fund,” each as defined in the Volcker Rule.
“Class B Purchase Option” has the meaning specified in Section 7.20(a).

“Class B Purchase Option Exercise Date” has the meaning specified in Section 7.20(a).
“Class B Purchase Option Notice” has the meaning specified in Section 7.20(a).
“Class B Purchase Option Period” has the meaning specified in Section 7.20(a).
“Class B Purchase Option Termination Date” has the meaning specified in Section 7.20(a).
“Class B Purchase Option Trigger” has the meaning specified in Section 7.20(a).
“Class B Unused Commitment” means, at any time, and with respect to any Class B Lender, an amount equal to (i) the Commitment of such Class B Lender at such time, minus (ii) the Class B Loan Principal of such Class B Lender’s Class B Loan at such time; provided that, with respect to any Committed Lender with a related Bank Sponsored Lender, such Committed Lender and its related Bank Sponsored Lender will be considered together for purposes of this determination.
“Class B Unused Fee” has the meaning specified in the Class B Fee Letter, as notified by the Borrower to the Back-Up Servicer and the Servicer in writing.
“Closing” has the meaning specified in Section 3.1.
“Closing Date” means September 8, 2021.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.
“Collateral” has the meaning specified in Section 2.7.
“Collateral Agent” means initially Wilmington Trust, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor Collateral Agent appointed in accordance with this Agreement.
“Collateral Trustee” means initially Wilmington Trust, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor Collateral Trustee appointed in accordance with the provisions of the Intercreditor Agreement.
“Collection Account” has the meaning specified in Section 3.5(a).
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the

Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Collateral.
“Commission” means the U.S. Securities and Exchange Commission, and its successors.
“Committed Lender” means each Lender identified as a “Committed Class A Lender” or a “Committed Class B Lender” on Schedule I or in the Assignment Agreement or other agreement pursuant to which it became a Lender.
“Commitment” means, with respect to any Committed Lender, the amount set forth on Schedule I or in the Assignment Agreement or other agreement pursuant to which it became a Committed Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement.
“Concentration Limits” shall be deemed breached if any of the following is true on any date of determination:
(i)the aggregate Outstanding Receivables Balance of all Rewritten Receivables and Re-Aged Receivables that are Eligible Receivables exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(ii)the weighted average fixed interest rate of all Eligible Receivables is less than 27.0%;
(iii)the weighted average original term to maturity of all Eligible Receivables exceeds forty-three (43) months;
(iv)the aggregate Outstanding Receivables Balance of all Eligible Receivables that are not Renewal Receivables exceeds 35.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(v)the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than or equal to $800 exceeds 5.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(vi)the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than or equal to $1,600 exceeds 10.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(vii)the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than or equal to $3,000 exceeds 25.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(viii)the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than or equal to $6,000 exceeds 65.0% of the Outstanding Receivables Balance of all Eligible Receivables;

(ix)the aggregate Outstanding Receivables Balance of all Eligible Receivables that are not Renewal Receivables with Original Receivables Balances of greater than $6,000 exceeds 5.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(x)the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligor of which has no (or a zero) credit score) is less than: (x) ADS Score: 700, (y) PF Score: 640 and (z) VantageScore: 600;
(xi)the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following respective credit score buckets: (x) ADS Score: less than or equal to 560 (the “ADS Score Threshold”), (y) PF Score: less than or equal to 500 (the “PF Score Threshold”) and (z) VantageScore: less than or equal to 520 (the “VantageScore Threshold”) exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xii)the sum (with duplication) of (x) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the ADS Score Threshold, plus (y) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the PF Score Threshold, plus (z) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the VantageScore Threshold, exceeds 9.75% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xiii)the aggregate Outstanding Receivables Balance of all Eligible Receivables that have an annual percentage rate greater than or equal to 60.0% exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xiv)the aggregate Outstanding Receivables Balance of all Eligible Receivables relating to Legacy Loans exceeds 10% of the Outstanding Receivables Balance of all Eligible Receivables;
(xv)the aggregate Outstanding Receivables Balance of all Eligible Receivables relating to Secured Personal Loans exceeds 10.0% of the Outstanding Receivables Balance of all Eligible Receivables;
(xvi)the aggregate Outstanding Receivables Balance of all Deferment Receivables that are Eligible Receivables and have received a payment deferment during the Monthly Period preceding such date of determination exceeds 1.0% of the aggregate Outstanding Receivable Balance of all Eligible Receivables;
(xvii)aggregate Outstanding Receivables Balance of all Active Emergency Hardship Deferment Receivables that are Eligible Receivables exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(xviii)the aggregate Outstanding Receivables Balance of all Eligible Receivables subject to a Temporary Reduction in Payment Plan exceeds 5.0% of the Outstanding Receivables Balance of all Eligible Receivables; or

(xix)[****]
“Consolidated Parent” means initially, Oportun Financial Corporation, a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Continuing Lender” has the meaning specified in Section 2.2.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control Agreement” means the Deposit Account Control Agreement, dated as of June 28, 2013, among the initial Servicer, Deutsche Bank Trust Company Americas, as collateral trustee, Oportun and Bank of America, N.A., as supplemented by the Notice of Assignment, dated as of December 7, 2018, among Bank of America, N.A., Deutsche Bank Trust Company Americas, as outgoing collateral trustee, and the Collateral Trustee, and as the same may be further amended or supplemented from time to time.
“Controlling Class” means, at any time of determination, (a) if the Class A Maximum Principal Amount is greater than $0, the Class A Lenders, voting together, representing (i) in excess of 66 2/3% of the Aggregate Class A Loan Principal at such time or (ii) if no amount is then outstanding under the Class A Loans, Commitments in excess of 66 2/3% of the Class A Maximum Principal Amount; provided, however, at any time there are four or more Class A Lenders, “Controlling Class” shall mean at least three Class A Lenders, and (b) if the Class A Maximum Principal Amount is $0, the Class B Lenders, voting together, representing (i) in excess of 66 2/3% of the Aggregate Class B Loan Principal at such time or (ii) if no amount is then outstanding under the Class B Loans, Commitments in excess of 66 2/3% of the Class B Maximum Principal Amount; provided that, in either case, with respect to any Committed Lender with a related Bank Sponsored Lender, such Committed Lender and its related Bank Sponsored Lender will be considered together for purposes of this determination.

“Corporate Trust Office” means the principal office of the Collateral Agent at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Coverage Test” has the meaning specified in Section 3.6 (b).
“Credit and Collection Policies” means the Seller’s (or, if applicable, another Originator’s) and the Servicer’s credit and collection policy or policies relating to Loans and Receivables and, with respect to the Seller and Servicer, referred to in Exhibit C to the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 2.12(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.
“Custodial Acknowledgement Agreement” means that certain custodial acknowledgement letter agreement, in substantially the form attached hereto as Exhibit H, or with such changes thereto consented to in writing by each of the Lenders.
“Cut-Off Date” means (i) with respect to the Receivables purchased by the Borrower on the Closing Date, the close of business on September 1, 2021 and (ii) with respect to Subsequently Purchased Receivables, the related Purchase Date.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Controlling Class in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Controlling Class decides that any such convention is not administratively feasible, then the Controlling Class may establish another convention in its reasonable discretion.
“Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.4 of the Purchase Agreement, and/or (ii) the initial Servicer pursuant to Section 2.02(f) or Section 2.08 of the Servicing Agreement.
“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.
“Default Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, less Recoveries received during such Monthly Period, expressed as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.

“Default Rate” the sum of (a) (i) with respect to amounts owed on a Class A Loan, the Class A Loan Rate or (ii) with respect to amounts owed on a Class B Loan, the Class B Loan Rate, as applicable (in either case determined without regard to clause (iii) thereof), plus (b) 3.00%.
“Defaulted Pool Receivable” means a Pool Receivable as to which any of the following has occurred: (i) any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Pool Receivable, (ii) if relating to a Secured Personal Loan where the Titled Asset has been repossessed, the month-end when the sale proceeds are received, (iii) the Servicer has been notified that the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iv) consistent with the Credit and Collection Policies, such Pool Receivable would be written off as uncollectible.
“Defaulted Pool Receivable Percentage” means, for any Monthly Period, the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables (including, without duplication, the principal portion of any Pool Receivable that has been partially charged off or otherwise partially written off) during such Monthly Period, less Recoveries received during such Monthly Period, expressed as an annualized percentage of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period.
“Defaulted Receivable” means a Receivable as to which any of the following has occurred: (i) any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, (ii) if relating to a Secured Personal Loan where the Titled Asset has been repossessed, the month-end when the sale proceeds are received, (iii) the Servicer has been notified that the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iv) consistent with the Credit and Collection Policies, such Receivable would be written off as uncollectible.
“Defaulting Lender” has the meaning specified in Section 2.1(a).
“Deferment Receivable” means any Receivable that has had one or more payments deferred and added at the end of the loan payment schedule in accordance with the Credit and Collection Policies, provided however, that Deferment Receivable shall not include any Active Emergency Hardship Deferment Receivable. For the avoidance of doubt, a Deferment Receivable is not a Re-Aged Receivable.
“Delinquency Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the last day of such Monthly Period as a percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.
“Delinquent Pool Receivable” means a Pool Receivable (other than a Defaulted Pool Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Delinquent Pool Receivable Percentage” means, for any Monthly Period, the aggregate outstanding principal balance of all Delinquent Pool Receivables as of the last day of such Monthly Period as percentage of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period.
“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.
“Depositary Bank” has the meaning specified in Section 3.5(c) and shall initially be Wilmington Trust, National Association, acting in such capacity under this Agreement.
“Depositor” is defined in the Preamble.
“Depositor Loan Trust Agreement” means the Depositor Loan Trust Agreement, dated as of the Closing Date, between the Depositor and the Depositor Loan Trustee, as the same may be amended or supplemented from time to time.
“Depositor Loan Trustee” means Wilmington Trust, National Association, acting in such capacity under the Depositor Loan Trust Agreement.
“Depositor Repurchase Event” has the meaning specified in the Transfer Agreement.
“Determination Date” means the third Business Day prior to each Payment Date.
“Distributable Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the Available Funds for the related Monthly Period, plus (ii) the amount of funds deposited into the Collection Account pursuant to Section 2.4 since the prior Payment Date.
“Dollars” and the symbol “$” mean the lawful currency of the United States.
“Early Opt-in Election” means, if the then-current Benchmark is One-Month LIBOR, the occurrence of:
(1)    a notification by the Controlling Class or the Borrower to each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Controlling Class and the Borrower to trigger a fallback from One-Month LIBOR and the provision by the Borrower of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Receivable” means each Receivable:
(a)that was originated in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable Requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Depositor, the Depositor Loan Trustee or the Borrower as their assignee and does not have any other Material Adverse Effect);
(b)with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller, Oportun, LLC, PF Servicing, LLC or another applicable Originator in connection with the creation or the execution, delivery, performance and servicing of such Receivable (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Depositor, the Depositor Loan Trustee or the Borrower as their assignee and does not have any other Material Adverse Effect);
(c)as to which, at the time of the sale of such Receivable (i) by the Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, (ii) by Oportun, LLC to the Seller, (iii) by MetaBank to the Seller or Oportun Bank, or (iv) by Oportun Bank, as an Additional Originator, to the Seller or the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, in each case as applicable, the party selling such Receivable was the sole owner thereof and had good and marketable title thereto free and clear of all Liens and, following such sale, good and marketable title to such Receivables was vested in the party purchasing such Receivable free and clear of all Liens arising through or under the selling party;
(d)that is the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;
(e)the related Loan of which is an Unsecured Loan or a Secured Personal Loan;
(f)that is not secured by any Titled Asset that is in the process of being repossessed;
(g)the related Loan of which constitutes a “general intangible,” “instrument,” “chattel paper,” “promissory note” or “account”, in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;
(h)that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller, Oportun, LLC or another applicable Originator, as applicable;
(i)that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which are residents of, and have provided a billing address in, the United States of America;
(j)that is not a Delinquent Receivable;
(k)that has an original and remaining term to maturity of no more than fifty-four (54) months (in the case of Unsecured Loans) or sixty-six (66) months (in the case of Secured Personal Loans);
(l)that has an Outstanding Receivables Balance less than or equal to $11,400 (in the case of Unsecured Loans) or $20,500 (in the case of Secured Personal Loans);
(m)that has (x) a fixed interest rate that is greater than or equal to 15.0% and (y) an annual percentage rate that does not exceed 66.9%;
(n)that (i) has an annual percentage rate that is less than or equal to 36.0% or (ii) relates to a Legacy Loan;
(o)that is not evidenced by a judgment or has been reduced to judgment;
(p)that is not a Defaulted Receivable;
(q)that was not obtained under fraudulent circumstances or circumstances involving identity theft, in each case as verified in accordance with the Credit and Collection Policies;
(r)that is not a revolving line of credit;
(s)the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;

(t)that has no Obligor thereon that is either (x) a Governmental Authority or (y) a Person subject to Sanctions;
(u)that has no Obligor thereon that is the Obligor of a Defaulted Receivable;
(v)the assignment of which (i) by the Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, (ii) by Oportun, LLC to the Seller, (iii) by MetaBank to the Seller or Oportun Bank, (iv) by Oportun Bank, as an Additional Originator, to the Seller or the Depositor and the Depositor Loan Trustee for the benefit of the Depositor or (v) by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor to the Borrower, in each case as applicable, does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;
(w)the related Loan of which provides for repayment in full of the principal balance thereof in equal installments not less frequently than monthly;
(x)as to which the proceeds of the related Loan are fully disbursed, there is no requirement for future advances under such Loan and none of the Seller, Oportun, LLC nor any other applicable Originator has any further obligations under such Loan;
(y)as to which the Servicer (as Custodian (as defined in the Servicing Agreement)) is in possession of a full and complete Receivable File in physical or electronic format; with respect to Receivable Files in electronic format, such possession may be through use of an electronic document repository provided by a third-party vendor;
(z)that represents the undisputed, bona fide transaction created by the lending of money by the Seller, Oportun, LLC or another applicable Originator, as applicable, in the ordinary course of business and completed in accordance with the terms and provision contained in the related Loan;
(aa)as to which a Concentration Limit would not be breached on the applicable Purchase Date by the sale, transfer or assignment of such Receivable to the Borrower or, in connection with Rewritten Receivables involving the modification of a Receivable, at the time of such modification;
(ab)as to which the related Obligor has not brought any claim, litigation or action against the Seller, the Servicer, Oportun, LLC, any Affiliate thereof or, to the knowledge of the Seller, the Servicer or the Depositor, MetaBank with respect to such Receivable or the related Loan;
(ac)that if originated by Oportun, LLC, the Obligor in respect of which is a resident of, and has provided the Servicer a billing address in, the State of Nevada;
(ad)that is not and has not previously been an Active Emergency Hardship Deferment Receivable with respect to which (i) more than three (3) monthly payments have been deferred (if on a monthly payment schedule) or more than six (6) semi-monthly or bi-weekly payments have been deferred (if on a semi-monthly or bi-weekly payment schedule) during any

12 month period or (ii) more than six (6) monthly payments have been deferred (if on a monthly payment schedule) or more than twelve (12) semi-monthly or bi-weekly payments have been deferred (if on a semi-monthly or bi-weekly payment schedule) during the life of the related Receivables;
(ae)that is not a Rewritten Receivable with respect to which the related Obligor has not made its first full monthly payment (if on a monthly payment schedule) or first two full semi-monthly or bi-weekly payments (if on a semi-monthly or bi-weekly payment schedule), in either case following the origination of such Rewritten Receivable; and
(af)that was not originated by MetaBank in Colorado, Connecticut, Georgia (unless the original loan amount was greater than $3,000), Iowa, Maryland, Massachusetts, New York, Vermont, West Virginia or the District of Columbia.
“Emergency” means a local or wide-spread emergency declared by local, state or federal government, owing to, without limitation, a natural disaster, a government shutdown or a pandemic.
“Emergency Temporary Reduction in Payment Plan” means a Temporary Reduction in Payment Plan sought by an Obligor as a result of being impacted by an Emergency.
“Enhancement Ratio” means a ratio of the Aggregate Class A Loan Principal and the Aggregate Class B Loan Principal of 8:1.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.
“ERISA Event” means any of the following: (i) the failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan; (ii) the filing by the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or grounds to appoint a trustee to administer any Pension Plan; (iii) the complete withdrawal or partial withdrawal by any Person or any of its ERISA Affiliates from any Multiemployer Plan; (iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the termination of any Pension Plan (vi) the receipt by the Borrower, the Seller, the initial Servicer, or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of

Title IV of ERISA; or (vii) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Person or any of its ERISA Affiliates with respect to a Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
(b)    such Person shall (i) consent to the institution of (except as described in the proviso to clause (a) above) any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 7.2.
“Excess Spread Rate” means, for any Monthly Period, an amount equal to (a) the weighted average fixed interest rate of all Eligible Receivables as of the beginning of such Monthly Period, minus (b) the product of (x) the weighted average Loan Rate for each day in such Monthly Period and (y) 90%, minus (c) 5.00%.
“Excluded Lender” means any Lender that is Jefferies LLC, Jefferies Funding LLC or any Affiliate of any of the foregoing or any direct or indirect transferee of any of the foregoing.

“Excluded Taxes” means (a) in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by a jurisdiction (including any political subdivision thereof) as a result of such Lender being organized under the laws of, having an office or doing business in, or having a present or former connection between such Lender and, such jurisdiction; (b) any tax in the nature of branch profits taxes imposed under U.S. law or any other jurisdiction described in clause (a); (c) in the case of a Lender that is a Non-United States Person, U.S. federal withholding Tax imposed pursuant to laws in effect on the date on which such non-US Lender becomes a party to this Agreement, (d) any taxes attributable to a Lender’s failure to comply with the document and information requirements set forth in Section 8.3(b); and (e) any FATCA Withholding Tax.
“Exit Fee” has the meaning specified in Section 2.8(b).
“Exiting Lender” has the meaning specified in Section 2.2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extension Request” has the meaning specified in Section 2.2.
“Extension Criteria” has the meaning specified in Section 2.2.
“Facility Loan” means each Class A Loan or Class B Loan hereunder.
“Facility Termination Date” means the Payment Date on which the Facility Loans, plus all other amounts due and owing to the Lenders and other Secured Parties, are paid in full and the aggregate Commitment is reduced to zero.
“FATCA” means the Foreign Account Tax Compliance Act provisions, sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions).
“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.
“FCA” has the meaning assigned to such term in Section 3.7(c).
“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” means the Class A Fee Letter or the Class B Fee Letter, as applicable.
“Fees” has the meaning set forth in Section 2.9.
“Final Maturity Date” means the date 365 days after the commencement of the Amortization Period.

“Finance Charges” means any finance, interest, late, servicing or similar charges or fees owing by an Obligor pursuant to the Loans plus all Recoveries.
“Financial Covenants” means each of the Leverage Ratio Covenant, the Tangible Net Worth Covenant and the Liquidity Covenant.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch, Inc.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to One-Month LIBOR.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase the commitment of the Class A Lender or Class B Lender or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) amend the terms of Section 3.8 [Monthly Payments], Section 7.1 [Rapid Amortization Events], Section 7.2 [Events of Default], Section 7.20 [Class B Purchase Option], Section 7.5(e) [Collateral Auction] or Section 10.1 [Amendments] or any Sections cross-referenced therein (g) modify the definition of the terms “Class A Additional Interest, ”Class A Advance,” “Class A Aggregate Unused Commitment,” “Class A Deficiency Amount,” “Class A Fee Letter,” “Class A Initial Principal Amount,” “Class A Maximum Principal Amount,” “Class A Monthly Interest,” “Class A Loan Principal,” “Class A Loan Rate,” “Class A Lender,” “Class A Required Interest Distribution,” “Class A Unused Commitment,” “Class A Unused Fee” “Class B Additional Interest, ”Class B Advance,” “Class B Aggregate Unused Commitment,” “Class B Deficiency Amount,” “Class B Fee Letter,” “Class B Initial Principal Amount,” “Class B Maximum Principal Amount,” “Class B Monthly Interest,” “Class B Loan Principal,” “Class B Loan Rate,” “Class B Lender,” “Class B Required Interest Distribution,” “Class B Unused Commitment,” “Class B Unused Fee,” “Fundamental Amendment” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or of any other Transaction Document, (h) extend the Amortization Period or (i) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Agreement with respect to any part of the Collateral (except for Permitted Encumbrances) or, except as otherwise permitted or contemplated in this Agreement, terminate the Lien of this Agreement on any such Collateral at any time subject hereto or deprive any Secured Party of the security provided by the Lien of this Agreement.
“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, and with respect to determinations or calculations to be made by a Person other than a successor Servicer, applied on a basis consistent with the most recent audited financial statements of Consolidated Parent before the Closing Date.
“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
“Grant” means the Borrower’s grant of a Lien on the Collateral as set forth in Section 2.7.
“In-Store Payments” has the meaning specified in the Servicing Agreement.
“Indebtedness” means, with respect to any Person as of any day, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including, but not limited to, any securitization, (c) all obligations of such Person under each lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (d) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person and (e) all obligations and liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, each as of such day.
“Indemnified Amounts” has the meaning specified in Section 8.1.
“Indemnified Party” has the meaning specified in Section 8.1.
“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Borrower, any other obligor upon the Facility Loans, the initial Servicer, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Borrower, any such other obligor, the initial Servicer, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Borrower, any such other obligor, the initial Servicer, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Initial Loan Amount” means $394,002,000.
“Intercreditor Agreement” means the Twenty-Fifth Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit G hereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.
“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“Legacy Loan” means a Loan that was originated prior to August 6, 2020 with an annual percentage rate that is greater than 36.0%.
“Lender” means any Bank Sponsored Lender or Committed Lender, and “Lenders” means, collectively, all Bank Sponsored Lenders and Committed Lenders.
“Lender Percentage” means, at any time, (a) with respect to any Class A Lender, a percentage equal to (i) such Class A Lender’s Commitment at such time, divided by (ii) the Class A Maximum Principal Amount at such time and (b) with respect to any Class B Lender, a percentage equal to (i) such Class B Lender’s Commitment at such time, divided by (ii) the Class B Maximum Principal Amount at such time; provided that, with respect to any Committed Lender with a related Bank Sponsored Lender, such Committed Lender and its related Bank Sponsored Lender will be considered together for purposes of this determination.
“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.
“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio of 6:1.

“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“LIBOR” has the meaning assigned to such term in Section 3.7(c).
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing) (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).
“Liquidity Covenant” means that the Seller will have a minimum liquidity of $10,000,000, equal to unrestricted cash or Cash Equivalents.
“Loan” means any promissory note or other loan documentation originally entered into between an Originator and an Obligor in connection with consumer loans made by such Originator to such Obligor in the ordinary course of such Originator’s business and acquired, directly or indirectly, by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor for further transfer by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor to the Borrower.
“Loan Loss Reserve Amount” means, on any date of determination, the product of (i) the Outstanding Receivables Balance of all Eligible Receivables at such time, times (ii) 12.0%, times (iii) a fraction, expressed as a percentage, (a) the numerator of which is equal to the number of days remaining in the current Monthly Period and (b) the denominator of which is equal to 360.
“Loan Principal” means the principal payable in respect of the Facility Loans pursuant to Article III.
“Loan Rate” means the Class A Loan Rate or the Class B Loan Rate, as applicable.
“London Banking Day” means, for the purpose of determining One-Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law to be closed.
“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Borrower, the Depositor, the Servicer, Oportun, LLC, the Seller or, if designated as an Additional Originator, Oportun Bank, (iii) the ability of the Borrower, the Depositor, Oportun, LLC, the Seller or, if designated as an Additional Originator, Oportun Bank to perform its respective obligations under the Transaction

Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents or (iv) the interests of the Collateral Agent or any Secured Party in the Collateral or under the Transaction Documents.
“MetaBank” means MetaBank, National Association.
“MetaBank Program” means the partnership between the Seller and MetaBank where Seller provides marketing, underwriting, and other services in connection with the origination by MetaBank of unsecured personal loans meeting certain eligibility criteria established by MetaBank.
“Monthly Collateral Performance Tests” shall be deemed satisfied with respect to any Monthly Period if each of the following is true as of the last day of such Monthly Period:
(i)    the Three-Month Average Delinquency Percentage for such Monthly Period shall not exceed 9.5%;
(ii)    the Three-Month Average Default Percentage for any Monthly Period shall not exceed 19.0%;
(iii)    the Three-Month Average Excess Spread Rate for such Monthly Period shall not be less than 15.0%; provided, however, that the Monthly Collateral Performance Test provided for in this clause (iii) shall not apply to a Monthly Period if the Aggregate Facility Loan Principal as of the beginning of such Monthly Period is less than $15,000,000; provided further, however, that the exclusion set forth in the immediately prior proviso shall not apply for more than two successive Monthly Periods;
(iv)    the Three-Month Average Delinquent Pool Receivable Percentage for such Monthly Period shall not exceed 9.5%; and
(v)    the Three-Month Average Defaulted Pool Receivable Percentage for such Monthly Period shall not exceed 19.0%.
“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month; provided, however, that the first Monthly Period shall be the period from and including the Closing Date to and including September 30, 2021; provided further, however, that, solely for purposes of allocating Collections received on the Receivables, the first Monthly Period shall be deemed to commence on the Cut-Off Date.
“Monthly Servicer Report” means a report substantially in the form attached as Exhibit A-1 to the Servicing Agreement with such changes as the Servicer (with prior consent of all Lenders and prior notice to the Back-Up Servicer, the Paying Agent and the Collateral Agent) may determine to be necessary or desirable.
“Monthly Statement” means a statement substantially in the form attached hereto as Exhibit B, with such changes as the Servicer (with prior consent of the Paying Agent and all

Lenders and prior notice to the Back-Up Servicer and the Collateral Agent) may determine to be necessary or desirable.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which the Seller, the Borrower, the Servicer or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions.
“Net Third Party Purchase Price” has the meaning specified in Section 2.02(k) of the Servicing Agreement.
“Non-United States Person” means any Person that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.
“OCC” means the Office of the Comptroller of the Currency or any successor thereto.
“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Person providing the certificate.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“One-Month LIBOR” means, with respect to any day of determination, the composite London interbank offered rate for one-month Dollar deposits determined by the Calculation Agent for such day in accordance with the provisions of Section 3.10 (or if such day is not a London Banking Day, then the immediately preceding London Banking Day); provided that if One-Month LIBOR as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Opinion of Counsel” means one or more written opinions of counsel to the Borrower, the Depositor, the Seller, Oportun Bank or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other Proceedings) shall be external counsel, satisfactory to the Collateral Agent or the Paying Agent, which shall be in form and substance satisfactory to the Collateral Agent or the Paying Agent, and shall be addressed to the Collateral Agent or the Paying Agent, as the case may be. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer’s Certificate as to the truth of such factual matter.
“Oportun” means Oportun, Inc., a Delaware corporation.
“Oportun Bank” means (a) a national bank formed and established through a national bank charter in connection with the application submitted by Parent to the Office of the Comptroller of the Currency in November 2020 [****].
“Oportun Bank Agreement” means the agreement by which Oportun Bank, if designated as an Additional Originator pursuant to the Transfer Agreement, sells Loans to the Seller or the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, which agreement meets the requirements of Section 2.5 of the Transfer Agreement.
“Oportun Entity” means the Borrower, the Depositor, the Seller, the Servicer and any other Person party to the Transaction Documents that is an affiliate of the Borrower, the Seller or the Servicer.
“Oportun, LLC” means Oportun, LLC, a limited liability company established under the laws of Delaware.
“Original Receivables Balance” means, with respect to any Receivable, an amount equal to the original principal balance of such Receivable at origination.
“Originator” means (i) initially, each of the Seller, Oportun, LLC and MetaBank and (ii) each Additional Originator designated as such in accordance with the Transfer Agreement.
“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to the outstanding principal balance for such Receivable; provided, however, that if not otherwise specified, the term “Outstanding Receivables Balance” shall refer to the Outstanding Receivables Balance of all Receivables collectively.
“Overcollateralization Test” has the meaning specified in Section 3.6(b).
“Owner Trustee” means Wilmington Trust, National Association, acting in such capacity, under the Trust Agreement.
“Parent” means Oportun Financial Corporation.
“Participant” has the meaning specified in Section 10.4(b).
“Paying Agent” means any Paying Agent appointed pursuant to Section 2.7 and shall initially be the Collateral Agent.
“Payment” has the meaning specified in Section 10.19(a).

“Payment Date” means October 8, 2021 and the eighth (8th) day of each calendar month thereafter, or if such eighth (8th) day is not a Business Day, the next succeeding Business Day.
“Payment Notice” has the meaning specified in Section 10.19(b).
“Pension Plan” means an “employee pension benefit plan” as described in Section 3(2) of ERISA (excluding a Multiemployer Plan) that is subject to Title IV of ERISA or Section 302 of ERISA or 412 of the Code, and in respect of which the Borrower, the Seller, the initial Servicer or any ERISA Affiliate thereof is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, or with respect to which the Borrower, the Seller, the initial Servicer or any of their respective ERISA Affiliates has any liability, contingent or otherwise.
“Perfection Representations” means the representations, warranties and covenants set forth in Schedule II attached hereto.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, between Oportun and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Permissible Uses” means the use of funds by the Borrower to (a) pay the Depositor for Subsequently Purchased Receivables that are Eligible Receivables, (b) solely in connection with Borrower Distributions pursuant to Section 5.4(c) and subject to the limitations therein, make distributions to the Borrower, or (c) pay amounts payable to Lenders in connection with a Prepayment.
“Permitted Encumbrance” means (a) with respect to the Borrower or the Depositor, any item described in clause (i), (iv), (vi) or (vii) of the following, and (b) with respect to the Seller, any item described in clauses (i) through (vii) of the following:
(i)Liens for taxes and assessments that are not yet due and payable or that are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;
(ii)Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iii)Liens incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or Proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iv)Liens in favor of the Collateral Agent, or otherwise created by the Borrower, the Depositor, the Seller or the Collateral Agent pursuant to the Transaction Documents, and the interests of mortgagees and loss payees under the terms of any Loan;
(v)Liens that, in the aggregate do not exceed $250,000 (such amount not to include Permitted Encumbrances under clauses (i) through (iv) or (vi)) and which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Collateral Agent or any Lender in any of the Receivables;
(vi)any Lien created in favor of the Borrower, the Depositor or the Seller in connection with the purchase of any Receivables by the Borrower, the Depositor or the Seller and covering such Receivables, the related Loans with respect to which are sold to the Borrower, the Depositor or the Seller pursuant to the Transaction Documents; and
(vii)any Lien created in favor of the Seller or an Affiliate of the Seller in connection with the purchase of any Receivables by the Seller or such Affiliate and covering such Receivables, the related Loans with respect to which are sold by MetaBank to the Seller or such Affiliate under the MetaBank Program.
“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:
(a)    direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States;
(b)    demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the Laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from any Rating Agency in the highest investment category granted thereby;
(c)    commercial paper (having maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any State thereof having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of “F2” or the equivalent thereof from Moody’s or Standard & Poor’s; or

(d)    investments in money market funds having a rating from Fitch of “AA” or, to the extent not rated by Fitch, rated in the highest rating category by Moody’s, Standard & Poor’s or another nationally recognized statistical rating agency;
provided, however, that no such instrument will be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Permitted Investments may be purchased by or through the Collateral Agent or any of its Affiliates.
“Permitted Takeout” has the meaning specified in Section 2.8.
“Permitted Takeout Release” means an agreement in substantially the form of Exhibit C and entered into in connection with a Permitted Takeout.
“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“Plan Assets” means “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.
“PF Score” means the credit score for an Obligor referred to as the “PF Score” determined by the Seller in accordance with its proprietary scoring method.
“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, or a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.
“Pool Receivable” means each of the consumer loans that were originated by the Seller, Oportun, LLC, any of their Affiliates or any other Originator.
“Prepayment” means a prepayment of the Aggregate Class A Loan Principal or the Aggregate Class B Loan Principal in accordance with Section 2.4.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Public Sale Mechanics” has the meaning specified in Section 7.5(e).

“Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, among the Seller, the Depositor and the Depositor Loan Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Purchase Date” means the Closing Date and each date thereafter on which the Depositor and the Depositor Loan Trustee for the benefit of the Depositor purchase Loans and Related Rights from the Seller (or, if applicable, Oportun Bank) and transfer such Loans and Related Rights to the Borrower pursuant to the Transfer Agreement.
“Purchase Report” has the meaning specified in the Purchase Agreement.
“Qualified Purchaser” has the meaning specified in Section 10.4(e).
“Qualified Institution” means a depository institution or trust company:
(a)    whose commercial paper, short-term unsecured debt obligations or other short-term deposits have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account for 30 days or less, or
(b)    whose long-term unsecured debt obligations have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account more than 30 days.
“Rapid Amortization Date” means the date on which a Rapid Amortization Event is deemed to occur.
“Rapid Amortization Event” has the meaning specified in Section 7.1.
“Rating Agency” means any nationally recognized statistical rating organization.
“Re-Aged Receivable” means any Receivable, the contractual delinquency of which has been modified by the Servicer in accordance with the Credit and Collection Policies without changing the original periodic payment amounts of such Receivable. For the avoidance of doubt, neither a Deferment Receivable nor an Active Emergency Hardship Deferment Receivable is a Re-Aged Receivable.
“Receivable” means the indebtedness of any Obligor under a Loan that is listed on the applicable Receivables Schedule or identified on a Purchase Report, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. Notwithstanding the foregoing, upon release from the Collateral pursuant to Section 2.8, 2.9 or 2.10 of a Takeout Receivable or a Removed Receivable, as applicable, such Receivable shall no longer constitute a Receivable. If a Loan is refinanced, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the

Transaction Documents upon payment in accordance with Section 2.5 of the Purchase Agreement with respect thereto.
“Receivable File” means, with respect to a Receivable, the Loans or other records and the note related to such Receivable; provided that such Receivable File may be created in electronic format, or converted to microfilm or other electronic media.
“Receivables Schedule” means the schedule of Loans attached to the Purchase Agreement and the schedule of Loans attached to the Transfer Agreement, in each case reflecting the Loans sold thereunder, as supplemented from time to time in connection with the sale of Subsequently Purchased Receivables.
“Recipient” has the meaning specified in Section 10.19(a).
“Record Date” means, with respect to any Payment Date, the last Business Day of the preceding Monthly Period.
“Records” means all Loans and other documents, books, records and other information in physical or electronic format (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.
“Recoveries” means, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.
“Reduction” has the meaning specified in Section 2.3(a).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is One-Month LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not One-Month LIBOR, the time determined by the Controlling Class in their reasonable discretion.
“Register” has the meaning specified in Section 2.1(d).
“Registrar” means any Registrar appointed pursuant to Section 2.1(d) and shall initially be the Collateral Agent.
“Regulatory Change” shall mean (i) the adoption after the Closing Date of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the Closing Date or (ii) any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the

Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.
“Related Rights” means, with respect to any Loan, (i) all Receivables related thereto and all Collections received thereon after the applicable Cut-Off Date, (ii) all Related Security, (iii) all Recoveries relating thereto, and (iv) all proceeds of the foregoing.
“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Removed Receivables” means any Receivable which is purchased or repurchased (i) by the initial Servicer (or its Affiliate) pursuant to Section 2.02(j) of the Servicing Agreement, (ii) by the initial Servicer pursuant to the last paragraph of Section 2.08 of the Servicing Agreement, (iii) by the Seller pursuant to the terms of the Purchase Agreement, (iv) by the Depositor pursuant to the terms of the Transfer Agreement or (v) by any other Person pursuant to Section 2.9.
“Renewal Receivable” means a Receivable that satisfies the following conditions: (i) the Obligor was previously an obligor of a prior personal loan receivable originated by the Seller, Oportun, LLC or another applicable Originator, as applicable (the “Prior Receivable”), and (ii) the Obligor paid the Prior Receivable in cash in full or by net funding the Renewal Receivable proceeds (whether pursuant to the Seller’s or the Oportun, LLC’s “Good Customer” program or otherwise) and such payment in full or net funding was not made in connection with the conversion of such Prior Receivable into a Re-Aged Receivable or a Rewritten Receivable.
“Report Date” means, with respect to any Payment Date, the date that is two (2) Business Days prior to such Payment Date.
“Repurchase Event” has the meaning specified in the Purchase Agreement.
“Required Lenders” means, at any time of determination, (a) if the Class A Maximum Principal Amount is greater than $0, the Class A Lenders, voting together, representing (i) in excess of 50% of the Aggregate Class A Loan Principal at such time or (ii) if no amount is then outstanding under the Class A Loans, Commitments in excess of 50% of the Class A Maximum Principal Amount, and (b) if the Class A Maximum Principal Amount is $0, the Class B Lenders, voting together, representing (i) in excess of 50% of the Aggregate Class B Loan Principal at such time or (ii) if no amount is then outstanding under the Class B Loans, Commitments in excess of 50% of the Class B Maximum Principal Amount; provided that, in either case, with respect to any Committed Lender with a related Bank Sponsored Lender, such Committed Lender and its related Bank Sponsored Lender will be considered together for purposes of this determination.
“Required Monthly Payments” means, on any date of determination, (I) if such date of determination in any month is prior to the Payment Date occurring in such month, the sum of (a) the aggregate amount reasonably estimated by the Borrower in good faith to be distributable on the next Payment Date under clauses (i)-(vi) of Section 3.8(a), plus (b) the aggregate amount reasonably estimated by the Borrower in good faith to be distributable on the second following Payment Date under clauses (i)-(iii) and (v) of Section 3.8(a) that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the fourteen day period beginning on (but excluding) such date of determination, plus (c) the aggregate amount reasonably estimated by the Borrower in good faith to be distributable on the second following Payment Date under clauses (iv) and (vi) of Section 3.8(a) and (II) if such date of determination in any month is on or after the Payment Date occurring in such month, the sum of (a) the aggregate amount reasonably estimated by the Borrower in good faith to be distributable on the following Payment Date under clauses (i)-(iii) and (v) of Section 3.8(a) that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the period beginning on (but excluding) such date of determination and ending on the earlier of (x) the last day of the current Monthly Period and (y) the date occurring fourteen days following such date of determination, plus (b) the aggregate amount reasonably estimated by the Borrower in good faith to be distributable on the following Payment Date under clauses (iv) and (vi) of Section 3.8(a), plus (c) if such date of determination is a Payment Date, the aggregate amount distributable on such Payment Date under clauses (i)-(vi) of Section 3.8(a); provided, however, that in estimating such amount, (i) the Borrower shall assume that the Class A Loan Rate and the Class B Loan Rate as of such date of determination shall continue unchanged thereafter, (ii) the Borrower shall take into account any Advances anticipated to occur during the remainder of the current Monthly Period, (iii) for purposes of calculating the Servicing Fee, the Borrower shall assume that the Outstanding Receivables Balance of Eligible Receivables shall continue unchanged thereafter until the next anticipated Advance and then shall be adjusted upward to reflect each such anticipated Advance and (iv) for purposes of calculating the amounts distributable under clauses (iv) and (vi) of Section 3.8(a), the Borrower shall calculate the greater of (A) the amount reasonably estimated by the Borrower in good faith to be distributable thereunder on the applicable Payment Date and (B) the Borrowing Base Shortfall on such date of determination (or solely with respect to clause (I)(a) above, the end of the prior Monthly Period).
“Required Overcollateralization Amount” equals, at any time, the product of (i) the result of 10.0% divided by 90% multiplied by (ii) the Aggregate Facility Loan Principal.
“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Residual Payments” means the amounts distributed to the Borrower in accordance with Sections 3.8(a)(x) and (3.8(b)(x).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Date” has the meaning specified in Section 2.2.
“Responsible Officer” means (i) with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to Wilmington Trust, National Association, in any of its capacities under the Transaction Documents, a Trust Officer.
“Revolving Credit Agreement” has the meaning specified in the Purchase Agreement.
“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (i) the Scheduled Amortization Period Commencement Date and (ii) the Rapid Amortization Date.
“Rewritten Receivable” means (i) any Receivable which replaces an existing Receivable due and (ii) any Receivable which is modified using criteria consistent with the re-write provisions of the Credit and Collection Policies, and in either case, which does not involve the receipt of any new funds by such Obligor. For the avoidance of doubt, a Temporary Reduction in Payment Plan is not a Rewritten Receivable.
“Sale Agreement” has the meaning specified in the Purchase Agreement.
“Sanctions” means sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Secured Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Borrower on the Facility Loans (including any Facility Loan held by the Seller, the Servicer, the Parent or any Affiliate of any of the foregoing) and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Borrower, or payable from the trust fund of the Borrower, to any Person (other than any Affiliate of the Borrower) under this Agreement or the other Transaction Documents.
“Secured Parties” has the meaning specified in Section 2.7.
“Secured Personal Loan” means a Loan that is, as of the date of the origination thereof, at least partially secured by a lien on one or more Titled Assets.

“Scheduled Amortization Period Commencement Date” means September 1, 2024 (as such date may be extended pursuant to Section 2.2 of this Agreement).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” has the meaning specified in Section 3.5(b) and shall initially be Wilmington Trust, National Association, acting in such capacity under this Agreement.
“Seller” is defined in the Preamble.
“Servicer” means initially PF Servicing, LLC and its permitted successors and assigns and thereafter any Person appointed as successor pursuant to the Servicing Agreement to service the Receivables.
“Servicer Default” has the meaning specified in Section 2.04 of the Servicing Agreement.
“Servicer Transaction Documents” means collectively, this Agreement, the Servicing Agreement, the Back-Up Servicing Agreement, the Control Agreement (in respect of any successor Servicer, solely to the extent such successor Servicer has become a “successor servicer” pursuant to the Control Agreement) and the Intercreditor Agreement, as applicable.
“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Borrower, the Servicer and the Collateral Agent, as the same may be amended or supplemented from time to time.
“Servicing Fee” means (A) for any Monthly Period during which PF Servicing, LLC or any Affiliate acts as Servicer, an amount equal to the product of (i) 5.00%, (ii) 1/12 and (iii) the average daily Outstanding Receivables Balance of all Eligible Receivables for the prior Monthly Period (provided, that the Servicing Fee for the first Payment Date shall be based upon the actual number of days in the first Monthly Period) and (B) for any Monthly Period during which any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to (i) if SST acts as successor Servicer, the amount set forth pursuant to the SST Fee Schedule as set forth in the Back-Up Servicing Agreement or (ii) if any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to the product of (a) the current market rate for servicing receivables similar to the Receivables, (b) 1/12 and (c) the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of the immediately prior Monthly Period.
“Similar Law” means applicable Law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
“Shell Bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SST” means Systems & Services Technologies, Inc.
“SST Fee Schedule” means Schedule I to the Back-Up Servicing Agreement.
“Standard & Poor’s” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Subsequently Purchased Receivables” means additional Eligible Receivables that are (or the related Loans which are) identified on written reports prepared by the Seller (or, if applicable Oportun Bank) and sold to the Depositor (or with respect to legal title, the Depositor Loan Trustee for the benefit of the Depositor) and, in turn, sold by the Depositor (or with respect to legal title, the Depositor Loan Trustee for the benefit of the Depositor) to the Borrower from time to time after the Closing Date.
“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.
“Takeout Assets” has the meaning specified in Section 2.8(a)(i).
“Takeout Date” has the meaning specified in Section 2.8(a)(ii).

“Takeout Notice” has the meaning specified in Section 2.8(a).
“Takeout Price” has the meaning specified in Section 2.8(d).
“Takeout Receivables” has the meaning specified in Section 2.8(a)(i).
“Takeout Transaction” means any securitization of the Collateral (or any portion thereof) entered into by any Affiliate of the Borrower (other than the Borrower or under the Transaction Documents), pursuant to which such Affiliate sells or otherwise allocates an interest in all or any portion of the Collateral owned by it to secure or provide for the payment of amounts owing by such Affiliate in respect of securities (x) issued by such Affiliate and (y) backed by the Collateral (or any portion thereof).
“Tangible Net Worth” means, on any date of determination, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (a) all notes receivable from officers and employees of the Parent and its Subsidiaries and from affiliates of the Parent, and (b) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.
“Tangible Net Worth Covenant” means that the Parent will have a minimum Tangible Net Worth of $100,000,000.
“Tax Information” means information and/or properly completed and signed tax certifications and/or documentation sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.
“Temporary Reduction in Payment Plan” means a short-term modification option under the Credit and Collection Policies pursuant to which the Servicer may make temporary payment reductions of up to six months’ worth of payments through a combination of a temporary reduction in interest rate and an extended term.
“Term Indenture” means any indenture (or base indenture and a series supplement to that base indenture) entered into by and between any Affiliate of Oportun, as issuer, and Wilmington Trust, National Association or any other Person, as trustee.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Controlling Class to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Controlling Class that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.10 that is not Term SOFR. For the avoidance of doubt, the Controlling Class shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in their sole discretion.
“Third Party Financing Agreement” means (i) any Term Indenture, (ii) any instrument, agreement or undertaking referenced or otherwise referred to in the Intercreditor Agreement or (iii) any other instrument, agreement or undertaking governing or entered into in connection with any securitization, any whole-loan sale or similar transaction or any other financing, in each case with respect to this clause (iii), entered into by the Seller, the initial Servicer, Oportun or any Affiliate of any of the foregoing.
“Three-Month Average Default Percentage” means, for any Monthly Period, the average Default Percentage for the three most recent Monthly Periods (which may include such Monthly Period), excluding any Monthly Period during which a Takeout Transaction occurred.
“Three-Month Average Defaulted Pool Receivable Percentage” means, for any Monthly Period, the average Defaulted Pool Receivable Percentage for such Monthly Period and the two prior Monthly Periods.
“Three-Month Average Delinquency Percentage” means, for any Monthly Period, the average Delinquency Percentage for the three most recent Monthly Periods (which may include such Monthly Period), excluding any Monthly Period during which a Takeout Transaction occurred.
“Three-Month Average Delinquent Pool Receivable Percentage” means, for any Monthly Period, the average Delinquent Pool Receivable Percentage for such Monthly Period and the two prior Monthly Periods.
“Three-Month Average Excess Spread Rate” means, for any Monthly Period, the average Excess Spread Rate for such Monthly Period and the two prior Monthly Periods.
“Titled Asset” means an automobile, light-duty truck, SUV or van for which, under applicable state law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title or recorded with the relevant Governmental Authority that issued such certificate of title.
“Transaction Documents” means, collectively, this Agreement, each Fee Letter, the Servicing Agreement, the Back-Up Servicing Agreement, the Purchase Agreement, the Transfer Agreement, the Trust Agreement, the Depositor Loan Trust Agreement, the Sale Agreement, the Oportun Bank Agreement, the Performance Guaranty, the Intercreditor Agreement, the Revolving Credit Agreement, the Control Agreement, any agreements of the Borrower relating to the Facility Loans and all other agreements executed in connection with this Agreement.
“Transaction Person” means the Seller, the initial Servicer, Oportun, LLC, Oportun, the Depositor and the Borrower, any Person controlling or controlled by the Seller, the initial Servicer, Oportun, LLC, Oportun, the Depositor or the Borrower, any Person having a beneficial interest of 25% or more in the Seller, the initial Servicer, Oportun, LLC, Oportun, the Depositor or the Borrower, and any Person for whom the Seller, the initial Servicer, Oportun, LLC, Oportun, the Depositor or the Borrower is acting as agent or nominee in connection with this transaction.
“Transfer Agreement” means the Receivables Transfer Agreement, dated as of the Closing Date, among the Borrower, the Depositor and the Depositor Loan Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Transfer Report” has the meaning specified in the Transfer Agreement.
“Transition Costs” means all reasonable costs and expenses incurred by the Back-Up Servicer in connection with a transfer of servicing.
“Trust Account” has the meaning specified in Section 2.7, which accounts are under the sole dominion and control of the Collateral Agent.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, among the Depositor, the Owner Trustee and the Administrator, as the same may be amended or supplemented from time to time.
“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the corporate trust group of Wilmington Trust, National Association), including any Vice President, any Director, any Managing Director, any Assistant Vice President or any other officer of the Collateral Agent customarily performing functions similar to those performed by any individual who at the time shall be an above-designated officer and is directly responsible for the day-to-day administration of the transactions contemplated herein.
“Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses” means, for any Payment Date, (i) the amount of accrued and unpaid fees (including, without limitation, the Servicing Fee of any successor Servicer), indemnity amounts and reasonable out-of-pocket expenses (but, as to expenses and indemnity amounts (other than amounts paid to the bank holding the Servicer Account (as defined in the Servicing Agreement)), not in excess of (A) $90,000 per calendar year for the Collateral Agent, the Paying Agent, the Registrar, the Securities Intermediary, the Depositary Bank, the Owner Trustee and the Depositor Loan Trustee (or, if an Event of Default has occurred and is continuing, without limit), (B) $10,000 per calendar year for the Collateral Trustee (or, if an Event of Default has occurred and is continuing, without limit), and (C) $50,000 per calendar year (or, if an Event of Default has occurred and is continuing, without limit) for the Back-Up Servicer and successor Servicer (including, without limitation, SST as successor Servicer)) of the Collateral Agent, the Paying Agent, the Registrar, the Securities Intermediary, the Depositary Bank, the Collateral Trustee, the Owner Trustee, the Depositor Loan Trustee, the Back-Up Servicer and any successor Servicer (including, without limitation, SST as successor Servicer), and (ii) the Transition Costs (but not in excess of $100,000), if applicable.
“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unsecured Loan” means a Loan that is, as of the date of the origination thereof, not secured by any collateral pursuant to the terms of the applicable loan agreement.
“U.S.” or “United States” means the United States of America and its territories.
“Utilization Percentage” means, for any day of determination, (a) with respect to the Class A Loans, a fraction, expressed as a percentage, (i) the numerator of which is the Aggregate Class A Loan Principal on such day, and (ii) the denominator of which is the Class A Maximum Principal Amount on such day and (b) with respect to the Class B Loans, a fraction, expressed as a percentage, (i) the numerator of which is the Aggregate Class B Loan Principal on such day, and (ii) the denominator of which is the Class B Maximum Principal Amount on such day.
“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.
“Volcker Rule” means the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended), as amended.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION I.2Other Definitional Provisions. All terms defined in this Agreement shall have the meanings defined herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.
(c)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.
(d)Any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account. Terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code unless the context requires otherwise.
ARTICLE II.

ADVANCES AND FACILITY LOANS; COLLATERAL
SECTION II.1Advances.
(a)Subject to the terms and conditions of this Agreement, from time to time during the Revolving Period but not more frequently than twice per week (unless all of the Lenders otherwise consent, each in its sole discretion), the Borrower may request an increase in the Class A Loan Principal hereunder from the Class A Lenders (each, a “Class A Advance”) and an increase in the Class B Loan Principal hereunder from the Class B Lenders (each, a “Class B Advance”), and upon receipt by the Lenders (with a copy to the Collateral Agent and each Agent) of a Borrowing Notice, each Committed Lender severally and not jointly, agrees to fund its applicable Lender Percentage of the related Advances; provided that any Bank Sponsored Lender may, at its option, fund all or any portion of its related Committed Lender’s Lender Percentage of the related Advance; provided, further, that (I) Class A Advances and

Class B Advances shall be requested in amounts that shall maintain the Enhancement Ratio after giving effect to all Advances and payments of principal on the Facility Loans on the applicable Advance Date, (II) no Committed Class A Lender shall be required to fund any Class A Advance if, after giving effect thereto, (i) the Class A Loan Principal of such Class A Lender’s Class A Loan would exceed its Commitment, (ii) the Aggregate Class A Loan Principal would exceed the Class A Maximum Principal Amount or (iii) a Class A Borrowing Base Shortfall shall exist, and (III) no Class B Lender shall be required to fund any Class B Advance if, after giving effect thereto, (i) the Class B Loan Principal of such Class B Lender’s Class B Loan would exceed its Commitment, (ii) the Aggregate Class B Loan Principal would exceed the Class B Maximum Principal Amount or (iii) a Class B Borrowing Base Shortfall shall exist; provided, further, that if any Committed Lender (together with any related Bank Sponsored Lender) (i) fails to fund its applicable Lender Percentage of such Advance by 5:00 p.m. (New York time) on the related Advance Date in accordance with this Agreement or (ii) becomes the subject of a Bail-in Action (any such Lender, a “Defaulting Lender”), the Borrower shall promptly notify each of the other Lenders of the applicable Class of such failure to fund or such Bail-in Action, as applicable. Upon receipt of any notice of the failure by any Defaulting Lender to fund in accordance with this Agreement, each non-Defaulting Lender may, in its sole discretion, fund up to such Lender’s Lender Percentage (calculated without giving effect to any Defaulting Lender) of the Defaulting Lender(s) portion of such Advance (or, if consented to by each of the other non-defaulting Lenders of the applicable Class, such greater percentage of such Advance).
(b)Each Advance hereunder shall be subject to the further conditions precedent that:
(i)the Lenders will have received copies of the Monthly Statement most recently required to have been delivered under the Transaction Documents;
(ii)each of the representations and warranties of each of the Seller, the Depositor, the Servicer, the Back-Up Servicer and the Borrower made in the Transaction Documents to which it is a party shall be true and correct in all material respects as of the applicable Advance Date (except to the extent they expressly relate to an earlier or later time, and then as of such earlier date or later time);
(iii)the Borrower, the Depositor, the Servicer, the Back-Up Servicer, and the Seller shall be in compliance in all material respects with all of its respective covenants contained in the Transaction Documents;
(iv)the Revolving Period has not ended and no Rapid Amortization Event, Event of Default, Servicer Default or Block Event shall have occurred and be continuing or shall result from such Advance and the applicable of the proceeds thereof;

(v)the Purchase Termination Date (as defined in the Purchase Agreement) shall not have occurred;
(vi)the Lenders shall have received a completed Borrowing Notice with respect to such proposed Advance, not later than 1:00 p.m. (New York time) one (1) Business Day prior to the proposed date of such Advance;
(vii)the aggregate amount of each such Advance (consisting of a Class A Advance and a Class B Advance) shall be equal to or greater than $1,000,000 (and in integral multiples of $10,000 in excess thereof);
(viii)after giving effect to such Advance, (a) the Aggregate Class A Loan Principal shall not exceed the Class A Maximum Principal Amount and (b) the Aggregate Class B Loan Principal shall not exceed the Class B Maximum Principal Amount;
(ix)the Overcollateralization Test shall be satisfied after giving effect to such Advance; and
(x)the Lenders shall have received all documentation required to be delivered to the Lenders under the Transaction Documents.
(c)Each Lender shall make its applicable Lender Percentage of the proceeds of such requested Advance available to the Borrower not later than 3:00 p.m. (New York time) on the Advance Date by wire transfer of immediately available funds to such account as may from time to time be specified by the Borrower in a notice to the Lenders.
(d)The Registrar shall maintain a register (a “Register”) for the Facility Loans, in which shall be recorded (a) the name and address of each applicable Lender (including any assignees), (b) all Advances owed to each Lender by the Borrower pursuant to this Agreement (and stated interest thereon), (c) the aggregate Class A Loan Principal, (d) the aggregate Class B Loan Principal, (e) all payments of principal and interest made by the Borrower on such Loans, and (f) any other information necessary to ensure that the Advances are maintained “in registered form” within the meaning of Treasury regulations section 5f.103-1(c). The entries in each Register will be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Paying Agent and the applicable Lenders will treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Paying Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
SECTION II.2Extension of Scheduled Amortization Period Commencement Date. The Borrower may advise the Lenders in writing of its desire to extend the Scheduled Amortization Period Commencement Date (any such request, an “Extension Request”); provided such Extension Request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Scheduled Amortization Period Commencement Date. Each Lender shall notify the Borrower in writing, within 45 days after its receipt of such request by the Borrower (any such date, a “Response Date”), whether such Lender is agreeable to such extension; it being understood that (i) any Lender may accept or decline any such Extension Request in its sole discretion and on such terms as it may elect and (ii) the failure of any Lender to so notify the Borrower as set forth above by such Response Date shall be deemed to be a decision to decline such request for extension. If either (i) all Lenders accept such Extension Request by the applicable Response Date in accordance with the above (a “Continuing Lender”) or (ii) both (a) one or more Lenders accept such Extension Request by the applicable Response Date in accordance with the above and (b) any Lender that declines such Extension Request or fails to notify the Borrower of its acceptance of such Extension Request by the applicable Response Date (an “Exiting Lender”), assigns the Class A Loan Principal or Class B Loan Principal of such Exiting Lender’s Facility Loan as well as the Commitment, if any, of such Exiting Lender to a Continuing Lender pursuant to an Assignment Agreement (the satisfaction of either of the forgoing clauses (i) or (ii), the “Extension Criteria”), then upon satisfaction of such Extension Criteria, the Continuing Lender(s), the Borrower and the Seller shall enter into such documents as the Continuing Lender(s) may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Continuing Lender(s) in connection therewith (including reasonable attorneys’ costs) shall be paid by the Borrower. In the event that the Extension Criteria is not met in accordance with the forgoing, the current Scheduled Amortization Period Commencement Date shall not be extended unless otherwise consented to in writing by each of the parties hereto in their sole discretion.
SECTION II.3Reduction of Maximum Principal Amounts.
(a)On any Payment Date during the Revolving Period, upon the written request of the Borrower, the Maximum Principal Amount may be permanently reduced (such reduction, a “Reduction”) by the Borrower, with ratable reductions in the Class A Maximum Principal Amount and the Class B Maximum Principal Amount; provided that the Borrower shall have given each Lender (with a copy to the Collateral Agent and each Agent) irrevocable written notice (effective upon receipt) of the amount of such Reduction prior to 1:00 p.m. (New York time) on a Business Day that is at least thirty (30) days prior to such Reduction; provided, further, that in connection with such Reduction, the Commitment of each Lender shall be ratably reduced.
(b)The Borrower shall pay each Lender any accrued and unpaid fees and expenses owing to such Lender with respect to the reduction amount, in each case, on the Payment Date on which such Reduction occurs.
SECTION II.4Repayments and Prepayments. All principal and interest with respect to any Facility Loans shall be due and payable no later than the Final Maturity Date. In addition, on any Business Day, the Borrower may upon written notice to the Paying Agent, the Collateral Agent, the Servicer, the Back-Up Servicer, any successor Servicer and the Lenders deposit or cause to be deposited into the Collection Account amounts otherwise payable to the Borrower or other amounts so designated and distribute to the Class A Lenders in respect of principal on the Class A Loans and the Class B Lenders in respect of principal on the Class B Loans on the next Payment Date (in accordance with the priorities set forth in Section 3.8), an amount equal to the amount of such Prepayment; provided, that (i) any such Prepayment that does not reduce the Aggregate Facility Loan Principal to zero shall be applied to the Class A Loans and the Class B Loans in amounts that maintain the Enhancement Ratio and (ii) no Prepayment shall reduce the Aggregate Class A Loan Principal to less than $2,500,000 unless the Aggregate Class A Loan Principal is reduced to zero. Each such Prepayment shall be on a pro rata basis for all Class A Loans and Class B Loans and shall be in a minimum principal amount of $1,000,000 (and in integral multiples of $10,000 in excess thereof), unless such Prepayment reduces the Aggregate Facility Loan Principal to zero. Upon such Prepayment, the Servicer shall reflect such Prepayment in the applicable Monthly Statement.
SECTION II.5Broken Funding. In the event of any failure to increase or prepay any Facility Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the applicable Lender for the loss, cost and expense attributable to such Lender and event. Such loss, cost or expense to each Lender shall be deemed to include an amount (the “Breakage Amount”) determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the portion of the principal amount of the Facility Loans of such Lender prepaid or to be funded or prepaid had such event not occurred, at the Class A Loan Rate or the Class B Loan Rate, as applicable, for the period from the date of such event to the last day of the Interest Period (or, in the case of a failure to borrow, for the period that would have been the related Interest Period), over (ii) the amount of interest which would be obtainable upon redeployment or reinvestment of an amount of funds equal to such portion of the Facility Loans of such Lender for such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.5 and the reason(s) therefor shall be delivered to the Borrower by such Lender and shall include reasonably detailed calculations and shall be conclusive absent manifest error. The Borrower shall pay to each Lender the amount shown as due on any such certificate of such Lender on the first Payment Date which is not less than three Business Days after receipt thereof.
SECTION II.6Fees. The Borrower shall pay as and when due and in accordance with the provisions for payment set forth in Article III, to each Lender, all fees owing to such Lender under Section 3.3(b) and any separate fee letter to which such Lender and the Borrower are parties (such fees, collectively, the “Fees”).
SECTION II.7Grant of Security Interest. The Borrower hereby grants to the Collateral Agent on the Closing Date, for the benefit of the Collateral Agent, the Lenders and any other Person to which any Secured Obligations are payable (the “Secured Parties”), to secure the Secured Obligations, a continuing Lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located: (a) all Loans and all Receivables existing after the Cut-Off Date that have been or may from time to time be conveyed, sold and/or assigned, directly or indirectly, to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Purchase Agreement, and, in turn, by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor to the Borrower pursuant to the Purchase Agreement; (b) all Collections thereon received after the applicable Cut-Off Date; (c) all Related Security; (d) the Collection Account and any other account maintained by the Collateral Agent for the benefit of the Secured Parties as trust accounts (each such account, a “Trust Account”), all monies from time to time deposited therein and all money, instruments, investment property and other property from time to time credited thereto or on deposit therein; (e) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (f) all investments made at any time and from time to time with moneys in the Trust Accounts; (g) the Servicing Agreement, the Purchase Agreement and the Transfer Agreement; (h) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, (i) all additional property that may from time to time hereafter be subjected to the grant and pledge made by the Borrower or by anyone on its behalf; (j) all present and future claims, demands, causes and choses in action and all payments on or under the foregoing and (k) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Secured Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Agreement, all as provided in this Agreement.
The Borrower hereby assigns to the Collateral Agent all of the Borrower’s power to authorize an amendment to the financing statement filed with the Delaware Secretary of State relating to the security interest granted to (i) the Borrower by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Transfer Agreement and (ii) the Depositor and the Depositor Loan Trustee for the benefit of the Depositor by the Seller pursuant to the Purchase Agreement; provided, however, that the Collateral Agent shall be entitled to all the protections of Article IX, including Sections 9.1(g) and 9.2(k), in connection therewith, and the obligations of the Borrower under Sections 6.2(i) and 6.3(j) shall remain unaffected.
The Collateral Agent, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Agreement in accordance with the provisions of this Agreement and the Lien on the Collateral conveyed by the Borrower pursuant to the Grant and, subject to Sections 9.1 and 9.2, agrees to perform its duties in accordance with this Agreement.
SECTION II.8Takeouts. Solely in connection with any Takeout Transaction, the Borrower may from time to time transfer directly or indirectly certain Receivables and the Related Security with respect thereto designated by the Borrower on the following terms and subject to the following conditions (any such transfer pursuant to this Section 2.8, a “Permitted Takeout”):
(a)The Borrower shall deliver to each Lender, the Collateral Agent, the Agents, the Collateral Trustee, the Back-Up Servicer and the Servicer, not less than three (3) Business Days’ prior written notice of such Takeout Transaction (such notice, a “Takeout Notice”), which Takeout Notice shall be executed by the Borrower, and without limiting the generality of the foregoing, shall:
(i)identify in reasonable detail the Receivables to be transferred in connection with such Takeout Transaction (such Receivables with respect to any Takeout Transaction, the “Takeout Receivables” and, together with the Related Security with respect to such Takeout Receivables, the “Takeout Assets” for such Takeout Transaction), which Receivables, unless otherwise consented to in writing by the Controlling Class, shall include all or substantially all outstanding Receivables;
(ii)specify the date on which such Takeout Transaction is contemplated to occur (such date with respect to any Takeout Transaction, the “Takeout Date”), which Takeout Date shall be a Business Day and may be extended with one Business Day prior notice to each Lender; and
(iii)include a pro forma Monthly Statement attached thereto after giving effect to such Takeout Transaction.
(b)In connection with each Takeout Transaction (other than a Takeout Transaction relating to the U.S. Department of the Treasury’s Community Development Financial Institutions Fund (CDFI Fund), its CDFI Bond Guarantee Program or similar entities or programs), the Borrower shall pay the Lenders a fee (such fee, an “Exit Fee”) on the Takeout Date in immediately available funds equal to 0.50% (or 0.15% to the extent such Takeout Transaction involves the issuance of immediately amortizing securities) of the Outstanding Receivables Balance of all Receivables subject to such Takeout Transaction at such time. Each such Exit Fee shall be payable to the Lenders ratably, based on such Lenders portion of the Aggregate Class A Loan Principal or the Aggregate Class B Loan Principal at such time.
(c)Unless otherwise waived by each Lender, no Permitted Takeout shall occur on any date if (i) any Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to such Takeout Transaction, (ii) such Takeout Transaction could reasonably be expected to have a Material Adverse Effect on (x) the Borrower, the Seller, the Servicer, the Parent, the Collateral Agent, the Agents, the Collateral Trustee, any Lender or any other Secured Party or (y) the bankruptcy remoteness of the Borrower or any of the transfers contemplated by the Transaction Documents or (iii) such Takeout Transaction would violate any assumption set forth in any bankruptcy opinion delivered under or in connection with any Transaction Document.
(d)The purchase price to be paid in connection with any Takeout Transaction shall be an amount (such amount, the “Takeout Price”) not less than the sum, without duplication, of (i) the Aggregate Facility Loan Principal related to the Takeout Assets; provided, however, that such amount shall not be less than the amount necessary to cure any Borrowing Base Shortfall that exists or would exist as a result of such Takeout Transaction, (ii) the accrued interest owing under each Facility Loan, (iii) all accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, (iv) all accrued and unpaid Servicing Fees and (v) all other accrued and outstanding obligations owing to the Lenders and any other Secured Party under the Transaction Documents (including the Exit Fee). The Takeout Price, as computed by PF Servicing, LLC if it is at that time the Servicer hereunder (and confirmed in writing by the Controlling Class), shall be set forth in a Permitted Takeout Release, which shall, among other things, release the Collateral Agent’s security interest in the applicable Takeout Assets upon receipt of the Takeout Price in the Collection Account.
(e)On the Takeout Date for a Permitted Takeout, the Borrower and the Collateral Agent (upon receipt of an Officer’s Certificate of the Borrower pursuant to Section 2.10(c)) and the Controlling Class shall execute and deliver a Permitted Takeout Release, the Borrower shall cause the Takeout Price for such Permitted Takeout to be deposited in immediately available funds into the Collection Account and distributed to the Lenders and any other Secured Party (to the extent of funds owing to them) on such day, and such Takeout Assets shall be released from the Lien of this Agreement in accordance with Section 2.10.
SECTION II.9Removed Receivables. Upon satisfaction of the conditions and the requirements of any of (i) Section 6.3(a) hereof, (ii) Section 2.02(j) or Section 2.08 of the Servicing Agreement, (iii) Section 2.4 of the Purchase Agreement or (iv) Section 3.4 of the Transfer Agreement, as applicable, the Borrower shall execute and deliver and, upon receipt of a Borrower Order or an Administrator Order, the Collateral Agent shall acknowledge an instrument in the form attached hereto as Exhibit E evidencing the Collateral Agent’s release of the related Removed Receivables and Related Security, and the Removed Receivables and Related Security shall no longer constitute a part of the Collateral, upon receipt of an Officer’s Certificate of the Administrator certifying that all conditions precedent relating to the execution of such instrument and the release contemplated by such instrument have been complied with. No party relying upon an instrument executed by the Collateral Agent as provided in this Article II shall be bound to ascertain the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
SECTION II.10Release of Collateral. The Collateral Agent shall (a) in connection with any removal of Removed Receivables from the Collateral, release the portion of the Collateral constituting or securing the Removed Receivables from the Lien created by this Agreement upon receipt of an Officer’s Certificate of the Administrator certifying that the Outstanding Receivables Balance plus Finance Charges thereon (or such other amount required in connection with the disposition of such Removed Receivables as provided by the Transaction Documents) with respect thereto has been deposited into the Collection Account and such release is authorized and permitted under the Transaction Documents, (b) on or after the Facility Termination Date, release any remaining portion of the Collateral from the Lien created by this Agreement and in each case deposit in the Collection Account any funds then on deposit in any other Trust Account upon receipt of a Borrower Order or and Administrator Order accompanied by an Officer’s Certificate of the Administrator certifying that all conditions precedent relating to such release have been complied with and (c) in connection with any removal of Takeout Receivables from the Collateral in accordance with a Permitted Takeout, release its security interest in the Takeout Assets upon (i) receipt of an Officer’s Certificate of the Administrator specifying the amount of the Takeout Price with respect thereto calculated in accordance with Section 2.8(d), certifying that such Takeout Price has been deposited into the Collection Account and such release is authorized and permitted under the Transaction Documents, and specifying the respective addresses and e-mail addresses of the Lenders and the Borrower, and (ii) immediately following receipt by the Collateral Agent of the Administrator’s Officer’s Certificate referenced in clause (i) above, written confirmation by the Collateral Agent (which may be by email or such other method as acceptable to the Collateral Agent) to the Lenders and the Borrower (solely to the extent their respective addresses and e-mail addresses are provided to the Collateral Agent in such Officer’s Certificate) that an amount equal to such Takeout Price has been deposited into the Collection Account.
ARTICLE III.

CLOSING; COLLECTIONS, ALLOCATIONS AND PAYMENTS; REPORTING
SECTION III.1Closing. The closing (the “Closing”) of this Agreement will be held at 10:00 a.m. (New York time) on the Closing Date, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019, or if the conditions to closing set forth in Article IV of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon.
SECTION III.2Transactions to be Effected at the Closing. At the Closing (a) each Class A Lender will deliver to the Borrower funds in an amount equal to such Class A Lender’s Lender Percentage of the Class A Initial Principal Amount and (b) each Class B Lender will deliver to the Borrower funds in an amount equal to such Class B Lender’s Lender Percentage of the Class B Initial Principal Amount.
SECTION III.3Rights of Lenders. Each Facility Loan shall be secured by the entire Collateral, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article III to be deposited in the Trust Accounts or to be paid to the Lenders. In no event shall the grant of a security interest in the entire Collateral be deemed to entitle any Lender to receive Collections or other proceeds of the Collateral in excess of the amounts to be applied pursuant to Article III.
SECTION III.4Collection of Money. Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement. The Collateral Agent shall apply all such money received by it as provided in this Agreement. Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Collateral Agent may, but shall not be obligated to, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a

Default or Event of Default under this Agreement and any right to proceed thereafter as provided in Article VII.
SECTION III.5Establishment of Accounts.
(a)The Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall establish and maintain with a Qualified Institution, in the name of the Borrower for the benefit of the Collateral Agent on behalf of the Secured Parties, a non-interest bearing segregated trust account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to Section 2.02(a) of the Servicing Agreement, the Servicer shall have the authority to direct the Collateral Agent and the Paying Agent to make deposits into or withdrawals and payments from the Collection Account for the purposes of carrying out its duties thereunder; provided, however, that the Servicer shall not be authorized to withdraw any amounts from the Collection Account other than any withdrawals permitted pursuant to Section 2.02(f) of the Servicing Agreement. The Collateral Agent shall be the entitlement holder of the Collection Account, and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. Initially, the Collection Account will be established with the Securities Intermediary. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Borrower pursuant to Section 3.5(b).
(b)Administration of the Collection Account. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Business Day immediately preceding the Payment Date immediately following the Monthly Period in which such funds were received or deposited. Wilmington Trust, National Association is hereby appointed as the initial securities intermediary hereunder (the “Securities Intermediary”) and accepts such appointment. The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Agreement: (i) the Securities Intermediary shall be a bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder; (ii) the Collection Account shall be an account maintained with the Securities Intermediary to which financial assets may be credited and the Securities Intermediary shall treat the Collateral Agent as entitled to exercise the rights that comprise such financial assets; (iii) each item of property credited to the Collection Account shall be treated as a financial asset; (iv) the Securities Intermediary shall comply with entitlement orders originated by the Collateral Agent without further consent by the Borrower or any other Person; (v) the Securities Intermediary waives any Lien on any property credited to the Collection Account, and (vi) the Securities Intermediary agrees that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York. The Securities Intermediary shall maintain for the benefit of the Secured Parties, possession or control of each other Permitted

Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not credited to or deposited in a Trust Account; provided that no Permitted Investment shall either (x) be disposed of prior to its maturity date if such disposition would result in a loss or (y) be purchased for a purchase price in excess of the principal amount of such Permitted Investment. Nothing herein shall impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Investment Earnings. Subject to the restrictions set forth above, the Borrower, or a Person designated in writing by the Borrower, of which the Collateral Agent shall have received written notification thereof, shall have the authority to instruct the Collateral Agent with respect to the investment of funds on deposit in the Collection Account.     Notwithstanding anything herein to the contrary, if the Borrower (or its designee) has not provided such direction, the funds in the Collection Account will remain uninvested. Neither the Collateral Agent or the Securities Intermediary shall have any responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement or otherwise. Wilmington Trust, National Association (in any capacity hereunder) is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Wilmington Trust, National Association (acting in any capacity hereunder) or for any third person or dealing as principal for its own account. The parties to the Transaction Documents acknowledge that the Wilmington Trust, National Association (individually and in any capacity hereunder) is not providing investment supervision, recommendations, or advice.
(c)Wilmington Trust, National Association shall be the depositary bank hereunder with respect to certain deposit accounts, which shall be non-interest bearing trust accounts, as may be established from time to time (the “Depositary Bank”). For the avoidance of doubt, there currently is no such deposit account established hereunder.
(d)Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 3.5 ceases to be a Qualified Institution, the Collateral Agent shall, within ten (10) Business Days, establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.
(e)Each of the Securities Intermediary and the Depositary Bank shall be entitled to all the same rights, privileges, protections, immunities and indemnities of the Collateral Agent as are contained in Article IX of this Agreement, all of which are incorporated into this Section 3.5 mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained in this Section 3.5; provided, however; that nothing contained herein shall (i) relieve the Securities

Intermediary of the obligation to comply with entitlement orders as provided in Section 3.5(b) or (ii) if applicable, relieve the Depositary Bank of the obligation to comply with any instructions directing disposition of the funds in accordance with this Agreement.
SECTION III.6Collections and Allocations.
(a)Collections in General. The Borrower shall cause, or shall cause the Servicer under the Servicing Agreement to cause, all Collections due and to become due, as the case may be, to be paid into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day (or, with respect to In-Store Payments, the third Business Day) following such date of receipt. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Collateral pursuant to this Agreement shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article III.
The Servicer shall allocate such amounts to each Facility Loan and to the Borrower in accordance with this Article III and shall instruct the Collateral Agent to withdraw the required amounts from the Collection Account or pay such amounts to the Borrower in accordance with this Article III. The Servicer shall make such deposits on the date indicated herein by wire transfer.
(b)Borrower Distributions. During the Revolving Period, amounts on deposit in the Collection Account may be paid to the Borrower no more than two (2) times during any calendar week (“Borrower Distributions”), except for Borrower Distributions to acquire Subsequently Purchased Receivables, which Borrower Distributions may occur on any Business Day, provided that (i) the Coverage Test is satisfied after giving effect to any such payment to the Borrower, and (ii) any such payment to the Borrower shall be limited to the extent used by the Borrower for Permissible Uses. The Borrower (or the initial Servicer) shall provide the Collateral Agent with a Purchase Report as to the amount of Borrower Distributions for any Business Day, and delivery of such Purchase Report shall be deemed to be a certification by the Borrower that the foregoing conditions were satisfied. Upon receipt of such certification, together with the related Purchase Report, which shall set forth the specific amounts to be distributed and their related recipients (along with the calculations of each of the criteria set forth in this clause (b)), by 2:00 p.m. (New York time) on such Business Day, the Collateral Agent shall forward such Borrower Distributions directly to (w) in the case of Borrower Distributions to be used for clause (a) of the definition of “Permissible Uses,” the Depositor, (x) in the case of Borrower Distributions to be used for clause (b) of the definition of “Permissible Uses,” the Borrower, and (y) in the case of Borrower Distributions to be used for clause (c) of the definition of “Permissible Uses,” the Lenders.
The Borrower will meet the “Coverage Test” on any date of determination if:
(i)the Overcollateralization Test is satisfied;

(ii)the amount remaining on deposit in the Collection Account is no less than the sum of (x) the Required Monthly Payments, plus (y) the Loan Loss Reserve Amount, plus (z) all accrued and unpaid expenses and indemnity amounts payable pursuant to the Transaction Documents; provided, however, that clause (y) shall not apply for Borrower Distributions to acquire Subsequently Purchased Receivables;
(iii)the Amortization Period has not commenced;
(iv)there shall not exist on such Business Day, and such application thereof shall not result in the occurrence of, a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default (in each case determined by the Borrower taking into account any increases, decreases and status changes of the Receivables and any increases or decreases in the Facility Loans and the amount on deposit in the Collection Account including those scheduled to occur on such date); and
(v)the representations and warranties of the Borrower, the initial Servicer and the Seller that are made in this Agreement and the other Transaction Documents as of any Purchase Dates are true and correct as of the date of such Borrower Distribution (except to the extent they relate to an earlier or later date, and then as of such earlier or later date).
The Borrower will meet the “Overcollateralization Test” on any date of determination if:
(i)the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded), equals or exceeds an amount equal to (i) the outstanding principal amount of the Facility Loans, plus (ii) the Required Overcollateralization Amount, minus (iii) the amount remaining on deposit in the Collection Account representing the portion of Required Monthly Payments that will be distributed on the following Payment Date in reduction of the Aggregate Facility Loan Principal; and
(ii)no Class A Borrowing Base Shortfall or Class B Borrowing Base Shortfall shall exist on such date of determination.
(c)Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 3.5(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

SECTION III.7Determination of Monthly Interest; LIBOR Notification.
(a)The amount of monthly interest payable on the Class A Loans on each Payment Date will be determined by the Servicer as of each Determination Date and will be an amount for each day during the related Interest Period equal to the product of (i) 1/360, times (ii) the Class A Loan Rate in effect on such day, times (iii) the Aggregate Class A Loan Principal on such day (the “Class A Monthly Interest”).
In addition to the Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount for each day during the related Interest Period equal to the product of (A) 1/360, times (B) the Class A Loan Rate in effect on such day, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to the Class A Lenders), will also be payable to the Class A Lenders (such aggregate amount for any Interest Period being herein called the “Class A Additional Interest”). The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest and the Class A Additional Interest, in each case for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class A Deficiency Amount for the preceding period, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, however, that the Class A Deficiency Amount on the first Determination Date shall be zero.
(b)The amount of monthly interest payable on the Class B Loans on each Payment Date will be determined by the Servicer as of each Determination Date and will be an amount for each day during the related Interest Period equal to the product of (i) 1/360, times (ii) the Class B Loan Rate in effect on such day, times (iii) the Aggregate Class B Loan Principal on such day (the “Class B Monthly Interest”).
In addition to the Class B Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class B Deficiency Amount, as defined below, plus (ii) an amount for each day during the related Interest Period equal to the product of (A) 1/360, times (B) the Class B Loan Rate in effect on such day, times (C) any Class B Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to the Class B Lenders), will also be payable to the Class B Lenders (such aggregate amount for any Interest Period being herein called the “Class B Additional Interest”). The “Class B Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class B Monthly Interest and the Class B Additional Interest, in each case for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class B Deficiency Amount for the preceding period, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, however, that the Class B Deficiency Amount on the first Determination Date shall be zero.
(c)The interest rates on Facility Loans are determined by reference to One-Month LIBOR, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 3.10(b) and (c) provide the mechanisms for determining an alternative rate of interest. The Controlling Class will promptly notify the Borrower and the Lenders (with a copy to the Collateral Agent and the Paying Agent), pursuant to Section 3.10(e), of any change to the reference rate upon which the interest rate on Facility Loans is based. The Lenders, the Collateral Agent and the Paying Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.10(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.10(d), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. The Lenders, the Collateral Agent, the Paying Agent and their respective affiliates and/or other related entities may engage in transactions that affect the calculation of any successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Controlling Class may select information sources or services in their reasonable discretion to ascertain any Benchmark or any component thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION III.8Monthly Payments.
(a)During the Revolving Period, on or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Paying Agent in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit A-1 to the Servicing Agreement) to withdraw, and the Paying Agent, acting in accordance with such instructions, shall withdraw on such Payment Date, from the Collection Account an amount equal to the Distributable Funds for such Payment Date and such amount shall be distributed by the Paying Agent on such Payment Date in the following priority to the extent of funds available therefor:
(i)first, to the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Paying Agent, the Registrar, the Owner Trustee, the Depositor Loan Trustee, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Payment Date (plus the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses due but not paid on any prior Payment Date);
(ii)second, if PF Servicing, LLC is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);
(iii)third, (A) to the Class A Lenders, an amount equal to the sum of (I) the Class A Monthly Interest for such Payment Date, plus (II) the amount of any Class A Deficiency Amount for such Payment Date, plus (III) the amount of any Class A Additional Interest for such Payment Date, and (B) to the Class A Lenders, an amount equal to the aggregate accrued and unpaid Class A Unused Fees during the prior Monthly Period;
(iv)fourth, to the Class A Lenders, the Class A Borrowing Base Shortfall, if any;
(v)fifth, (A) to the Class B Lenders, an amount equal to the sum of (I) the Class B Monthly Interest for such Payment Date, plus (II) the amount of any Class B Deficiency Amount for such Payment Date, plus (III) the amount of any Class B Additional Interest for such Payment Date, and (B) to the Class B Lenders, an amount equal to the aggregate accrued and unpaid Class B Unused Fees during the prior Monthly Period;
(vi)sixth, to the Class B Lenders, the Class B Borrowing Base Shortfall, if any;
(vii)seventh, to the Class A Lenders, any other amounts payable thereto (excluding the Aggregate Class A Loan Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;

(viii)eighth, to the Class B Lenders, any other amounts payable thereto (excluding the Aggregate Class B Loan Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;
(ix)ninth, to the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Paying Agent, the Registrar, the Owner Trustee, the Depositor Loan Trustee, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to any unreimbursed fees, expenses and indemnity amounts (including, without limitation, any Transition Costs not paid pursuant to clause (i) above) of the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer, and any successor Servicer; and
(x)tenth, so long as no Block Event has occurred, the balance, if any, shall be distributed to the Borrower free and clear of the Lien of this Agreement and the Borrower may use such Residual Payments without restriction.
(b)During the Amortization Period, on or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Paying Agent in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit A-1 to the Servicing Agreement) to withdraw, and the Paying Agent, acting in accordance with such instructions, shall withdraw on such Payment Date, from the Collection Account an amount equal to the Distributable Funds for such Payment Date and such amount shall be distributed by the Paying Agent on such Payment Date in the following priority to the extent of funds available therefor:
(i)first, to the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Paying Agent, the Registrar, the Owner Trustee, the Depositor Loan Trustee, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Payment Date (plus the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses due but not paid on any prior Payment Date);
(ii)second, if PF Servicing, LLC is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);
(iii)third, (A) to the Class A Lenders, an amount equal to the sum of (I) the Class A Monthly Interest for such Payment Date, plus (II) the amount of any Class A Deficiency Amount for such Payment Date, plus (III) the amount of any Class A Additional Interest for such Payment Date, and (B) to the Class A Lenders, an amount equal to the aggregate accrued and unpaid Class A Unused Fees during the prior Monthly Period;
(iv)fourth, to the Class A Lenders, all remaining amounts until the Aggregate Class A Loan Principal is reduced to zero;

(v)fifth, (A) to the Class B Lenders, an amount equal to the sum of (I) the Class B Monthly Interest for such Payment Date, plus (II) the amount of any Class B Deficiency Amount for such Payment Date, plus (III) the amount of any Class B Additional Interest for such Payment Date, and (B) to the Class B Lenders, an amount equal to the aggregate accrued and unpaid Class B Unused Fees during the prior Monthly Period;
(vi)sixth, to the Class B Lenders, all remaining amounts until the Aggregate Class B Loan Principal is reduced to zero;
(vii)seventh, to the Class A Lenders, any other amounts payable thereto (excluding the Aggregate Class A Loan Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;
(viii)eighth, to the Class B Lenders, any other amounts payable thereto (excluding the Aggregate Class B Loan Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;
(ix)ninth, to the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Paying Agent, the Registrar, the Owner Trustee, the Depositor Loan Trustee, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to any unreimbursed fees, expenses and indemnity amounts (including, without limitation, any Transition Costs not paid pursuant to clause (i) above) of the Collateral Agent, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer, and any successor Servicer; and
(x)tenth, the balance, if any, shall be distributed to the Borrower free and clear of the Lien of this Agreement and the Borrower may use such Residual Payments without restriction.
SECTION III.9Servicer’s Failure to Make a Deposit or Payment. The Collateral Agent shall not have any liability for any failure or delay in making the payments or deposits described herein resulting from a failure or delay by the Servicer to make, or give instructions to make, such payment or deposit in accordance with the terms herein. If the Servicer fails to make, or give instructions to make, any payment, deposit or withdrawal required to be made or given by the Servicer at the time specified herein (including applicable grace periods), the Collateral Agent shall make such payment, deposit or withdrawal from the applicable Trust Account without instruction from the Servicer. The Collateral Agent shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Collateral Agent has sufficient information to allow it to determine the amount thereof. The Servicer shall, upon reasonable request of the Collateral Agent, promptly provide the Collateral Agent with all information necessary and in its possession to allow the Collateral Agent to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Collateral Agent in the manner in which such payment or deposit should have been made (or instructed to be made) by the Servicer.
SECTION III.10Determination of One-Month LIBOR.

(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.10:
(i)On each Business Day, the Calculation Agent shall determine One-Month LIBOR on the basis of the rate for Dollar deposits for a period equal to one month which appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such Business Day (or such other page as may replace such page on that service or other service or services as may be nominated by ICE Benchmark Administration Limited or any successor organization for the purpose of displaying London interbank offered rates of U.S. dollar deposits for a one-month period) and shall send to the Servicer and the Borrower, by facsimile or e-mail, notification of One-Month LIBOR for such Business Day.
(ii)If on any Business Day such rate does not appear on Reuters Page LIBOR01 (or such other page), then each Loan Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Borrower, by facsimile or e-mail.
(iii)On each Determination Date related to a Payment Date, prior to 3:00 p.m. (New York time), the Calculation Agent shall send to the Servicer, the Borrower and the Lenders, by facsimile or e-mail, notification of One-Month LIBOR or the Alternative Rate for each day during the prior Interest Period.
(b)Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (with a copy to the Collateral Agent and Paying Agent) without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Borrower has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Controlling Class.

(c)Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (c) shall not be effective unless the Controlling Class has delivered to the Lenders and the Borrower a Term SOFR Notice.
(d)In connection with the implementation of a Benchmark Replacement, the Controlling Class will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that no such amendment may adversely affect the rights, duties, immunities, protections or indemnification rights of the Collateral Agent, Paying Agent, Registrar, Depositary Bank, Securities Intermediary, Depositor Loan Trustee, Owner Trustee or Collateral Trustee without its written consent.
(e)The Controlling Class will promptly notify the Borrower and the Lenders (with a copy to the Collateral Agent and the Paying Agent) of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by any Lender (or group of Lenders) pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 3.10.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance to be made during any Benchmark Unavailability Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, each Loan Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Borrower, by facsimile or e-mail.
SECTION III.11Distributions.

(a)On each Payment Date, the Paying Agent shall distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before the related Report Date pursuant to subsection 2.09(a) of the Servicing Agreement) to each Lender of record on the immediately preceding Record Date, such Lender’s pro rata share (based on the Class A Loan Principal or Class B Loan Principal funded by such Lender) of the amounts that are payable to the Lenders pursuant to Section 3.8 by wire transfer to an account designated by such Lenders.
(b)If the amount distributable in respect of principal on the Facility Loans on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date to the Lenders.
SECTION III.12Monthly Statement.
(a)On or before each Report Date, the Paying Agent shall make available electronically to each Lender a statement in substantially the form of Exhibit B hereto (a “Monthly Statement”) prepared by the Servicer (with respect to clause (xiii), (xiv) and (xv) below, solely so long as PF Servicing, LLC is Servicer) and delivered to the Paying Agent on the preceding Determination Date and setting forth, among other things, the following information:
(i)the amount of Collections (including a breakdown of Finance Charges vs. principal Collections) received during the related Monthly Period;
(ii)the amount of Available Funds and Distributable Funds on deposit in the Collection Account on the related Determination Date;
(iii)the amount of Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, Class A Monthly Interest, Class A Deficiency Amount, Class A Additional Interest, Class A Unused Fee, Class B Monthly Interest, Class B Deficiency Amount, Class B Additional Interest and Class B Unused Fee respectively;
(iv)the amount of the Servicing Fee for such Payment Date;
(v)the total amount to be distributed to each Class A Lender and Class B Lender on such Payment Date;
(vi)(a) the Aggregate Class A Loan Principal, (b) the Class A Loan Principal of each Lender, (c) the Aggregate Class B Loan Principal and (d) the Class B Loan Principal of each Lender in each case, as of the end of the day on the Payment Date;
(vii)the amount of any Advances and Prepayments of the Facility Loans during the related Monthly Period;

(viii)One-Month LIBOR for each day during the related Interest Period;
(ix)the aggregate amount of Receivables that became Defaulted Receivables during the related Monthly Period;
(x)the date on which the Amortization Period commenced, if applicable;
(xi)[Reserved];
(xii)the aggregate Outstanding Receivables Balance of Receivables which were 1-29 days, 30-59 days, 60-89 days, and 90-119 days delinquent, respectively, as of the end of the preceding Monthly Period;
(xiii)the (a) Liabilities, (b) Tangible Net Worth and (c) Leverage Ratio, in each case, of the Parent as of the end of the second preceding Monthly Period (including, in each case, each of the components thereof);
(xiv)the aggregate amount of cash and Cash Equivalents of the Seller as of the end of the second preceding Monthly Period;
(xv)whether any of the Financial Covenants as of the end of the second preceding Monthly Period or Monthly Collateral Performance Tests as of the end of the preceding Monthly Period, in each case have been breached;
(xvi)the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the end of the preceding Monthly Period;
(xvii)the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during the preceding Monthly Period;
(xviii)the aggregate outstanding principal balance of all Delinquent Pool Receivables as of the end of the preceding Monthly Period;
(xix)the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables during the preceding Monthly Period
(xx)the Excess Spread Rate for the preceding Monthly Period;
(xxi)the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the end of the preceding Monthly Period;

(xxii)the aggregate outstanding principal balance of all Pool Receivables as of the end of the preceding Monthly Period; and
(xxiii)the amount and calculation of each excess concentration set forth in the definition of “Concentration Limits” as of the end of the preceding Monthly Period.
On or before each Report Date, to the extent the Servicer provides such information to the Paying Agent, the Paying Agent will make available the Monthly Statement via the Paying Agent’s Internet website and, with the consent or at the direction of the Borrower, such other information regarding the Facility Loans and/or the Receivables as the Paying Agent may have in its possession, but only with the use of a password provided by the Paying Agent; provided, however, the Paying Agent shall have no obligation to provide such information described in this Section 3.12 until it has received the requisite information from the Borrower or the Servicer and the applicable Lender has completed the information necessary to obtain a password from the Paying Agent. The Paying Agent will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.
(b)The Paying Agent’s internet website shall be located at “www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Paying Agent from time to time in writing to the Lenders. In connection with providing access to the Paying Agent’s internet website, the Paying Agent may require registration and the acceptance of a disclaimer. The Paying Agent shall not be liable for information disseminated in accordance with this Agreement.
(c)Annual Tax Statement. To the extent required by the Code or the Treasury regulations thereunder, on or before January 31 of each calendar year, the Paying Agent shall distribute to each Person who at any time during the preceding calendar year was a Lender, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Lenders, as set forth in subclauses (iii), (v) and (vi) above, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Borrower with such other customary information (consistent with the treatment of the Facility Loans as debt) required by applicable tax Law to be distributed to the Lenders. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.
SECTION III.13Borrower Payments. The Borrower agrees to pay, and the Borrower agrees to instruct the Servicer and the Paying Agent to pay, all amounts payable by it with respect to the Facility Loans, this Agreement and each of the other Transaction Documents to the applicable account designated by the Person to which such amount is owing. All such amounts to be paid by the Borrower shall be paid no later than 3:00 p.m. (New York time) on the day when due as determined in accordance with this Agreement and each of the other Transaction Documents, in lawful money of the United States in immediately available funds. Amounts payable to the Lenders received after that time shall be deemed to have been received on the next Business Day and shall bear interest at the Default Rate, which interest shall be payable on demand.
SECTION III.14Appointment of Paying Agent.
(a)The Paying Agent shall make payments to the Secured Parties from the appropriate account or accounts maintained for the benefit of the Secured Parties as specified herein pursuant to Article III. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Collateral Agent (or the Borrower or the initial Servicer if the Collateral Agent is the Paying Agent) may, with the prior written consent of the Controlling Class, revoke such power and remove the Paying Agent, if the Paying Agent fails to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be the Collateral Agent. The Collateral Agent shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Borrower and the Lenders, with a copy to the Servicer; provided, however, that no such resignation by the Collateral Agent shall be effective until a successor Paying Agent has assumed the obligations of the Paying Agent hereunder. In the event that the Collateral Agent shall no longer be the Paying Agent, the Borrower or the initial Servicer shall, with the prior written consent of the Controlling Class, appoint a successor to act as Paying Agent (which shall be a bank or trust company). If a successor Paying Agent does not take office within thirty (30) days after the retiring Paying Agent provides written notice of its resignation or is removed, the retiring Paying Agent may petition any court of competent jurisdiction for the appointment of a successor paying agent.
(b)If the Collateral Agent is the Paying Agent, the Paying Agent shall be entitled to all the same rights, privileges, protections, immunities and indemnities of the Collateral Agent as are contained in Article IX of this Agreement, all of which are incorporated into this Section 3.14 mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained in this Section 3.14; provided, however; that nothing contained in this Section 3.14 or in Article IX shall relieve the Securities Intermediary of the obligation to comply with the entitlement orders provided to it hereunder.
(c)The Borrower shall cause each Paying Agent (other than the Collateral Agent) to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent that such Paying Agent will hold all sums, if any, held by it for payment to the Secured Parties in trust for the benefit of the Secured Parties entitled thereto until such sums shall be paid to such Secured Parties and shall agree, and if the Collateral Agent is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Secured Parties (including in respect of FATCA and any applicable tax reporting requirements).
SECTION III.15Paying Agent to Hold Money in Trust.

(a)The Borrower will cause each Paying Agent (other than the Collateral Agent) to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent (and if the Collateral Agent acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i)hold all sums held by it for the payment of amounts due with respect to the Secured Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided herein and pay such sums to such Persons as provided herein;
(ii)give the Collateral Agent and the Lenders written notice of any default by the Borrower (or any other obligor under the Secured Obligations) of which it (or, in the case of the Collateral Agent, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Facility Loans;
(iii)at any time during the continuance of any such default, upon the written request of the Collateral Agent, forthwith pay to the Collateral Agent all sums so held in trust by such Paying Agent;
(iv)immediately resign as a Paying Agent and forthwith pay to the Collateral Agent all sums held by it in trust for the payment of the Secured Obligations if at any time it ceases to meet the standards required to be met by a Collateral Agent hereunder; and
(v)comply with all requirements of the Code with respect to the withholding from any payments made by it on any Secured Obligations of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Facility Loans any Tax Information and making any withholdings with respect to the Facility Loans as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments made by it on any Secured Obligations and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Borrower.
(b)Subject to applicable Laws with respect to escheat of funds, any money held by the Collateral Agent or any Paying Agent in trust for the payment of any amount due with respect to any Secured Obligation and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Borrower on Borrower Order or Administrator Order; and the holder of such Secured Obligation shall thereafter, as an unsecured general creditor, look only to the Borrower for payment thereof (but only to the extent of the amounts so paid to the Borrower), and all liability of the Collateral Agent or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Collateral Agent or such Paying Agent, before being required to make any such repayment, may at the expense of the Borrower cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Borrower. The Collateral Agent may also adopt and employ, at the expense of the Borrower, any other reasonable means of notification of such repayment.
ARTICLE IV.

CONDITIONS PRECEDENT
SECTION IV.1Conditions Precedent to Effectiveness. Effectiveness of this Agreement is subject to the satisfaction at the time of the Closing of each of the following conditions precedent:
(a)Performance by Oportun Entities. Each Lender shall have received on the Closing Date from each of the Seller, the Servicer, the Depositor and the Borrower, a certificate, dated the Closing Date and signed by executive officers of the Seller, the Servicer, the Depositor and the Borrower, to the effect that, and each Lender shall be satisfied that, (i) the representations and warranties of such Oportun Entity in this Agreement and the other Transaction Documents are true and correct on and as of the Closing Date as if made on and as of such date (except to the extent they relate to an earlier date or later time, and then as of such earlier date or later time), (ii) such Oportun Entity has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied in this Agreement and the other Transaction Documents, as applicable, at or prior to the Closing Date, and (iii) there has not occurred any change or any development that is likely to result in a change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of such Oportun Entity that has had or could reasonably be expected to have a Material Adverse Effect.
(b)Trust Accounts. The Lenders shall have received a certificate, dated the Closing Date, signed by an executive officer of the Collateral Agent to the effect that each of the Trust Accounts have been established.
(c)Opinions of Counsel. Each Lender shall have received, on the Closing Date, legal opinions or bring-down opinions and reliance letters, as applicable, delivered to each Lender (and other addressees reasonably requested by any Lender), dated the Closing Date, from the following law firms and covering the following matters: (i) from Orrick, Herrington & Sutcliffe LLP, as to (A) certain corporate, securities law, non-contravention and enforceability matters, (B) UCC matters, (C) true sale and non-consolidation of the Borrower with the Seller or the Servicer and (D) tax matters with respect to the Facility Loans and the Borrower, (ii) from Paul Soter, Esq., as to California and U.S. regulatory matters, (iii) from Hudson Cook LLP, as to certain Texas and Florida regulatory matters, (iv) from Richards, Layton & Finger, P.A., as to certain UCC perfection matters and (v) unless otherwise provided by Orrick, Herrington & Sutcliffe LLP, by General Counsel of the Seller as to certain non-contravention of material agreements with respect to the Seller and the Servicer.
(d)Execution and Delivery. The Borrower, the Collateral Agent, the Seller, the Depositor, the Servicer and the Back-Up Servicer and the other parties to the Transaction Documents shall have executed and delivered the Transaction Documents to which they are parties in the same form and substance as previously presented to and approved by each Lender.
(e)Additional Information. Prior to the Closing Date, the Borrower, the Depositor, the Servicer and the Seller shall have furnished to each Lender such further information, certificates and documents as such Lender may reasonably request.
(f)Corporate Documents. Prior to the Closing Date, each Lender shall have received certified copies of resolutions of the Board of Directors (or the equivalent) of the Depositor, the Servicer and the Seller authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation or certificate of formation, as applicable, and a copy of its limited liability company agreement or by-laws, as applicable.
(g)Approvals. Prior to the Closing Date, each Lender shall have received certified copies of all documents evidencing any necessary corporate action, consents, licenses and governmental approvals (if any) with respect to the Transaction Documents.
(h)Incumbency. Prior to the Closing Date, each Lender shall have received a certificate of the secretary or an assistant secretary of each of the Owner Trustee, the Depositor, the Servicer and the Seller certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.
(i)Good Standing. Prior to the Closing Date, each Lender shall have received good standing certificates for the Borrower, the Depositor, the Servicer and the Seller issued as of a recent date acceptable to such Lender by (a) the Secretary of State of the jurisdiction of such Person’s incorporation or organization, and (b) the Secretary of State of the jurisdiction where such Person’s chief executive office and principal place of business are located.
(j)UCCs. Prior to the Closing Date, the Lender shall have received (i) copies of proper financing statements (Form UCC-1), for filing on or prior to the Closing Date, naming the Borrower as debtor and the Collateral Agent as secured party as may be necessary or, in the opinion of the Lenders, desirable under the UCC to perfect the Collateral Agent’s (for the benefit of the Secured Parties) security interest in the Collateral, (ii) copies of proper financing statements, for filing on or prior to the

Closing Date, naming the Depositor as debtor/seller, the Borrower as assignor secured party and the Collateral Agent as assignee as may be necessary or, in the opinion of Lender, desirable under the UCC to perfect the Collateral Agent’s ownership interest in the Loans and Related Rights and the proceeds thereof, (iii) copies of proper financing statements, for filing on or prior to the Closing Date, naming the Seller as debtor/seller, each of the Depositor and the Borrower as assignor secured party and the Collateral Agent as assignee as may be necessary or, in the opinion of Lender, desirable under the UCC to perfect the Collateral Agent’s ownership interest in the Loans and Related Rights and the proceeds thereof, (iv) copies of proper financing statements, for filing on or prior to the Closing Date, naming Oportun Funding V, LLC as debtor/seller and the Seller as secured party as may be necessary or, in the opinion of the Lenders, desirable under the UCC to perfect the Collateral Agent’s (for the benefit of the Secured Parties) security interest in the Collateral, and (v) executed copies of proper UCC3 termination statements necessary to release all liens and other Adverse Claims of any Person in the Loans, Related Rights or the Collateral.
(k)Search Reports. Prior to the Closing Date, the Lender shall have received a written search report by a search service acceptable to the Lender listing all effective financing statements that name the Borrower, the Depositor, the Seller or Oportun Funding V, LLC (including any prior names of such entities) as a debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection 4.1(j) above and in such other jurisdictions that Lender shall reasonably request, together with copies of such financing statements (none of which shall cover any of the Loans, Related Rights or the Collateral), and tax, ERISA, bankruptcy and judgment lien search reports from a Person satisfactory to the Lender showing no evidence of such lien filed against the Borrower or the Seller.
(l)Fees. Prior to the Closing Date, the Lenders shall have received all outstanding Fees payable to it pursuant to this Agreement or any other Transaction Document, including all accrued attorneys’ fees and expenses.
(m)Actions or Proceedings. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the making of the Facility Loans; and no injunction or order of any Federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the making of the Facility Loans.
(n)Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto shall have been obtained or made.
(o)No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.

(p)Representations and Warranties. The representations and warranties of the Borrower, the Depositor, the Servicer and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of the Closing Date (except to the extent they expressly relate to an earlier or later time, and then as of such earlier date or later time).
(q)Each Lender shall have received, on the Closing Date, a memorandum delivered to each Lender, in form and substance satisfactory to each such Lender, as to certain Volcker Rule matters.
SECTION IV.2Conditions Precedent to each Advance. In addition to the conditions set forth in Section 3.1 and Section 4.1 of this Agreement, the obligation of each Lender to fund any Advance on the related Advance Date is subject to satisfaction of each of the following conditions precedent:
(a)on such Advance Date, there exist no Rapid Amortization Event, Event of Default, Servicer Default or Block Event which has occurred and is continuing;
(b)the representations and warranties of the Borrower, the Depositor, the Servicer and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of such Advance Date (except to the extent they expressly relate to an earlier or later time, and then as of such earlier or later time);
(c)the Overcollateralization Test is satisfied as of such Advance Date after giving effect to such Advance;
(d)the Revolving Period has not ended; and
(e)unless otherwise consented to in writing by each Lender, no material change has been made in the proprietary scoring method used by the Seller to calculate either ADS Scores or PF Scores.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE DEPOSITOR AND THE BORROWER
SECTION V.1Representations, Warranties and Covenants of the Seller, the Depositor and the Borrower. The Borrower severally represents and warrants and the Seller and the Depositor, jointly and severally with the Borrower, represent and warrant to each Lender, the Collateral Agent, the Paying Agent, the Securities Intermediary and the Depositary Bank that:
(a)Organization and Good Standing. Each of the Seller, the Servicer, the Depositor and the Borrower has been duly organized and is validly existing and in good standing under the laws of its state of organization, with full power and authority to own its properties and conduct its business as presently conducted. Each of the Borrower, the Depositor, the Servicer and the Seller is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would be reasonably likely to have a Material Adverse Effect.
(b)Power and Authority; Due Authorization. Each of the Seller, the Servicer, the Depositor and the Borrower has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and (ii) duly authorized, by all necessary action, the execution, delivery and performance of the Transaction Documents to which it is a party, the transactions contemplated herein and the financing, and the granting of security therefor, on the terms and conditions provided in this Agreement.
(c)No Violation. The execution, delivery and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the organizational documents of the Borrower, the Depositor, the Servicer or the Seller or (B) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower, the Servicer or the Seller is a party or by which the Borrower, the Depositor, the Servicer or the Seller or any of the Borrower’s, the Depositor’s, the Servicer’s or the Seller’s properties is bound, (ii) result in or require the creation or imposition of any Adverse Claim upon its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, security agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (iii) violate any Law applicable to the Borrower, the Depositor, the Servicer or the Seller or of any Governmental Authority having jurisdiction over the Borrower, the Depositor, the Servicer or the Seller or any of its respective properties.
(d)Validity and Binding Nature. The Transaction Documents to which the Borrower, the Depositor, the Servicer or the Seller are a party when duly executed and delivered by the Borrower, the Depositor, the Servicer or the Seller and the other parties thereto will be, the legal, valid and binding obligation of the Borrower, the Depositor, the Servicer or the Seller, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally and by general principles of equity.
(e)Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority required for the due execution, delivery or performance by the Borrower, the Depositor, the Servicer or the Seller of any Transaction Document to which it is a party remains unobtained or unfiled, except for the filing of the UCC financing statements contemplated hereunder.

(f)Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds from the transactions contemplated hereby, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.
(g)Perfection. On the Closing Date and the date of each Advance, the Borrower shall be the owner of all of the Loans and Related Rights, free and clear of all Adverse Claims. Within the time required pursuant to the Perfection Representations, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Collateral against all creditors (other than Secured Parties) of, and purchasers (other than Secured Parties) from, the Borrower, the Depositor, the Depositor Loan Trustee and the Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full;
(ii)this Agreement constitutes a valid grant of a security interest to the Collateral Agent for the benefit of the Secured Parties in all right, title and interest of the Borrower in the Loans and the Related Rights and all other assets of the Collateral, now existing or hereafter created or acquired. Accordingly, to the extent the UCC applies with respect to the perfection of such security interest, upon the filing of any financing statements described in Article VI, the Collateral Agent shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent provided in Section 9-315 of the UCC), subject to Permitted Encumbrances and, to the extent the UCC does not apply to the perfection of such security interest, all notices filings and other actions required by all applicable law have been taken to perfect and protect such security interest or lien against and prior to all Adverse Claims with respect to the Loans and Related Rights and all other assets of the Collateral. Except as otherwise specifically provided in the Transaction Documents, neither the Borrower nor any Person claiming through or under the Borrower has any claim to or interest in the Collection Account; and
(iii)immediately prior, and after giving effect, to the initial Facility Loans and each Advance hereunder, the Borrower and the Seller will be Solvent.
(h)Tax Status. (i) Each of the Borrower, the Depositor, the Servicer and the Seller has filed and shall file all tax returns (Federal, State and local) required to be filed by it and has paid or made and shall pay or make available adequate provision for the payment of all taxes, assessments and other governmental charges then due and payable (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith) and (ii) the Borrower is not subject to income, franchise or similar tax and is a disregarded entity for U.S. federal income tax purposes that is wholly owned by a “United States person”

within the meaning of Section 7701(a)(30) of the Code except to the extent the Borrower may be classified as a partnership resulting from a re-characterization of any Facility Loans as equity for U.S. federal income tax purposes).
(i)Compliance with Applicable Laws; Licenses, etc.
(i)Each of the Borrower, the Depositor, the Servicer and the Seller is in compliance with the requirements of all applicable Laws, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
(ii)Each of the Borrower, the Depositor, the Servicer and the Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(iii)All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto have been obtained or made.
(j)No Proceedings. Except as described in Schedule III;
(i)there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Borrower, the Depositor, the Servicer or the Seller is subject; and
(ii)there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Borrower, the Depositor, the Servicer or the Seller, threatened, before or by any Governmental Authority against the Borrower, the Depositor, the Servicer or the Seller (1) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (2) asserting the invalidity of this Agreement, the Facility Loans or any other Transaction Document, or any action taken in connection therewith, (3) seeking to prevent the making of the Facility Loans pursuant to this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, (4) seeking to adversely affect the federal income tax attributes of the Borrower or (5) that makes a claim (or claims) in an amount greater than $500,000 (or solely with respect to the Borrower, $100,000).
(k)Investment Company Act, Etc. None of the Seller, the Servicer, the Depositor or the Borrower is, or is controlled by, an “investment company” or an “affiliated person” of, “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended

(the “Investment Company Act”). The Facility Loans are not “ownership interests” in the Borrower within the meaning of the Volcker Rule.
(l)Eligible Receivables. Each Receivable included as an Eligible Receivable on the date of any Monthly Servicer Report or any other certificate or report delivered under any Transaction Document shall be an Eligible Receivable on such date. Each Receivable, including Subsequently Purchased Receivables, purchased by or contributed to the Borrower on any Purchase Date shall be an Eligible Receivable as of such Purchase Date.
(m)Receivables Schedule. The Purchase Report (as defined in the Purchase Agreement) is a true and correct schedule of the Loans included in the Collateral.
(n)ERISA. (i) Each of the Borrower, the Depositor, the Seller, the Servicer and their ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Loans, Receivables or other Related Rights. No ERISA Event has occurred with respect to Pension Plans sponsored or maintained by the Borrower or with respect to Multiemployer Plans to which the Borrower contributes or is obligated to contribute. No ERISA Event has occurred with respect to Pension Plans sponsored or maintained by the Seller, the Servicer, the Depositor, or the Seller’s, the Servicer’s, the Depositor’s or Borrower’s ERISA Affiliates that have an aggregate Unfunded Pension Liability equal to or greater than $1,000,000.
(o)Bulk Sales. No transaction contemplated hereby or by the other Transaction Documents requires compliance with any “bulk sales” act or similar Law.
(p)Accuracy of Information. All information heretofore furnished by, or on behalf of, the Seller, the Servicer, the Depositor or the Borrower to the Collateral Agent, the Paying Agent or any Lender in connection with any Transaction Document (including, without limitation, the Monthly Servicer Reports, the Monthly Reports, any other periodic reports and financial statements), or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).
(q)No Material Adverse Change. Since December 31, 2020, there has been no material adverse change in the collectibility of the Receivables or the Borrower’s, the Depositor’s, the Servicer’s, Oportun, LLC’s or the Seller’s (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Transaction Document.
(r)Material Adverse Effect. Since the date of its formation, (i) the Borrower has not incurred any obligations, contingent or noncontingent liabilities, liabilities for charges, longterm leases or forward or longterm commitments (other than under the Transaction Documents), (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the

Borrower’s assets and no Law applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Borrower is not in default under any material contract, lease or other agreement or instrument to which the Borrower is a party. Since the date of the formation of the Borrower, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
(s)Place of Business. The principal place of business and chief executive office of each of the Seller, the Depositor and the Borrower are located at the addresses indicated on Schedule IV hereto or in such other location designated by the Seller, the Depositor or the Borrower, as applicable, in a notice given to each Lender and the Collateral Agent, and the offices where the Borrower keeps all its records and Related Security, are (unless then held by the Collateral Agent, or the Custodian on its behalf) located at the address indicated on Schedule IV or such other locations notified to each Lender and the Collateral Agent.
(t)Trade Names, Etc. As of the Closing Date (i) the Borrower has no subsidiaries or divisions; and (ii) each of the Seller, the Depositor and the Borrower has, within the last five (5) years preceding the Closing Date, operated only under its corporate name and the trade names listed on Schedule IV hereto, and, within such (5) year period, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed by the Seller, the Depositor or the Borrower, as applicable, in writing to each Lender.
(u)[Reserved].
(v)Sales by Seller and Oportun, LLC. Each sale of Loans and Related Rights by the Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor shall have been effected under, and in accordance with the terms of, the Purchase Agreement, including the payment by the Depositor to the Seller of an amount equal to the purchase price therefor as described in the Purchase Agreement, and each such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Bankruptcy Code) owed by the Borrower to the Seller. Each sale of Loans and Related Rights by Oportun, LLC to the Seller shall have been effected under, and in accordance with the terms of, the Sale Agreement, including the payment by the Seller to Oportun, LLC of an amount equal to the purchase price therefor as described in the Sale Agreement, and each such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Bankruptcy Code) owed by the Seller to Oportun, LLC.
(w)Use of Proceeds. No proceeds of any Facility Loans will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(x)[Reserved].
(y)No Adverse Selection. The Seller has not selected Loans and Related Rights to be sold by the Seller to the Depositor and the Depositor Loan Trustee under the Purchase Agreement through a process that is adverse to the Depositor, the Depositor Loan Trustee, the Lenders or the Borrower or which results in the Borrower receiving Loans and Related Rights that are of lesser quality than those promissory notes, retail installment sales contracts or similar contracts pledged, sold or otherwise transferred by the Seller to other Persons pursuant to any other facility or purchase and sale agreement to which the Seller or any of its Affiliates may be a party.
(z)Recycled SPV. Other than the Borrower’s entry into the Transaction Documents, the Borrower has not entered into or been a party to or otherwise assumed any obligations or liability in connection with any other financing, securitization, sale or similar transaction. The Borrower does not have any obligations or liability under any agreement, instrument or undertaking, other than the Borrower’s obligations under the Transaction Documents.
(aa)Anti-Money Laundering.
(i)No Transaction Person is (1) a Politically Exposed Person, immediate family member of a Politically Exposed Person or a known close associate of a Politically Exposed Person; or (2) a foreign Shell Bank.
(ii)No part of the proceeds of any Advance will be used, directly or indirectly, for any payments (i) to fund or facilitate any money laundering or terrorist financing activities or business; or (ii) in any other manner that would cause or result in violation of Anti-Money Laundering Laws.
(iii)The Seller, the Depositor, the Borrower and their subsidiaries and affiliates have conducted and will conduct their businesses in compliance with applicable Anti-Money Laundering Laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the related representations and warranties contained herein.
(iv)Each of the Seller, the Depositor and the Borrower will deliver to each Lender, promptly following any request therefor, information and documentation reasonably requested by any Lender for purposes of compliance with applicable “know your customer” requirements under any applicable Anti-Money Laundering Laws.
(ab)Sanctions.
(i)Neither the Seller, the Depositor, the Borrower nor their respective subsidiaries, affiliates, directors or officers, nor, to the knowledge of the Seller, the Depositor or the Borrower, any employee, agent or representative of the Seller, the Depositor, the Borrower or of any of their respective subsidiaries or affiliates, is a Person that is, or is owned or controlled by Persons that are: (i) the subject or target of any Sanctions, or (ii) located, organized or resident in a country, territory or region that is, or whose government is, the subject of Sanctions (currently including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(ii)The Borrower will not, directly or indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including without limitation the Collateral Agent or any Lender).
(iii)The Seller, the Depositor, the Borrower and their subsidiaries and affiliates have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions and with the related representations and warranties contained herein
(ac)Anti-Corruption.
(i)The Seller, the Depositor, the Borrower and their subsidiaries and affiliates have conducted and will conduct their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the related representations and warranties contained herein.
(ii)Neither Seller, the Depositor, the Borrower, nor their subsidiaries or affiliates will directly or indirectly use the proceeds of any Advance or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate applicable Anti-Corruption Laws.
(ad)Plan Assets. The assets of each of the Borrower, the Depositor, the Seller and the Servicer do not constitute Plan Assets and the Borrower, the Depositor, the Seller and the Servicer are not subject to any Similar Law.
SECTION V.2Reaffirmation of Representations and Warranties by the Borrower. On the Closing Date, on each Advance Date and on each other Business Day, the Borrower shall be deemed to have certified that all representations and warranties described in Section 5.1 are true and correct on and as of such day as though made on and as of such day (except to the extent they relate to an earlier date or later time, and then as of such earlier date or later time).

ARTICLE VI.

COVENANTS
SECTION VI.1Money for Payments to be Held in Trust. At all times from the date hereof to the Facility Termination Date, unless the Controlling Class shall otherwise consent in writing, all payments of amounts due and payable with respect to any Facility Loans that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Borrower by the Collateral Agent or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of such Facility Loans shall be paid over to the Borrower except as provided in this Agreement.
SECTION VI.2Affirmative Covenants of the Borrower. At all times from the date hereof to the Facility Termination Date, unless each Lender shall otherwise consent in writing, the Borrower shall:
(a)Payments on Facility Loans. Duly and punctually pay or cause to be paid principal of (and premium, if any), interest and other amounts on and with respect to the Facility Loans pursuant to the provisions of this Agreement. Principal, interest and other amounts shall be considered paid on the date due if the Collateral Agent or the Paying Agent holds on that date money designated for and sufficient to pay all principal, interest and other amounts then due. Amounts properly withheld under the Code by any Person from a payment to any Lender of interest, principal and/or other amounts shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.
(b)Maintenance of Office or Agency. Maintain an office or agency (which may be an office of the Collateral Agent and Registrar or co-registrar) where notices and demands to or upon the Borrower in respect of the Facility Loans and this Agreement may be served, which initially shall be in care of the Owner Trustee at its Corporate Trust Office. The Borrower will give prompt written notice to the Collateral Agent and the Lenders of any change in the location of such office or agency.
(c)Compliance with Laws, etc.
(i)Comply with all applicable Laws, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;
(ii)Obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Receivables and its other properties or to the conduct of its business, the violation or failure to obtain which would be reasonably likely to have a Material Adverse Effect; and
(iii)Ensure that all Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the

Transaction Documents and the other documents related thereto have been obtained or made.
(d)Preservation of Existence. Preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.
(e)Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.
(f)Collection Policy. Comply in all material respects with the Credit and Collection Policies in regard to each Receivable.
(g)Reporting Requirements of The Borrower. Until the Facility Termination Date, furnish to the Lenders:
(i)Financial Statements.
(A)as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the annual unaudited report for such Fiscal Year of the Borrower including a copy of the balance sheet of the Borrower, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year;
(B)as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Consolidated Parent, a balance sheet of Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of Consolidated Parent, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification by Deloitte & Touche LLP or other nationally recognized independent public accountants with expertise in the preparation of such reports, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Consolidated Parent, which audit was conducted in accordance with GAAP (as then in effect), such accounting firm has obtained no knowledge that an Event of Default, Default or Rapid Amortization Event has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default, Default or Rapid Amortization Event has occurred and is continuing, a statement as to the nature thereof; and

(C)as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Consolidated Parent, certified by a Responsible Officer of Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by an Officer’s Certificate of the Administrator to the effect that no Event of Default, Default or Rapid Amortization Event has occurred and is continuing.
For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with this Section 6.2(g)(i).
(ii)Notice of Default, Event of Default, Rapid Amortization Event or Block Event. Immediately, and in any event within one (1) Business Day after the Borrower obtains knowledge of the occurrence of each Default, Event of Default, Rapid Amortization Event or Block Event a statement of a Responsible Officer of the Borrower (which statement shall also be delivered to the Back-Up Servicer and any successor Servicer) setting forth details of such Default, Event of Default, Rapid Amortization Event or Block Event and the action which the Borrower proposes to take with respect thereto;
(iii)Change in Credit and Collection Policies.
(A)Prior written notice of any proposed material change in or amendment to the Credit and Collection Policies, which change shall require the consent of each Lender prior to the effectiveness thereof;
(B)Within fifteen (15) Business Days after the effective date of any material change in or amendment to the Credit and Collection Policies, a copy of the Credit and Collection Policies then in effect indicating such change or amendment; and
(C)Within fifteen (15) Business Days after the effective date of any material version change in the Seller’s proprietary credit risk decisioning model, a written summary of such change.
(iv)ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any ERISA Event which either (i) the Borrower, the Seller, the initial Servicer or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (ii) the Borrower, the Seller, the initial Servicer or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor. The Borrower shall give the Collateral Agent and each Lender prompt written notice of any event that could result in the imposition of a Lien on the assets of the Borrower or any of its ERISA Affiliates under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA;
(v)If a Responsible Officer of the Borrower shall have actual knowledge of the occurrence of a Servicer Default, notice thereof to the Collateral Agent and the Lenders, which notice shall specify the action, if any, the Borrower is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, the Borrower shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Collateral Agent or the Lenders; and
(vi)On or before April 1 of each year, an Officer’s Certificate of the Administrator stating, as to the Responsible Officer signing such Officer’s Certificate, that:
(A)a review of the activities of the Borrower during the previous calendar year and of performance under this Agreement has been made under such Responsible Officer’s supervision; and
(B)to the best of such Responsible Officer’s knowledge, based on such review, the Borrower has complied with all conditions and covenants under this Agreement throughout such year, or, if there has been a Default, Event of Default or Rapid Amortization Event specifying each such Default, Event of Default or Rapid Amortization Event known to such Responsible Officer and the nature and status thereof.
(h)Use of Proceeds. Use the proceeds of the Facility Loans solely in connection with the acquisition or funding of Receivables and other Permissible Uses.
(i)Protection of Collateral. At its expense, perform all acts and execute all documents necessary and desirable at any time to evidence, perfect, maintain and enforce the title or the security interest of the Collateral Agent in the Collateral and the priority thereof. The Borrower will prepare, deliver and authorize the filing of financing statements relating to or covering the Collateral sold to the Borrower and subsequently pledged to the Collateral Agent (which financing statements may cover “all assets” of the Borrower).
(j)Inspection of Records. Once per calendar year (or during the continuance of any Event of Default or Servicer Default, as frequently as requested by the Lenders), upon reasonable prior written notice (which, except during the continuance of any Event of Default or Servicer Default, shall be at least 30 days), permit the Lenders or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files and the Records at such times as such Person may reasonably request. Any Lender shall provide the other Lenders with reasonable prior written notice of any such inspection being conducted by such Lender, and each other Lender shall have the option to jointly participate in any such inspection. In connection with any such inspection, upon instructions from the Lenders or their duly authorized representatives, attorneys or auditors, the Borrower shall release any document related to any Receivables to such Person.
(k)Furnishing of Information. Provide such cooperation, information and assistance, and prepare and supply the Collateral Agent and the Lenders with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by the Collateral Agent or the Lenders from time to time.
(l)[Reserved].
(m)Performance and Compliance with Receivables and Loans. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by the Borrower under the Loans related to the Receivables.
(n)Collections Received. Hold in trust, and immediately (but in any event no later than two (2) Business Days following the date of receipt thereof) transfer to the Servicer for deposit into the Collection Account (subject to Section 3.6(a)) all Collections, if any, received from time to time by the Borrower.
(o)Enforcement of Transaction Documents. Use commercially reasonable efforts to enforce all rights held by it under any of the Transaction Documents, shall not amend, supplement or otherwise modify any of the Transaction Documents and shall not waive any breach of any covenant contained thereunder without the prior written consent of each Lender. The Borrower shall take all actions necessary and desirable to enforce the Borrower’s rights and remedies under the Transaction Documents. The Borrower agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Transaction Documents if the effect thereof would adversely affect any of the Secured Parties.
(p)Separate Legal Entity. The Borrower hereby acknowledges that the Collateral Agent and the Lenders are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, the Borrower shall take all reasonable steps to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth herein, the Borrower shall take such actions as shall be required in order remain in compliance with Section 2.02 of the Trust Agreement.
(q)Minimum Net Worth. Have a net worth (in accordance with GAAP) of at least 1% of the aggregate outstanding principal amount of the Facility Loans.
(r)Servicer’s Obligations. Cause the Servicer to comply with Sections 2.02(c) and 2.09 of the Servicing Agreement.
(s)Income Tax Characterization. For purposes of U.S. federal income, state and local income and franchise taxes, unless otherwise required by the relevant Governmental Authority, the Borrower and each Lender will treat the Facility Loans as debt.
SECTION VI.3Negative Covenants of the Borrower. So long as any Facility Loans are outstanding, the Borrower shall not, unless each Lender shall otherwise consent in writing:
(a)Sales, Liens, etc. Except pursuant to, or as contemplated by, the Transaction Documents, the Borrower shall not sell, transfer, exchange, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of thirty (30) days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.
(b)Claims, Deductions. Claim any credit on, or make any deduction from the principal or interest payable in respect of, the Facility Loans (other than amounts properly withheld from such payments under the Code or other applicable Law) or assert any claim against any present or former Lender by reason of the payment of the taxes levied or assessed upon any part of the Collateral.
(c)Mergers, Acquisitions, Sales, Subsidiaries, etc. The Borrower shall not:
(i)be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;
(ii)make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;
(iii)create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or
(iv)enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
(d)Change in Business Policy. The Borrower shall not make any change in the character of its business which would impair in any material respect the collectability of any Receivable.
(e)Other Debt. Except as provided for herein, the Borrower shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Facility Loans, (ii) Indebtedness of the Borrower representing fees, expenses and indemnities arising hereunder or under the Transfer Agreement for the purchase price of the Receivables under the Transfer Agreement and (iii) other Indebtedness permitted pursuant to Section 6.3(h).
(f)Certificate of Trust and Trust Agreement. The Borrower shall not amend its certificate of trust or the Trust Agreement unless each Lender has consented to such amendment (which consent shall not be unreasonably withheld).
(g)Financing Statements. The Borrower shall not authorize the filing of any financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements relating to the Collateral other than the financing statements authorized and filed in connection with and pursuant to the Transaction Documents.
(h)Business Restrictions. The Borrower shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed Ten Thousand Dollars ($10,000); provided, however, that the foregoing will not restrict the Borrower’s ability to pay servicing compensation as provided herein and, so long as no Default, Event of Default or Rapid Amortization Event shall have occurred and be continuing, the Borrower’s ability to make payments or distributions legally made to the Borrower’s members with amounts distributed to the Borrower in accordance with this Agreement.
(i)ERISA Matters.

(i)To the extent applicable, the Borrower will not (A) engage or permit any of its respective ERISA Affiliates, over which the Borrower has control, to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) fail to make, or permit any of its ERISA Affiliates, over which the Borrower has control, to fail to make, any payments to any Multiemployer Plan that the Borrower, the Seller, the initial Servicer or any of their respective ERISA Affiliates is required to make under the agreement relating to such Multiemployer Plan or any Law pertaining thereto; (C) terminate, or permit any of its ERISA Affiliates, over which the Borrower has control, to terminate, any Benefit Plan so as to result in any liability to the Borrower, the initial Servicer, the Seller or any of their ERISA Affiliates; or (D) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to a Pension Plan, if such prohibited transactions, failures to make payment, terminations and reportable events described in clauses (A), (B), (C) and (D) above would in the aggregate have a Material Adverse Effect.
(ii)The Borrower will not permit to exist any failure to satisfy the minimum funding standard (as described in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan.
(iii)The Borrower will not cause or permit, nor permit any of its ERISA Affiliates over which the Borrower has control, to cause or permit, the occurrence of an ERISA Event with respect to any Pension Plans that could result in a Material Adverse Effect.
(iv)The Borrower will not become an entity deemed to hold Plan Assets or become subject to Similar Law.
(j)Name; Jurisdiction of Organization. The Borrower will not change its name or its jurisdiction of organization (within the meaning of the applicable UCC) without prior written notice to the Collateral Agent and the Lenders. Prior to or upon a change of its name, the Borrower will make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Collateral Agent in the Collateral pursuant to this Agreement. The Borrower further agrees that it will not become or seek to become organized under the Laws of more than one jurisdiction. In the event that the Borrower desires to so change its jurisdiction of organization or change its name, the Borrower will make any required filings and prior to actually making such change the Borrower will deliver to the Collateral Agent and the Lenders (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Collateral Agent in the Collateral in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

(k)Tax Matters. The Borrower shall not become subject to income, franchise or similar tax, and the Borrower will not become taxable as a corporation for U.S. federal income tax purposes. The Borrower shall remain a disregarded entity for U.S. federal income tax purposes that is wholly owned by a “United States person” within the meaning of Section 7701(a)(30) of the Code (except to the extent the Borrower may be classified as a partnership resulting from a re-characterization of any Facility Loans as equity for U.S. federal income tax purposes).
(l)Collateral Agent Fee. The Borrower will not increase the amount of compensation payable to the Collateral Agent (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary and the Depositary Bank without the prior written consent of the Controlling Class (which consent shall not be unreasonably withheld).
(m)Accounts. The Borrower shall not maintain any bank accounts other than the Trust Accounts; provided, however, that the Borrower may maintain a general bank account to, among other things, receive and hold funds distributed to it as Residual Payments, if applicable, and to pay ordinary-course operating expenses, as applicable. Except as set forth in the Servicing Agreement the Borrower shall not make, nor will it permit the Seller or Servicer to make, any change in its instructions to Obligors regarding payments to be made to the Servicer Account (as defined in the Servicing Agreement). The Borrower shall not add any additional Trust Accounts unless the Administrator shall have delivered to the Collateral Agent an Officer’s Certificate of the Administrator certifying that all conditions precedent relating to the addition of such Trust Accounts have been complied with and a copy of any documentation with respect thereto. The Borrower shall not terminate any Trust Accounts or close any Trust Accounts unless the Lenders shall have received at least thirty (30) days’ prior notice of such termination and shall have consented thereto and the Administrator shall have delivered to the Collateral Agent an Officer’s Certificate of the Administrator certifying that all conditions precedent relating to the termination or closure of such Trust Accounts have been complied with.
SECTION VI.4Further Instruments and Acts. The Borrower will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement
SECTION VI.5Appointment of Successor Servicer. If the Collateral Agent has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 2.01 of the Servicing Agreement, as promptly as possible thereafter, the Collateral Agent, at the direction of all Lenders, shall appoint a successor servicer in accordance with Section 2.01 of the Servicing Agreement.
SECTION VI.6Perfection Representations. The parties hereto agree that the Perfection Representations shall be a part of this Agreement for all purposes
SECTION VI.7Monthly Statement; Notice of Adverse Effect.

(a)Monthly Statement. The Borrower will cause each Monthly Statement to be delivered to each Lender, contemporaneously with the delivery thereof to the Collateral Agent and the Paying Agent.
(b)Notice of Adverse Effect. As soon as possible, and in any event within one (1) Business Day after the occurrence thereof, the Borrower shall (or shall cause the Servicer to) give each Lender written notice of (i) each Rapid Amortization Event, Event of Default, Servicer Default or Block Event, (ii) any default under any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower, the Servicer, the Seller or any of their Affiliates is a party and (iii) the institution of any action, suit, proceeding, arbitration or regulatory or governmental investigation against the Borrower, the Seller or the Servicer (A) that has had or could reasonably be expected to have a Material Adverse Effect, (B) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (C) asserting the invalidity of this Agreement, the Facility Loans or any other Transaction Document, or any action taken in connection therewith, (D) seeking to prevent the making of the Facility Loans pursuant to this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, (E) seeking to adversely affect the federal income tax attributes of the Borrower or (F) that makes a claim (or claims) in an amount greater than $500,000 (or solely with respect to the Borrower, $100,000).
SECTION VI.8Further Assurances. The Borrower, the Depositor and the Seller agree to take any and all acts and to create any and all further instruments necessary or reasonably requested by the Collateral Agent or any Lender to fully effect the purposes of this Agreement.
SECTION VI.9Modifications to Transaction Documents.
(a)Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement, the Servicing Agreement, the Intercreditor Agreement, the Back-Up Servicing Agreement, the Control Agreement, the Purchase Agreement, the Transfer Agreement or any other Transaction Document may be amended, waived or otherwise modified without the prior written consent of the Borrower and each Class A Lender (or, if the Class A Maximum Principal Amount is $0, the Class B Lenders); provided that any Fundamental Amendment shall require the prior written consent of all Lenders.
(b)The Borrower shall (or shall cause the Servicer to) give each Lender no less than five (5) Business Days’ prior written notice of any proposed amendment, modification or waiver of any provision of the Transaction Documents.
SECTION VI.10Expenses. Whether or not the Closing takes place, all reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Borrower.

SECTION VI.11Reorganizations and Transfers. The Borrower shall not enter into any transaction described in subsection 6.3(c) unless all Lenders shall have given their prior written consent thereto.
SECTION VI.12Custodial Acknowledgement Agreement. Notwithstanding anything to the contrary in the Transaction Documents, the Borrower shall cause Datasafe, Inc. to enter into the Custodial Acknowledgement Agreement no later than thirty (30) days following the date hereof or such later date as consented to in writing by each of the Lenders. The failure by the Borrower to timely comply with the covenant set forth in this Section 6.12 shall constitute an Event of Default with no grace period.
ARTICLE VII.

RAPID AMORTIZATION EVENTS; EVENTS OF DEFAULTS; REMEDIES
SECTION VII.1Rapid Amortization Events. If any one of the following events shall occur during the Revolving Period with respect to the Facility Loans (each, a “Rapid Amortization Event”):
(a)any Monthly Collateral Performance Test is not satisfied with respect to a Monthly Period;
(b)the occurrence of a Servicer Default or an Event of Default; or
(c)the occurrence of a “Rapid Amortization Event” under any Term Indenture caused by the Monthly Loss Percentage (as defined in the related Term Indenture) being greater than the Specified Monthly Loss Percentage (as defined in the related Term Indenture) over a specified period.
then, in the case of the events described in clauses (a) and (b) above, a Rapid Amortization Event with respect to the Facility Loans shall occur, without any notice or other action on the part of the Collateral Agent or the affected Lenders immediately upon the occurrence of such event. Any Rapid Amortization Event and its consequences may be waived with the written consent of each Lender.
SECTION VII.2 Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)default in the payment of any interest, principal, indemnity payment or other amount when due and owing by the Borrower, the Seller, the initial Servicer or any Affiliate thereof under any Transaction Document, and such default shall continue (and shall not have been waived by each Lender) for a period of two (2) Business Days after receipt of notice thereof;

(b)default in the payment of the principal of or any installment of the principal of any Class of Facility Loans when the same becomes due and payable on the Final Maturity Date;
(c)the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower, the Depositor, the Seller, Oportun, LLC, the Servicer or any part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Borrower’s, the Seller’s, Oportun, LLC’s or the Servicer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(d)the commencement by the Borrower, the Depositor, the Seller, Oportun, LLC or the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by the Borrower, the Seller, Oportun, LLC or the Servicer to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Borrower, the Seller, Oportun, LLC or the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or for any substantial part of the Collateral, or the making by the Borrower, the Seller, Oportun, LLC or the Servicer of any general assignment for the benefit of creditors, or the failure by the Borrower, the Seller, Oportun, LLC or the Servicer generally to pay its debts as such debts become due, or the taking of action by the Borrower in furtherance of any of the foregoing;
(e)the failure to deliver any Monthly Servicer Report, Monthly Statement or any other report or certificate required to be delivered under this Agreement or any other Transaction Document by the Borrower, the Seller, Oportun, LLC or the Servicer (or any of their Affiliates) on the applicable date when due under this Agreement or any other Transaction Document and such failure shall continue unremedied for a period of five (5) Business Days after receipt of notice of such failure;
(f)either (w) a failure on the part of the Borrower duly to observe or perform any other covenants or agreements of the Borrower set forth in this Agreement or any other Transaction Document to which it is a party, (x) a failure on the part of the Depositor duly to observe or perform any other covenants or agreements of the Depositor set forth in the Transfer Agreement, (y) a failure on the part of the Seller duly to observe or perform any other covenants or agreements of the Seller set forth in the Purchase Agreement or any other Transaction Document to which it is a party or (z) a failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in the Servicing Agreement or any other Transaction Document to which it is a party, which failure, in any such case, solely to the extent capable of cure and so long as it relates other than to any negative covenant (except for the negative covenant set forth in Section 6.3(a)), continues unremedied for a period of fifteen (15) Business Days after receipt of notice;

(g)either (w) any representation, warranty or certification made by the Borrower in this Agreement or in any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document to which it is a party shall prove to have been inaccurate when made or deemed made, (x) any representation, warranty or certification made by the Depositor in the Transfer Agreement or in any certificate delivered pursuant to the Transfer Agreement shall prove to have been inaccurate when made or deemed made or (y) any representation, warranty or certification made by the Seller in the Purchase Agreement or in any other Transaction Document to which it is a party or in any certificate delivered pursuant to the Purchase Agreement or any other Transaction Document shall prove to have been inaccurate when made or deemed made and, in any such case, to the extent such representation, warranty or certification is capable of cure, such inaccuracy continues unremedied for a period of fifteen (15) Business Days after receipt of notice;
(h)the Collateral Agent shall cease to have a first-priority perfected security interest in the Collateral;
(i)either (x) the Borrower shall have become subject to regulation by the Commission as an “investment company” under the Investment Company Act or (y) the Class A Loans shall constitute “ownership interests” in a “covered fund,” each as defined in the Volcker Rule;
(j)the Borrower shall become taxable as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(k)a lien shall be filed pursuant to Section 430 or Section 6321 of the Code and such lien has not been released within 60 days with regard to the Borrower except for any lien set forth in clause (i) of the definition of Permitted Encumbrance;
(l)[Reserved];
(m)Oportun shall fail to perform any of its obligations under the Performance Guaranty;
(n)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Borrower, the Seller, Oportun, LLC or the Servicer (or any of their respective Affiliates) shall so state in writing;
(o)(w) the Borrower shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement); (x) the Seller, the Servicer, Oportun, LLC or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Indebtedness that is outstanding in a principal amount of at least $2,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement); (y) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness (as referred to in clause (w) or (x) of this paragraph and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Indebtedness (as referred to in clause (w) or (x) of this paragraph) or to terminate the commitment of any lender thereunder, or (z) any such Indebtedness (as referred to in clause (w) or (x) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;
(p)the occurrence of an “Event of Default” or similar event or condition under the terms of any Term Indenture;
(q)one or more judgments or decrees shall be entered against the Borrower, the Seller, Oportun, LLC or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 10 Business Days, and the aggregate amount of all such judgments equals or exceeds $2,500,000 (or solely with respect to the Borrower, $0) over the course of any twelve month period;
(r)the Overcollateralization Test is not satisfied for more than five (5) Business Days;
(s)the breach of any Financial Covenant;
(t)the occurrence of a Servicer Default;
(u)[Reserved];
(v)the occurrence of a Change in Control;
(w)the failure to pay the Borrowing Base Shortfall in full on any Payment Date; or
(x)The assets of the Borrower are deemed to constitute Plan Assets or are subject to any Similar Law.

SECTION VII.3 Rights of the Collateral Agent Upon Events of Default.
(a)If and whenever an Event of Default (other than in clause (c) and (d) of Section 7.2) shall have occurred and be continuing, upon notice by the Required Lenders to the parties hereto, the principal amount of all Facility Loans outstanding shall be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Borrower specified in clause (c) or (d) of Section 7.2 shall occur, all unpaid principal of and accrued interest on all the Facility Loans outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Lender. If an Event of Default shall have occurred and be continuing, the Collateral Agent, at the direction of the Required Lenders, shall exercise from time to time any rights and remedies available to it under applicable Law and Section 7.5. Any amounts obtained by the Collateral Agent on account of or as a result of the exercise by the Collateral Agent of any right shall be held by the Collateral Agent as additional collateral for the repayment of the Secured Obligations and shall be applied as provided in Article III hereof.
(b)If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Collateral Agent as hereinafter in this Article VII provided, all Class A Lenders (or, if the Class A Maximum Principal Amount at such time is $0, all Class B Lenders), by written notice to the Borrower and the Collateral Agent, may rescind and annul such declaration and its consequences if:
(i)the Borrower has paid to or deposited with the Collateral Agent a sum sufficient to pay
(A)all payments of principal of and interest on all Facility Loans and all other amounts that would then be due hereunder and under the Transaction Documents or upon such Facility Loans if the Event of Default giving rise to such acceleration had not occurred; and
(B)all sums paid by the Collateral Agent hereunder and the reasonable compensation, expenses, disbursements of the Collateral Agent and its agents and counsel; and
(ii)all Events of Default, other than the nonpayment of the principal of the Facility Loans that has become due solely by such acceleration, have been cured or waived as provided in Section 7.6.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
(c)Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable Law with respect to the Collateral, the Collateral Agent shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

SECTION VII.4 Collection of Indebtedness and Suits for Enforcement by Collateral Agent.
(a)The Borrower covenants that if (i) default is made in the payment of any amount payable by the Borrower when the same becomes due and payable, and such default continues for a period of two (2) Business Days or (ii) default is made in the payment of the principal of any Facility Loan on the Final Maturity Date, the Borrower will pay to it, for the benefit of the Lenders, the whole amount then due and payable on such Facility Loans for principal, interest and other amounts, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Loan Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel.
(b)If an Event of Default occurs and is continuing, the Collateral Agent, at the written direction of the Required Lenders, shall proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by this Agreement or by Law; provided, however, that the Collateral Agent shall sell or otherwise liquidate the Collateral or any portion thereof only in accordance with Section 7.5(d).
(c)In any Proceedings brought by the Collateral Agent (and also any Proceedings involving the interpretation of any provision of this Agreement), the Collateral Agent shall be held to represent all the Secured Parties, and it shall not be necessary to make any such Person a party to any such Proceedings.
(d)In case there shall be pending, relative to the Borrower or any other obligor upon the Facility Loans or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Borrower or other obligor upon the Facility Loans, or to the creditors or property of the Borrower or such other obligor, the Collateral Agent, irrespective of whether the principal or other amount of any Facility Loans shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)to file a claim or claims for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Facility Loans and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reasonable compensation to the Collateral Agent and each predecessor Collateral Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent, except as a result of negligence, bad faith or willful misconduct) and of the Secured Parties allowed in such Proceedings;
(ii)unless prohibited by applicable Law, to vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties and of the Collateral Agent on their behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial Proceedings relative to the Borrower, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent, and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover reasonable compensation to the Collateral Agent, each predecessor Collateral Agent and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as a result of negligence, bad faith or willful misconduct.
(e)Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or vote for or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Facility Loans or the rights of any Secured Party or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
SECTION VII.5 Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, at the written direction of the Required Lenders, shall do one or more of the following:
(a)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable under the Transaction Documents, enforce any judgment obtained, and collect from the Borrower and any other obligor under the Transaction Documents moneys adjudged due;

(b)institute Proceedings from time to time for the complete or partial foreclosure of this Agreement with respect to the Collateral;
(c)subject to the limitations set forth in clause (d) below, exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent and the Secured Parties; and
(d)sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Collateral Agent may not sell or otherwise liquidate the Collateral following an Event of Default unless:
(i)100% of the Class A Lenders direct such sale and liquidation,
(ii)the proceeds of such sale or liquidation distributable to the Lenders are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Class A Loans for principal and interest and any other amounts due with respect to Class A Lenders, or
(iii)the Collateral Agent determines that the proceeds of the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on all outstanding Class A Loans as such amounts would have become due if such Class A Facility Loans had not been declared due and payable and the Controlling Class directs such sale and liquidation.
In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Collateral Agent may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Collateral for such purpose.
(e)Notwithstanding anything to the contrary contained in this Agreement or any of the Transaction Documents, in the event of a foreclosure sale by Collateral Agent (acting at the written direction of the Required Lenders) on any of the Collateral, the Collateral Agent shall give notice thereof to each Lender, such sale shall be a public sale (unless the proceeds of a private sale would be sufficient to pay all amounts due to all the Lenders or the Class B Lenders have consented thereto) and any Lender may be the purchaser of any or all of such Collateral at any such public sale. In the event of a foreclosure sale by Collateral Agent (acting at the written direction of the Required Lenders) on any of the Collateral pursuant to a public sale, the Collateral Agent will seek firm bids from at least two bidders and the Class B Lenders or an Affiliate thereof (collectively, the “Bidders”) for the purchase of all or a portion of the Collateral for scheduled settlement substantially in accordance with the then-current market practice in the principal market for the Collateral; provided, that the Class B Lenders shall have the right but not the obligation to provide any firm bid. The Collateral Agent shall sell the Collateral to the Bidder providing the most favorable bid, giving due consideration to the totality of the terms of such bid, including the price and any other stipulations, conditions and other terms of such bid (“Bid Standards”). If the sale process outlined in the first three sentences of this Section 7.5(e) (all of the foregoing constituting the “Public Sale Mechanics”) does not result in at least one reasonable, good faith bid, or if the highest bid is not sufficient to pay all amounts due to the Class A Lenders, then the Required Lenders shall retain exclusive discretion to determine whether and when they wish to conduct another public or private sale, in any case, without giving effect to the first three sentences of this Section 7.5(e); provided, that (i) so long as the Class B Lenders submitted a reasonable, good faith bid in the initial public sale, the Collateral Agent shall attempt two public sales pursuant to the Public Sale Mechanics prior to entering into a private sale and (ii) the terms of the private sale shall be subject to the Bid Standards. To the extent any of the terms of this Section 7.5(e) are inconsistent with applicable law governing the foreclosure sale, including, but not limited to the New York Uniform Commercial Code, such inconsistent terms shall not apply.
SECTION VII.6Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Facility Loans as provided in Section 7.3(a), all Lenders may waive any past Default or Event of Default and its consequences except a Default in payment of principal of any of the Facility Loans. In the case of any such waiver, the Borrower, the Collateral Agent and the Lenders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION VII.7 [Reserved].
SECTION VII.8 Unconditional Rights of Lenders to Receive Payment; Withholding Taxes.
(a)Notwithstanding any other provision of this Agreement except as provided in Section 7.8(b) and (c), the right of any Lender to receive payment of principal, interest or other amounts, if any, on the Facility Loan, on or after the respective due dates expressed in the Facility Loan or in this Agreement, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Lender.
(b)Promptly upon request, each Lender shall provide to the Collateral Agent and/or the Borrower (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or delivery of information under FATCA) with the Tax Information.
(c)The Paying Agent shall (or if the Collateral Agent is not the Paying Agent, the Collateral Agent shall cause the Paying Agent to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent that such Paying Agent shall) comply with the provisions of this

Agreement applicable to it, comply with all requirements of the Code with respect to the withholding from any payments to Lenders, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Facility Loans any Tax Information and making any withholdings with respect to the Facility Loans as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments to Lenders, and, upon request, provide any Tax Information to the Borrower.
SECTION VII.9 Restoration of Rights and Remedies. If any Lender has instituted any Proceeding to enforce any right or remedy under this Agreement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Collateral Agent or to such Lender, then and in every such case the Borrower, the Collateral Agent, the Lenders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Agent, the Lenders shall continue as though no such Proceeding had been instituted.
SECTION VII.10 The Collateral Agent May File Proofs of Claim. The Collateral Agent is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel) and the Lenders allowed in any judicial Proceedings relative to the Borrower (or any other obligor upon the Facility Loans), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial Proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel, and any other amounts due under Section 9.6 and 9.17. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Collateral Agent, its agents and counsel, and any other amounts due under Section 9.6 and 9.17 out of the estate in any such Proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Lenders may be entitled to receive in such Proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Facility Loans or the rights of any Lender with respect thereto, or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such Proceeding.
SECTION VII.11 Priorities. Following the declaration of an Event of Default or a Rapid Amortization Event pursuant to Section 7.1 or 7.3, all amounts in the Collection Account, including any money or property collected pursuant to Section 7.5 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Collateral Agent on the related Payment Date in accordance with the provisions of Article III.

The Collateral Agent may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Borrower shall mail to each Secured Party and the Collateral Agent a notice that states the record date, the payment date and the amount to be paid.
SECTION VII.12 Undertaking for Costs. All parties to this Agreement agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Collateral Agent for any action taken, suffered or omitted by it as Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Collateral Agent, (b) any suit instituted by any Lender, or group of Lenders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal amount of the Facility Loans on the date of the filing of such action or (c) any suit instituted by any Lender for the enforcement of the payment of principal of or interest on any Facility Loan on or after the respective due dates expressed in this Agreement.
SECTION VII.13 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Agent or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION VII.14 Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by Law to the Collateral Agent or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Secured Parties, as the case may be.
SECTION VII.15 Control by Lenders. The Required Lenders, acting together, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Agent with respect to the Facility Loans or exercising any trust or power conferred on the Collateral Agent; provided that:
(a)such direction shall not be in conflict with any Law or with this Agreement;
(b)subject to the express terms of Section 7.5, any direction to the Collateral Agent to sell or liquidate the Receivables shall be by the Required Lenders;
(c)the Collateral Agent shall have been provided with indemnity satisfactory to it; and

(d)the Collateral Agent may take any other action deemed proper by the Collateral Agent that is not inconsistent with such direction;
provided, however, that, subject to Section 9.1, the Collateral Agent need not take any action that it determines might involve it in liability.
SECTION VII.16 Waiver of Stay or Extension Laws. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such Law had been enacted.
SECTION VII.17 Action on Facility Loans. The Collateral Agent’s right to seek and recover judgment on the Facility Loans or under this Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement. Neither the Lien of this Agreement nor any rights or remedies of the Collateral Agent or the Secured Parties shall be impaired by the recovery of any judgment by the Collateral Agent against the Borrower or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Borrower.
SECTION VII.18 Performance and Enforcement of Certain Obligations.
(a)The Borrower agrees to take all such lawful action as is necessary and desirable to compel or secure the performance and observance by the Seller, the Parent and the Servicer, as applicable, of each of their obligations to the Borrower under or in connection with the Transaction Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower under or in connection with the Transaction Documents, including the transmission of notices of default on the part of the Seller, the Parent or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller, the Parent or the Servicer of each of their obligations under the Transaction Documents.
(b)If an Event of Default has occurred and is continuing, the Required Lenders or the Collateral Agent may, and, at the direction (which direction shall be in writing) of the Required Lenders, the Collateral Agent shall, subject to Section 7.3(b), exercise all rights, remedies, powers, privileges and claims of the Borrower against the Seller, the Parent or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Parent or the Servicer of each of their obligations to the Borrower thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Borrower to take such action shall be suspended.

SECTION VII.19 Reassignment of Surplus. Promptly after termination of this Agreement and the payment in full of the Secured Obligations, any proceeds of all the Receivables and other Collateral received or held by the Collateral Agent shall be turned over to the Borrower and the Receivables and all other Collateral shall be released to the Borrower by the Collateral Agent without recourse to the Collateral Agent and without any representations, warranties or agreements of any kind.
SECTION VII.20 Class B Lender Purchase Option.
(a) Upon the acceleration of the Facility Loans pursuant to Section 7.3(a) of this Agreement following an Event of Default] (the “Class B Purchase Option Trigger”), each Class B Lender shall have the option (but not the obligation) to purchase all (but not less than all) of the Class A Lender’s interests in the Class A Loans (the “Class A Lender Interests”) subject to the terms and conditions set forth in this Section 7.20 (the “Class B Purchase Option”). The Class B Purchase Option shall be exercisable by each such Class B Lender for a period of five (5) Business Days (or such longer period as agreed in writing by the Class A Lenders) (the “Class B Purchase Option Period”), commencing on (i) if an Event of Default (other than an Event of Default specified in clause (c) or (d) of Section 7.2) has occurred and is continuing, the date, if any, on which the Required Lenders have delivered a written notice to cause the acceleration of the Facility Loans pursuant to Section 7.3(a) or (ii) if an Event of Default specified in clause (c) or (d) of Section 7.2 has occurred and is continuing, the date of the occurrence of such Event of Default (in either case, such fifth (5th) Business Day, the “Class B Purchase Option Termination Date”). During the Class B Purchase Option Period, one or more Class B Lenders may exercise the Class B Purchase Option upon written notice to each Class A Lender, with a copy to the Collateral Agent (the “Class B Purchase Option Notice”), which notice shall be irrevocable and shall oblige each such Class B Lender to purchase all of the Class A Interests. The Class B Purchase Option Notice shall specify the date on which the Class B Purchase Option is to be exercised by the relevant Class B Lenders which shall be no later than the tenth (10th) Business Day following the Class B Purchase Option Trigger (or such later date agreed to by the Class A Lenders) (such date, the “Class B Purchase Option Exercise Date”). On the Business Day following the Class B Purchase Option Termination Date, the Class A Lenders shall deliver written notice to each Class B Lender that has provided each Class A Lender with a timely Class B Purchase Option Notice specifying the final amount of each Class A Lender Interests as of the Class B Purchase Option Exercise Date (collectively, the “Class A Lender Interest Purchase Amount”), and indicating the relevant pro rata share of the Class A Lender Interests to be acquired by each relevant Class B Lender. On the Class B Purchase Option Exercise Date, the Class A Lenders shall sell to each relevant Class B Lender, and such Class B Lenders shall purchase from the Class A Lenders, all of the Class A Lenders’ right, title and interest in and to the Class A Lender Interests, and all proceeds of any and all of the foregoing.
(b)On the Class B Purchase Option Exercise Date, each applicable Class B Lender (i) shall pay to the Class A Lender as the purchase price therefor all or its pro rata share of the Class A Lender Interest Purchase Amount, as applicable, and (ii) agrees to indemnify and hold harmless each Class A Lender from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by such Class B Lender occurring after the date of such purchase (but excluding, for the avoidance of doubt, any such loss, liability, claim, damage or expense resulting from the gross negligence, fraud, bad faith or willful misconduct of such Class A Lender). The Class A Lender Interest Purchase Amount shall be remitted by wire transfer in immediately available funds to such bank accounts of each Class A Lender as such Class A Lender shall have designated in writing (no later than one (1) Business Day prior to the Class B Purchase Option Exercise Date) to each applicable Class B Lender for such purpose. If the amounts so paid by any Class B Lender to the bank accounts designated by the Class A Lenders are received in such bank accounts after 5:00 p.m., New York time, interest to and including the next Business Day over the Class A Lender Interest Purchase Amount shall be calculated at the same rate applicable to the Borrower hereunder with respect to the Class A Advances and immediately paid by the relevant Class B Lender to the Class A Lenders. If the full Class A Lender Interest Purchase Amount (together with any such interest) is not received by the applicable Class A Lender by 5:00 p.m., New York time on the Business Day immediately after the Class B Purchase Option Exercise Date, the related Class A Lender Interests shall be deemed to have not been sold to any Class B Lender and any amounts remitted to such Class A Lender shall then be returned to the relevant Class B Lenders (pursuant to instruction delivered by each such Class B Lender) no later than 5:00 p.m., New York time on the second Business Day following the Class B Purchase Option Exercise Date. For the avoidance of doubt, nothing in this Section 7.20 shall cause the rescission or annulment of any declaration of acceleration of maturity of the Facility Loans.
(c)Any purchase pursuant to this Section 7.20 shall be expressly made without representation or warranty of any kind by the Class A Lenders as to the Class A Lender Interests or otherwise without recourse to the Class A Lenders, except that each Class A Lender shall represent and warrant: (i) as to the amount of the Class A Lender Interests being purchased and that the Class A Lender Interest Purchase Amount is true, correct and accurate, (ii) that such Class A Lender shall convey the Class A Lender Interests free and clear of any Liens or encumbrances of such Class A Lender or created or suffered by such Class A Lender, and (iii) such Class A Lender is duly authorized and has taken all necessary corporate action to assign the Class A Lender Interests. Nothing in this Section 7.20 shall, or shall be deemed to, release or terminate any indemnification obligations of the Borrower which by their terms survive the payment of the Advances pursuant to the terms of this Agreement.
ARTICLE VIII.

INDEMNIFICATION
SECTION VIII.1Indemnification. The Borrower agrees to indemnify and hold harmless each Lender, each Affiliate thereof and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the ownership, either directly or indirectly, of any interest in the Collateral or the Facility Loans or any of the transactions contemplated hereby or thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the Initial Loan Amount or any Advances or in respect of any Receivable; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have directly resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables due to the credit risk or financial inability to pay of the related Obligor. Without limiting the generality of the foregoing, and subject to the exclusions set forth in the preceding sentence, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)any representation or warranty made by any Oportun Entity or any officers of any Oportun Entity under this Agreement, any of the other Transaction Documents, any Monthly Servicer Report or any other written information or report delivered by the Borrower pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;
(b)the failure by any Oportun Entity to comply with any applicable Requirement of Law with respect to any Receivable or the related Loan, or the nonconformity of any Receivable or the related Loan with any such applicable Requirement of Law;
(c)any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Loan not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(d)the failure by any Oportun Entity to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Loans;
(e)the failure of any Oportun Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Loans;
(f)any reduction in the aggregate outstanding principal amount of any Facility Loan as a result of the distribution of Collections pursuant to Article III, if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;
(g)the commingling of Collections at any time with other funds;

(h)any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Advances by the Borrower, the ownership directly or indirectly of any interest in a Facility Loan or the Collateral;
(i)any failure of the Borrower to give reasonably equivalent value to the Depositor in consideration of the purchase by the Borrower from the Depositor of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(j)any action taken in the enforcement or collection of any Receivable;
(k)the failure of any Receivable included in any Monthly Servicer Report or other periodic report as an Eligible Receivable for purposes of any calculation based on Eligible Receivables or otherwise to be an Eligible Receivable at the time of such calculation;
(l)the failure to vest in the Collateral Agent (for the benefit of the Lenders and the other Secured Parties) (i) to the extent the perfection of a security interest in such property is governed by the UCC, a valid and enforceable first priority perfected security interest in the Loans or Related Rights or (ii) if the perfection of such security interest is not governed by the UCC, a valid and enforceable lien or security interest in the Loans or Related Rights, in each case, free and clear of any Adverse Claim; or
(m)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Loans or Related Rights and other related rights transferred or purported to be transferred hereunder whether at the time of any purchase or reinvestment or at any subsequent time;
provided, however, that, as between the Borrower and any Indemnified Party, in no event shall the Borrower be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.
The Seller agrees to indemnify and hold harmless each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to any breach of any of the representations, warranties or covenants of the Seller contained in this Agreement or any other Transaction Document to which the Seller is a party; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have directly resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse for uncollectible Receivables due to the credit risk or financial inability to pay of the related Obligor; provided, however, that in no event shall the Seller be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.
If for any reason the indemnification provided in this Section 8.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless for the Indemnified Amounts, then the applicable indemnifying party shall (subject to the exclusions set forth in this Section 8.1) contribute to the maximum amount payable or paid to such Indemnified Party as a result of the applicable claim, damage, expense, loss or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the applicable indemnifying party on the other hand, but also the relative fault of such Indemnified Party (if any) and the applicable indemnifying party and any other relevant equitable considerations.
SECTION VIII.2Increased Costs.
(a)If any Regulatory Change:
(i)shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Facility Loans or any interest therein, the Receivables, any other assets of the Collateral or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or
(ii)imposes upon any Lender any other expense (other than Excluded Taxes) deemed by any Lender to be material (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Facility Loans or any interest therein, the Receivables, any other assets of the Collateral, or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement or the other Transaction Documents, and the result of any of the foregoing is to increase the cost to any Lender with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Facility Loans or any interest therein, the Receivables, any other assets of the Collateral, the obligations hereunder, the funding of any Advances hereunder or under the other Transaction

Documents, then, on the first Payment Date which is not less than three Business Days after demand by any Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in accordance with the priorities set forth in Section 3.8. In making demand hereunder, such Lender shall submit to the Borrower a certificate as to such increased costs incurred which shall provide in detail the basis for such claim which certificate shall be conclusive and binding for all purposes absent manifest error; provided, however, that no Lender shall be required to disclose any confidential or tax planning information in any such certificate. For the avoidance of doubt, amounts payable under this Section 8.2(a) shall not be duplicative of amounts payable to any Lender under Section 8.3.
(b)If any Lender shall have determined that after the Closing Date, the adoption of any applicable law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have, due to an increase in the amount of capital required to be maintained by such Lender, the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender’s obligations hereunder or with respect hereto to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, on the first Payment Date which is not less than three (3) Business Days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In making demand hereunder, such Lender shall submit to the Borrower a certificate as to such increased costs incurred which shall provide in detail the basis for such claim which certificate shall be conclusive and binding for all purposes absent manifest error; provided, however, that no Lender shall be required to disclose any confidential or tax planning information in any such certificate.
(c)If any Lender is affected by any of the circumstances referred to in clauses (a) and (b) of this section, such Lender shall use reasonable efforts to designate a different office, branch or affiliate for performing its obligations hereunder and under the Transaction Documents, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment would eliminate or reduce amounts payable pursuant to clauses (a) or (b) of this section, as the case may be, in the future.
SECTION VIII.3Indemnity for Taxes.
(a)All payments made by the Borrower to the Lenders under this Agreement or any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future stamp or similar taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority unless otherwise required by applicable Law. If applicable law requires a deduction or withholding from any payment made by the Borrower (or its agent or the

Paying Agent), then the Borrower (or its agent or the Paying Agent) shall be entitled to make such deduction or withholding. If any such taxes (other than Excluded Taxes) are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable by the Borrower to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Borrower shall indemnify each Lender for the full amount of any such taxes (other than Excluded Taxes) that are assessed or imposed directly on such Lender on the first Payment Date which is not less than ten (10) days after the date of written demand therefor by such Lender.
(b)If at any time, any Lender is or becomes a Non-United States Person, such Lender shall:
(i)deliver to the Borrower and the Paying Agent two duly completed copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or successor applicable form, as the case may be (including any required attachments);
(ii)deliver to the Borrower and the Paying Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it; and
(iii)obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Paying Agent;
unless such Lender is legally unable to prepare and/or deliver any such form or documentation, and such IRS Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI (or successor applicable form) shall indicate that such Lender is entitled to receive payments under this Agreement and the other Transaction Documents without or at a reduced rate of deduction or withholding of any United States federal income taxes or permit the Borrower to determine the withholding or deduction required to be made. Each Lender, to the extent that it is a Non-United States Person, agrees that, to the extent any form claiming complete or partial exemption from withholding and deduction of United States federal taxes delivered under this clause (b) is found to be incomplete or incorrect in any material respect, such Lender shall (to the extent it is permitted to do so under the laws and any double taxation treaties of the United States, the jurisdiction of its organization and the jurisdictions in which its relevant booking offices are located) execute and deliver to the Borrower a complete and correct replacement form.
(c)Limitations. Each Lender agrees to use reasonable efforts to mitigate the imposition of any Taxes referred to in this Section 8.3, including changing the office of such Lender from which any Facility Loans (or portion thereof) funded or maintained by such Lender or this Agreement is booked; provided that such reasonable efforts would not be disadvantageous to such Lender or result in the imposition of any additional taxes upon such Lender or cause such Lender, in its good faith judgment, to violate one or more of its policies in order to avoid such imposition of taxes.
SECTION VIII.4Other Costs, Expenses and Related Matters.
(a)The Borrower agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Lender harmless against liability for the payment of, all reasonable outofpocket expenses (including, without limitation, reasonable attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of each Lender) or intangible, documentary or recording taxes incurred by or on behalf of such Lender (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of such Lender’s interest in the Collateral) and (ii) (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with any of such Lender’s enforcement or preservation of rights (including, without limitation, the perfection and protection of such Lender’s interest in the Collateral), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents.
(b)Each Lender will notify the Borrower and the Servicer in writing of any event occurring after the date hereof which will entitle an Indemnified Party or such Lender to compensation pursuant to this Article VIII. Any notice by any Lender claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender or any applicable Indemnified Party may use any reasonable averaging and attributing methods.
(c)If the Borrower is required to pay any additional amount to any Lender pursuant to Section 8.2 or 8.3, then such Lender shall use reasonable efforts (which shall not require any Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce amounts payable pursuant to Section 8.2 or 8.3, as the case may be, in the future.
ARTICLE IX.

THE COLLATERAL AGENT
SECTION IX.1 Duties of the Collateral Agent.
(a)Each of the Lenders hereto hereby appoint Wilmington Trust, National Association as the Collateral Agent for purposes of carrying out the duties of the Collateral Agent pursuant to the terms of this Agreement and the other Transaction

Documents. The Collateral Agent shall not be liable, answerable or accountable under any circumstances, except for its own willful misconduct or negligence, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.
(b)(i)    The Collateral Agent undertakes to perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations shall be read into this Agreement or any related document against the Collateral Agent; and
(ii)in the absence of bad faith on its part, the Collateral Agent may conclusively rely (without independent confirmation, verification, inquiry or investigation of the contents thereof), as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement and, if applicable, the Transaction Documents to which the Collateral Agent is a party, provided, further, that the Collateral Agent shall not be responsible for the accuracy or content of any of the aforementioned documents and the Collateral Agent shall have no obligation to verify or recompute any numeral information provided to it pursuant to the Transaction Documents.
(c)No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:
(i)this clause does not limit the effect of clause (b) of this Section 9.1;
(ii)the Collateral Agent shall not be personally liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Collateral Agent, unless it is conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review that the Collateral Agent was negligent in ascertaining the pertinent facts;
(iii)the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Agreement or the Transaction Documents;
(iv)the Collateral Agent shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a)-(h) of Section 2.04 of the Servicing Agreement unless a Trust Officer of the Collateral Agent obtains actual knowledge of such failure or the Collateral Agent receives written notice of such failure from the Servicer or any Lenders evidencing not less than 10% of the aggregate outstanding principal balance or par value of the Facility Loans adversely affected thereby.
(d)Notwithstanding anything to the contrary contained in this Agreement or any of the Transaction Documents, no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Collateral Agent in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Agreement.
(e)Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Article IX.
(f)The Collateral Agent shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Servicing Agreement.
(g)Without limiting the generality of this Section 9.1 and subject to the other provisions of this Agreement, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Borrower, (iii) to confirm or verify the contents of any reports or certificates delivered to the Collateral Agent pursuant to this Agreement or the Servicing Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivables is an Eligible Receivable or to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s, the Seller’s, the Parent’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as Custodian of the Receivable Files under the Servicer Transaction Documents, (v) the acquisition or maintenance of any insurance, or (vi) to determine when a Repurchase Event or a Depositor Repurchase Event occurs. The Collateral Agent shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in any portion of the Collateral.
(h)Subject to Section 9.1(d), in the event that the Paying Agent or the Registrar (if other than the Collateral Agent) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Agreement, the Collateral Agent shall be obligated as soon as practicable upon written notice to a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.
(i)No provision of this Agreement shall be construed to require the Collateral Agent to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder.
(j)Subject to Section 9.4, all moneys received by the Collateral Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by Law or the Transaction Documents.
(k)Nothing contained herein shall be deemed to authorize the Collateral Agent to engage in any business operations or any activities other than those set forth in this Agreement. Specifically, the Collateral Agent shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Collateral under this Agreement or otherwise vary the assets held by the Borrower. The Collateral Agent shall not have any discretionary duties.
(l)The Collateral Agent shall not be required to take notice or be deemed to have notice or knowledge of any Rapid Amortization Event, Servicer Default, Default or Event of Default unless a Trust Officer of the Collateral Agent shall have received written notice thereof. In the absence of receipt of such notice, the Collateral Agent may conclusively assume that there is no Rapid Amortization Event, Servicer Default, Default or Event of Default.
(m)[Reserved].
(n)The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Borrower, the Servicer and/or a specified percentage of Lenders under circumstances in which such direction is required or permitted by the terms of this Agreement or other Transaction Document.
(o)The enumeration of any permissive right or power herein or in any other Transaction Document available to the Collateral Agent shall not be construed to be the imposition of a duty. For the avoidance of doubt and without limiting any rights, protections, immunities or indemnities afforded to the Collateral Agent hereunder or under any other Transaction Document, phrases such as “satisfactory to the Collateral Agent,” “approved by the Collateral Agent,” “acceptable to the Collateral Agent, “as determined by the Collateral Agent,” “in the Collateral Agent’s discretion,” “selected by the Collateral Agent,” “appointed by the Collateral Agent,” “elected by the Collateral Agent,” “requested by the Collateral Agent, “ and phrases of similar import that authorize or permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Collateral Agent receiving written direction from the Required Lenders (or such other group of Lenders as expressly provided for hereunder or under any Transaction Document) to take such action or exercise such rights.
(p)The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may separately agree in writing with the Borrower.
(q)Every provision of this Agreement or any related document relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Article.
(r)The Collateral Agent shall not be responsible for or have any liability for the collection of any Loans or Receivables or the recoverability of any amounts from an Obligor or any other Person owing any amounts as a result of any Loans or Receivables, including after any default of any Obligor or any other such Person.
SECTION IX.2 Rights of the Collateral Agent. Except as otherwise provided by Section 9.1:
(a)The Collateral Agent may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including the Monthly Servicer Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Collateral Agent, the Monthly Statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper Person. Without limiting the Collateral Agent’s obligations to examine pursuant to Section 9.1(b)(ii), the Collateral Agent need not investigate any fact or matter stated in the document.
(b)Before the Collateral Agent acts or refrains from acting, the Collateral Agent may require an Officer’s Certificate or an Opinion of Counsel or consult with counsel of its selection and the Officer’s Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including, without limitation, for purposes of Section 7.5(e), auction agents or liquidation agents) or attorneys, custodians and nominees and the Collateral Agent shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d)The Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, however, that the Collateral Agent’s conduct does not constitute willful misconduct or negligence.
(e)The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Lenders, pursuant to the provisions of this Agreement, unless such Lenders shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent (in its sole discretion) against the costs, expenses (including attorneys’ fees and expenses) and liabilities which may be incurred therein or thereby.
(f)The Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, the Monthly Servicer’s Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Collateral Agent or the Monthly Statement), unless requested in writing so to do by the Lenders evidencing not less than 10% of the aggregate outstanding principal amount of Facility Loans, but the Collateral Agent may, but is not obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney at the sole cost of the Borrower and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Collateral Agent, not assured to the Collateral Agent by the security afforded to it by the terms of this Agreement, the Collateral Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Collateral Agent, shall be reimbursed by the Person making such request.
(g)The Collateral Agent shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Collateral Agent’s own willful misconduct or negligence. The Collateral Agent shall have no obligation to invest or reinvest any amounts except as directed by the Borrower (or the initial Servicer) in accordance with this Agreement. Notwithstanding the foregoing, if the initial Servicer is removed or replaced, the selected Permitted Investment for investment or reinvestment as provided in this Agreement shall be as in effect on the date of such removal or replacement.
(h)The Collateral Agent shall not be liable for the acts or omissions of any successor to the Collateral Agent so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Collateral Agent.
(i)The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent and the entity serving as the Collateral Agent (a) in each of its capacities hereunder and under any other Transaction Document, and to each agent, custodian and other Person employed to act hereunder and under any other Transaction Document and (b) in each document to which it is a party (in any capacity) whether or not specifically set forth herein; provided, however, that the Securities Intermediary shall comply with Section 3.5.
(j)Except as may be required by Sections 9.1(b)(ii), 9.2(a) and 9.2(f), the Collateral Agent shall not be required to make any initial or periodic examination of any documents or records related to the Collateral for the purpose of establishing the presence or absence of defects, the compliance by the Seller, the Parent or the Servicer with their respective representations and warranties or for any other purpose.
(k)Without limiting the Collateral Agent’s obligation to examine pursuant to Section 9.1(b)(ii), the Collateral Agent shall not be bound to make any investigation into (i) the performance or observance by the Borrower, any Servicer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Agreement or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Agreement, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Agreement or any related document, (iv) the value or the sufficiency of any collateral or (v) the satisfaction of any condition set forth in this Agreement or any related document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower or any Servicer, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.
(l)In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)The Collateral Agent may, from time to time, request that the Borrower and any other applicable party deliver a certificate (upon which the Collateral Agent may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Borrower or such other applicable party may, by delivering to the Collateral Agent a revised certificate, change the information previously provided by it pursuant to the Agreement, but the Collateral Agent shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(n)The right of the Collateral Agent to perform any discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.
(o)Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any other information concerning the Borrower, the servicer or any other parties to any related documents which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
(p)If the Collateral Agent requests instructions from the Borrower or the Lenders with respect to any action or omission in connection with this Agreement, the Collateral Agent shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Collateral Agent shall have received written instructions from the Borrower or the Lenders, as applicable, with respect to such request.
(q)In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.
(r)In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Collateral Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Collateral Agent’s control whether or not of the same class or kind as specified above.
(s)The Collateral Agent shall not be liable for failing to comply with its obligations under this Agreement in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required.
(t)The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other related document if such action (A) would, in the reasonable opinion of the Collateral Agent, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable Law, this Agreement or any other related document, or (B) is not provided for in this Agreement or any other related document.
(u)The Collateral Agent shall not be required to take any action under this Agreement or any related document if taking such action (A) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
(v)Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, the Collateral Agent shall be under no obligation (i) to monitor, determine or verify the unavailability or cessation of One-Month LIBOR (or other applicable benchmark interest rate), or whether or when there has occurred, or to give notice to any other Person of the occurrence of, any date on which such rate may be required to be transitioned or replaced in accordance with the terms of the Transaction Documents, applicable law or otherwise, (ii) to select, determine or designate any replacement to such rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any modifier to any replacement or successor index, or (iv) to determine whether or what any amendments to this Agreement or the other Transaction Documents are necessary or advisable, if any, in connection with any of the foregoing.
(w)The Collateral Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement or any other Transaction Document to which it is a party, whether or not an original or a copy of such agreement has been provided to the Collateral Agent.
SECTION IX.3 Collateral Agent Not Liable for Recitals. The Collateral Agent assumes no responsibility for the correctness of the recitals contained in this Agreement. Except as set forth in Section 9.16, the Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of any asset of the Collateral or related document. The Collateral Agent shall not be accountable for the use or application by the Borrower or the Seller of any of the Facility Loans or of the proceeds of such Facility Loans, or for the use or application of any funds paid to the Seller or to the Borrower in respect of the Collateral or deposited in or withdrawn from the Collection Account by the Servicer.
SECTION IX.4 Individual Rights of the Collateral Agent. The Collateral Agent in its individual or any other capacity may deal with the Borrower or an Affiliate of the Borrower with the same rights it would have if it were not Collateral Agent. Any Paying Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Collateral Agent must comply with Sections 9.9 and 9.11.
SECTION IX.5 Notice of Defaults. If a Default, Event of Default or Rapid Amortization Event occurs and is continuing and if a Trust Officer of the Collateral Agent receives written notice or has actual knowledge thereof, the Collateral Agent shall promptly provide notice thereof to each Lender, to the extent possible by email or facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Register.
SECTION IX.6 Compensation.
(a)To the extent not otherwise paid pursuant to this Agreement, the Borrower covenants and agrees to pay to the Collateral Agent from time to time, and the Collateral Agent shall be entitled to receive, such compensation as the Borrower and the Collateral Agent shall agree in writing from time to time for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Collateral Agent, and, the Borrower will pay or reimburse the Collateral Agent (without reimbursement from the Collection Account or otherwise) all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Collateral Agent) incurred or made by the Collateral Agent in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own willful misconduct or negligence.
(b)The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent and shall be paid in accordance with Section 3.8.
SECTION IX.7 Replacement of the Collateral Agent.
(a)A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 9.7.
(b)The Collateral Agent may, after giving sixty (60) days’ prior written notice to the Borrower, the Lenders and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Collateral Agent shall be effective until a successor Collateral Agent has assumed the obligations of the Collateral Agent hereunder. The Borrower may, with prior written notice to all Lenders and the prior written consent of the Controlling Class, remove the Collateral Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor Collateral Agent if:
(i)the Collateral Agent fails to comply with Section 9.9;
(ii)a court or federal or state bank regulatory agency having jurisdiction in the premises in respect of the Collateral Agent shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Collateral Agent or for any substantial part of the Collateral Agent’s property, or ordering the winding-up or liquidation of the Collateral Agent’s affairs;
(iii)the Collateral Agent consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Collateral Agent or for any substantial part of the Collateral Agent’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;
(iv)the Collateral Agent fails in any material respect to duly observe or perform any covenants, obligations or agreements of the Collateral Agent set forth in this Agreement or any other Transaction Document, which failure, solely to the extent capable of cure, continues unremedied for a period of ten (10) Business Days after the earlier of discovery by the Collateral Agent or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Collateral Agent; or
(v)the Collateral Agent becomes incapable of acting.
If the Collateral Agent resigns or is removed or if a vacancy exists in the office of the Collateral Agent for any reason, the Borrower shall promptly appoint a successor Collateral Agent, acceptable to the Controlling Class by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor Collateral Agent.
(c)If a successor Collateral Agent does not take office within thirty (30) days after the retiring Collateral Agent provides written notice of its resignation or is removed, the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.
A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring or removed Collateral Agent and to the Borrower. Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Collateral Agent under this Agreement. The successor Collateral Agent shall mail a notice of its succession to Lenders. The retiring Collateral Agent shall, at the expense of the Borrower, promptly transfer to the successor Collateral Agent all property held by it as Collateral Agent and all documents and statements held by it hereunder; provided, however, that all sums owing to the retiring Collateral Agent hereunder (and its agents and counsel) have been paid, and the Borrower and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties and obligations. Notwithstanding replacement of the Collateral Agent pursuant to this Section 9.7, the Borrower’s obligations under Sections 9.6 and 9.17 shall continue for the benefit of the retiring Collateral Agent.
(d)Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent pursuant to any of the provisions of this Section 9.7 shall not become effective until acceptance of appointment by the successor Collateral Agent pursuant to this Section 9.7 and payment of all fees and expenses owed to the retiring Collateral Agent.
(e)No successor Collateral Agent shall accept appointment as provided in this Section 9.7 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 9.9 hereof.
SECTION IX.8 Successor Collateral Agent by Merger, etc. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such Person shall be eligible under the provisions of Section 9.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
SECTION IX.9 Eligibility: Disqualification. The Collateral Agent hereunder shall at all times be organized and doing business under the Laws of the United States of America or any State thereof authorized under such Laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least BBB- (or the equivalent thereof) by the Rating Agency or, if not rated by the Rating Agency, by another rating agency, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to Law, then for the purpose of this Section 9.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 9.9, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 9.7.
SECTION IX.10 Appointment of Co-Collateral Agent or Separate Collateral Agent.

(a)Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 9.10 such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable. No co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor collateral agent under Section 9.9 and no notice to Lenders of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 9.7. No co-collateral agent shall be appointed without the consent of the Borrower unless such appointment is required as a matter of Law or to enable the Collateral Agent to perform its functions hereunder. The appointment of any co-collateral agent or separate collateral agent shall not relieve the Collateral Agent of any of its obligations hereunder.
(b)Every separate collateral agent and co-collateral agent shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or co-collateral agent jointly (it being understood that such separate collateral agent or co-collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any Law (whether as Collateral Agent hereunder or as successor to the Servicer under the Servicing Agreement), the Collateral Agent shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate collateral agent or co-collateral agent, but solely at the direction of the Collateral Agent;
(ii)no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agents, hereunder, including acts or omissions of predecessor or successor collateral agents;
(iii)the Collateral Agent may at any time accept the resignation of or remove any separate collateral agent or co-collateral agent; and
(iv)the Collateral Agent shall remain primarily liable for the actions of any co-collateral agent.

(c)Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or co-collateral agent shall refer to this Agreement and the conditions of this Article IX. Each separate collateral agent and co-collateral agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent and a copy thereof given to the Servicer.
(d)Any separate collateral agent or co-collateral agent may at any time constitute the Collateral Agent, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by Law, without the appointment of a new or successor Collateral Agent.
SECTION IX.11 [Reserved].
SECTION IX.12 Taxes. The Collateral Agent shall not be liable for any liabilities, costs or expenses of the Borrower or the Lenders arising under any tax Law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
SECTION IX.13 [Reserved].
SECTION IX.14 Suits for Enforcement. If an Event of Default shall occur and be continuing, the Collateral Agent, may (but shall not be obligated to) subject to the provisions of Section 2.01 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of any Secured Party under this Agreement or any other Transaction Document by a Proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or such other Transaction Document or in aid of the execution of any power granted in this Agreement or such other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Collateral Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Collateral Agent or any Secured Party.
SECTION IX.15 Reports by Collateral Agent to Lenders. The Collateral Agent shall deliver to each Lender such information as may be expressly required by the Code.
SECTION IX.16 Representations and Warranties of Collateral Agent. The Collateral Agent represents and warrants to the Borrower and the Secured Parties that:

(a)the Collateral Agent is a national banking association with trust powers duly organized, existing and authorized to engage in the business of banking under the Laws of the United States;
(b)the Collateral Agent has full power, authority and right to execute, deliver and perform this Agreement in its various capacities and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;
(c)this Agreement has been duly executed and delivered by the Collateral Agent; and
(d)the Collateral Agent meets the requirements of eligibility hereunder set forth in Section 9.9.
SECTION IX.17 The Borrower Indemnification of the Collateral Agent. The Borrower shall fully indemnify, defend and hold harmless the Collateral Agent (and any predecessor Collateral Agent) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained of whatever kind or nature regardless of their merit, demanded, asserted, or claimed directly or indirectly relating to any acts, omissions or alleged acts or omissions arising out of the activities of the Collateral Agent pursuant to this Agreement and any other Transaction Document to which it is a party or any transaction contemplated hereby or thereby, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Borrower shall not indemnify the Collateral Agent or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Collateral Agent. The indemnity provided herein shall (i) survive the termination of this Agreement and the resignation and removal of the Collateral Agent, (ii) apply to the Collateral Agent (including (a) in its capacity as Paying Agent or any other capacity hereunder and (b) Wilmington Trust, National Association, as Securities Intermediary, Depository Bank, Depositor Loan Trustee and Owner Trustee) and (iii) apply to Wilmington Trust, National Association, in its capacity as Collateral Trustee.
SECTION IX.18 Collateral Agent’s Application for Instructions from the Borrower. Any application by the Collateral Agent for written instructions from the Borrower or the initial Servicer may, at the option of the Collateral Agent, set forth in writing any action proposed to be taken or omitted by the Collateral Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 9.1, the Collateral Agent shall not be liable for any action taken by, or omission of, the Collateral Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Borrower or the initial Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Collateral Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION IX.19 [Reserved].
SECTION IX.20 Maintenance of Office or Agency. The Collateral Agent will maintain an office or offices, or agency or agencies, where notices and demands to or upon the Collateral Agent in respect of the Facility Loans and this Agreement may be served. The Collateral Agent initially appoints its Corporate Trust Office as its office for such purposes. The Collateral Agent will give prompt written notice to the Borrower, the Servicer and the Lenders of any change in the location of the Register or any such office or agency.
SECTION IX.21 Concerning the Rights of the Collateral Agent. The rights, privileges and immunities afforded to the Collateral Agent in the performance of its duties under this Agreement shall apply equally to the performance by the Collateral Agent of its duties under each other Transaction Document to which it is a party.
SECTION IX.22 Direction to the Collateral Agent. The Borrower hereby directs the Collateral Agent to enter into the Transaction Documents.
ARTICLE X.

MISCELLANEOUS
SECTION X.1Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be made in accordance with the requirements set forth in Section 6.9, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment to this Agreement or any other Transaction Document that adversely affects the rights, duties or immunities of the Collateral Agent (in any capacity), the Collateral Trustee, the Paying Agent, the Depositor Loan Trustee, the Owner Trustee, the Securities Intermediary or the Depositary Bank shall be effective without the written consent of such affected party. In executing any amendment, the Collateral Agent and the Paying Agent shall be entitled to receive and shall be fully protected in relying upon, an Officer’s Certificate of the Borrower and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized, permitted or not prohibited (as the case may be) by the Transaction Documents and all conditions precedent to the execution of such amendment or supplemental indenture have been satisfied.
SECTION X.2Notices. All notices and other communications hereunder, except as herein otherwise specifically provided, shall be in writing and delivered to the intended party at the applicable address, facsimile number or email address set forth below (or such other address, facsimile number or email address as shall be designated by the applicable party in a written notice delivered to the other parties hereto):
if to Goldman Sachs Bank USA, shall be mailed, delivered, emailed or faxed and confirmed at the following address:
Goldman Sachs Bank USA
2001 Ross Ave, Suite 2800
Dallas, Texas 75201

Attention: Consumer Warehouse Lending
Facsimile: [****]
Email: [****]
if to Jefferies Funding LLC, shall be mailed, delivered, emailed or faxed and confirmed at the following address:
Jefferies Funding LLC
520 Madison Avenue
New York, New York 10011
Attention: General Counsel
Facsimile: [****]
if to JPMorgan Chase Bank, N.A. or Chariot Funding LLC, shall be mailed, delivered, emailed or faxed and confirmed at the following address:
JPMorgan Chase Bank, N.A.
10 S Dearborn St
Chicago, Illinois 60603
Attention: CCSL Warehouse Lending
Facsimile: [****]
Email: [****]
if to Morgan Stanley Bank, N.A., shall be mailed, delivered, emailed or faxed and confirmed at the following address:
Morgan Stanley Bank, N.A.
1585 Broadway, 24th Floor
    New York, New York  10036
    Attention:  SPG Warehouse Lending
    Telephone:  [****]
    Email:  [****]
with a copy to:
Morgan Stanley Bank, N.A.
    One Utah Center, 201 South Main Street
    Salt Lake City, Utah  84111

with an additional copy to:
Morgan Stanley Bank, N.A.
    1 New York Plaza, 41st Floor
    New York, New York  10004
    Attention:  Tom O’Donnell
    Telephone:  [****]
Email:  [****]
if to any other Lender, shall be mailed, delivered, emailed or faxed and confirmed to such Lender at the address set forth in the Assignment Agreement or other agreement pursuant to which it became a Lender; provided that any notice required to be delivered to a Bank Sponsored Lender shall be deemed delivered if delivered to the related Committed Lender;
if to the Seller, shall be mailed, delivered, emailed or faxed and confirmed to the Seller at the following addresses:
Oportun, Inc.
2 Circle Star Way
San Carlos, California 94070
Attention: Joan Aristei, Esq.
Facsimile: [****]
E-mail: [****]
if to the Borrower, shall be mailed, delivered, emailed or faxed and confirmed to the Borrower at the following address:
c/o Wilmington Trust, National Association
1100 N. Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

with an additional copy to the Administrator:

PF Servicing, LLC
2 Circle Star Way
San Carlos, California 94070
Attention: Joan Aristei, Esq.
Facsimile: [****]
E-mail: [****]
SECTION X.3No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION X.4Binding Effect; Assignability. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Lender. Any Lender may sell, transfer or assign all or any portion of its interest in the Facility Loans (and its rights to receive any payments in respect thereof, including in connection with any collateral securing payment with respect to such Facility Loans) to any other Person with the prior written consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that no such consent shall be required with respect to any sale, transfer or assignment (i) to any Affiliate of a Lender, (ii) by any Excluded Lender, or (iii) at any time an Event of Default, Default, Rapid Amortization Event or Servicer Default has occurred and is continuing; provided, further, that any such transfer, participation or assignment shall only be made in compliance with the transfer restrictions set forth in this Agreement and that each sale, transfer and assignment by a Lender shall be made pursuant to an Assignment Agreement.
(b)Each Lender or any assignee permitted pursuant to subsection (a) above may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a “Participant”) participating interests in all or a portion of its rights and obligations under this Agreement; provided, that any such transfer, participation or assignment shall only be made in compliance with the transfer restrictions set forth in this Agreement. Notwithstanding any such sale by any Lender or assignee of participating interests to a Participant, such Lender’s or assignee’s rights and obligations under this Agreement shall remain unchanged, such Lender or assignee shall remain solely responsible for the performance thereof, and the other parties hereto shall continue to deal solely and directly with such Lender or assignee in connection with the Lender’s or assignee’s rights and obligations under this Agreement. All amounts payable to any such Participant shall be limited to the amounts which would have been payable to such Lender or assignee selling such participating interest had such interest not been sold.
(c)This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Facility Loans shall have been paid in full.
(d)Certain Pledges. Without limiting the right of any Lender to sell, transfer, assign or grant participations to any Person as otherwise described in this Section 10.4, any Lender may pledge, or grant a security interest in, all or any portion of its rights under this Agreement to secure its obligations to a Federal Reserve Bank or any other Person without any notice to, or consent of, any Oportun Entity; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations under this Agreement or substitute any such pledgee or grantee for such Lender as a party to this Agreement.
(e)Each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment Agreement) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances to any Person unless such Person is a Qualified Purchaser. By obtaining (by assignment, participation or otherwise) any rights or obligations of any Lender under this Agreement (including in any Facility Loan) and the other Transaction Documents, the Person obtaining such rights or obligations confirms and agrees that it is a Qualified Purchaser. Any assignment or acquisition not in compliance with the foregoing sentence shall be void ab initio and of no force or effect, and shall not be effective to transfer any interest whatsoever herein.
(f)Upon the settlement of any assignment, the Registrar, based solely on information provided to it by Issuer Order or Administrator Order containing such information as shall be required for the Registrar to maintain the Register pursuant to Section 2.1(d) of this Agreement, shall update the Register to reflect such assignment.
SECTION X.5Confidentiality. Unless otherwise consented to by the Controlling Class, each of the Borrower, the Depositor and the Seller hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by any Lender, to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to the Controlling Class to be bound by this Section 10.5), auditors and attorneys or as required by applicable law; provided, however, that the Seller or an Affiliate thereof may file with the Commission this Agreement and any other documents (other than the Fee Letters) required to be filed as a material contract under the Securities Act.
SECTION X.6GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION X.7Wavier of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.
SECTION X.8Lending Decision. Each Lender acknowledges that it has, independently and without reliance upon any other Lender or any other party hereto (in any capacity), and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to make Advances with respect to the Facility Loans. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender, any other party hereto (in any capacity) or any of their Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.
SECTION X.9Execution in Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Each of the parties hereto agrees that this transaction may be conducted by electronic means. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.
SECTION X.10No Recourse. Notwithstanding anything to the contrary contained herein, the obligations of each Lender under this Agreement are solely the corporate obligations of such Lender. Each of the Lenders shall be severally and not jointly obligated with respect to the obligations of the Lenders set forth under this Agreement and each of the other Transaction Documents.
No recourse under any obligation, covenant or agreement of any Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Lender (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Lender (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.
SECTION X.11Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement (including, without limitation, in Article VIII and Section 10.10), and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the assignment or repayment of the Facility Loans.
SECTION X.12Recourse. The obligations of the Borrower under this Agreement and the Facility Loans are full-recourse obligations of the Borrower.
SECTION X.13Waiver of Special Damages. In no event shall any Lender be liable under or in connection with this Agreement or any other Transaction Document to any Person for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.
SECTION X.14Right of Setoff. If a Rapid Amortization Event or Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or any such Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.
SECTION X.15Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION X.16Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION X.17Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)For purposes of this Section 10.17:
(i)“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)“Covered Entity” means any of the following:
(A)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION X.18Intercreditor Agreement. The Collateral Agent shall, and is hereby authorized and directed to, execute and deliver the Intercreditor Agreement, and perform the duties and obligations, and appoint the Collateral Trustee, as described in the Intercreditor Agreement. Upon receipt of (a) a Borrower Order, (b) an Officer’s Certificate of the Borrower stating that such amendment or replacement intercreditor agreement, as the case may be, will not cause a Material Adverse Effect, (c) evidence of written notice to all Lenders and the written consent of the Controlling Class to such amendment or replacement intercreditor agreement, as the case may be, which consent shall not be unreasonably withheld, and (d) an Opinion of Counsel stating that all conditions precedent to the execution of such amendment or replacement intercreditor agreement, as the case may be, provided for in this Section 10.18 have been satisfied, the Collateral Agent shall, and shall thereby be authorized and directed to, execute and deliver, and direct the Collateral Trustee to execute and deliver, (x) one or more amendments to the Intercreditor Agreement and/or (y) one or more replacement intercreditor agreements and such documentation as is required to terminate the Intercreditor Agreement then in effect, in each case to accommodate additional financings entered into by Affiliates of the Borrower.
SECTION X.19Return of Certain Payments.
(a)Each Lender (and each Participant of any Lender) hereby acknowledges and agrees that if the Paying Agent notifies such Lender that the Paying Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Recipient”) from the Paying Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment as to which such a demand was made. A notice of the Paying Agent to any Recipient under this Section shall be conclusive, absent manifest error.
(b)Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Paying

Agent (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Paying Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Paying Agent of such occurrence and, upon demand from the Paying Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)Any Payment required to be returned by a Recipient under this Section shall be made in immediately available funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Paying Agent at the greater of the rate set forth in clause (i) of the definition of Alternative Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Paying Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
SECTION X.20Entire Agreement. This Agreement and the exhibits hereto and the other Transaction Document set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.
SECTION X.21Owner Trustee Limitation of Liability. Notwithstanding anything herein or in any Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee (the “Owner Trustee”) of the Borrower, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but made and intended for the purpose of binding only the Borrower, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Borrower in this Agreement and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other related document.
SECTION X.22Multiple Capacities. It is expressly acknowledged, agreed and consented to that Wilmington Trust, National Association will be acting in the capacities of Depositor Loan Trustee, Owner Trustee, Collateral Agent, Securities Intermediary, Depositary Bank, Paying Agent and Registrar. It is acknowledged and agreed that Wilmington Trust, National Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust, National Association of express duties set forth in this Agreement or any other Transaction Document in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and any other Person having rights pursuant hereto or thereto.

[Remainder of page intentionally left blank — signature page follows.]IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
OPORTUN PLW TRUST,
as Borrower
By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee of the Borrower

By: /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

OPORTUN PLW DEPOSITOR, LLC,
as Depositor

By: /s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Treasurer

OPORTUN, INC.,
as Seller

By: /s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer

GOLDMAN SACHS BANK USA,
as a Committed Lender

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

JEFFERIES FUNDING LLC,
as a Committed Lender

By: /s/ Michael Wade
Name: Michael Wade
Title: Managing Director

JPMORGAN CHASE BANK, N.A.,
as a Committed Lender

By: /s/ Abide Kakou
Name: Abide Kakou
Title: Executive Director

CHARIOT FUNDING LLC,
as a Bank Sponsored Lender

By: /s/ Abide Kakou
Name: Abide Kakou
Title: Executive Director

MORGAN STANLEY BANK, N.A.,
as a Committed Lender

By: /s/ Lilia Dobreva
Name: Lilia Dobreva
Title: Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By: /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Paying Agent

By: /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Intermediary

By: /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Depositary Bank

By: /s/ Drew H. Davis
Name: Drew H. Davis
Title: Vice President